           Prospectus supplement to prospectus dated March 29, 2000

                 Federal Agricultural Mortgage Corporation

                                FARMER MAC

                                Guarantor

                Farmer Mac Mortgage Securities Corporation

                                Depositor

       $9,613,602 Guaranteed Agricultural Mortgage-Backed Securities,

                              Series 8/30/00

Consider carefully the risk factors beginning on page S-6 in this prospectus supplement and on page 11 in the prospectus.

This prospectus supplement does not contain complete information about this offering. There is additional information in the prospectus. You should read both this prospectus supplement and the prospectus in full. This prospectus supplement may be used to offer and sell certificates only if accompanied by the prospectus.


     We will create a trust fund to hold three pools of agricultural real estate mortgage loans and issue certificates backed by those loans. The trust fund will issue-

                   Class JM1017       Class KM1017       Class LM1017     Class RM1010
                   ------------       ------------       ------------     ------------
 Approximate
 original           $2,408,623         $4,909,889         $1,160,654       $1,134,436
 principal
 amount(1)

 CUSIP number       31317 CAS 5        31317 DAS 3        31317 EAS 1      31317 RAK 1

 Approximate
 initial              7.871%             8.020%             8.376%           7.530%
 pass-through
 rate(2)

 Payment             Monthly             Monthly           Monthly          Monthly
 frequency

 First
 distribution      September 25,      September 25,      September 25,    September 25,
 date                  2000              2000                2000             2000

 Final
 distribution      August 25, 2030   August 25, 2030    August 25, 2030   June 25, 2030
 date

 (1)  May be up to 5% more or less.
 (2) Will vary with the weighted average of the interest rates for the mortgage loans in each pool as described in this prospectus supplement.

     The Federal Agricultural Mortgage Corporation, which is also known as Farmer Mac, guarantees the timely payment of interest on and principal of the certificates. The obligations of Farmer Mac under this guarantee are obligations solely of Farmer Mac and are not obligations of, and are not guaranteed by, the Farm Credit Administration, the United States or any agency or instrumentality of the United States, other than Farmer Mac, and are not backed by the full faith and credit of the United States.

      We will not list the certificates on any national securities exchange or on any automated quotation system of any registered securities association, such as NASDAQ.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      The Depositor is offering the certificates directly. Proceeds to the Depositor from the sale of the certificates will be approximately 101.32%, 101.67%, 101.73% and 101.15% of the aggregate original principal amount of the Class JM1017 certificates, Class KM1017 certificates, Class LM1017 and Class RM1010 certificates, respectively, plus, in each case, accrued interest on the certificates from August 1, 2000, before deducting expenses payable by the Depositor estimated at $5,000.

                                 August 30, 2000

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF TERMS............................................................ S-3
RISK FACTORS................................................................ S-6
   Disproportionately Large Mortgage Loans in Some Pools May Adversely Affect
    Yield on Certificates................................................... S-6
   Limited Number of Mortgage Loans in Some Pools May Adversely Affect
    Yield on Certificates................................................... S-6
   Character of Mortgage Loans in Some Pools May Result in an Increased
    Likelihood of Prepayments............................................... S-6
DESCRIPTION OF THE MORTGAGE LOANS........................................... S-7
DESCRIPTION OF THE CERTIFICATES............................................. S-8
FARMER MAC................................................................. S-11
FARMER MAC GUARANTEE....................................................... S-11
OUTSTANDING GUARANTEES..................................................... S-11
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.............................. S-12
DESCRIPTION OF THE AGREEMENTS.............................................. S-14
THE DEPOSITOR.............................................................. S-15
FEDERAL INCOME TAX CONSEQUENCES............................................ S-15
ERISA CONSIDERATIONS....................................................... S-16
LEGAL INVESTMENT........................................................... S-16
METHOD OF DISTRIBUTION..................................................... S-17
FORWARD-LOOKING STATEMENTS................................................. S-17
INDEX OF PRINCIPAL TERMS................................................... S-18
ANNEX I:  DESCRIPTION OF THE QUALIFIED LOAN POOLS........................... A-1

      We provide information to you about the certificates we are offering in two separate documents that progressively provide more detail:

        o the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

        o this prospectus supplement, which describes the specific terms of your certificates.

      If the description of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

                                SUMMARY OF TERMS

       This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

                               OFFERED SECURITIES

       Farmer Mac Mortgage Securities Corporation (the "Depositor"), a wholly owned subsidiary of Farmer Mac, is forming a trust fund to issue Guaranteed Agricultural Mortgage-Backed Securities (the "Certificates") in three classes, as listed on the cover page of this prospectus supplement. The Certificates represent beneficial ownership interests in the trust fund. The trust fund assets consist of:

               o four pools of part-time farm agricultural real estate mortgage loans, each of which is secured by a single-family, owner-occupied, detached residence that generally constitutes at least 30% of the total appraised value of the property and that is used as the borrower's primary residence or second home;

               o  proceeds and collections on these loans; and

               o a guarantee of timely payment of principal and interest on the Certificates by Farmer Mac.

     Each class of Certificates will separately represent the right to receive distributions derived primarily from amounts collected on mortgage loans in a specific pool. Each class of Certificates has the same designation as the designation the Depositor has given to the related pool of mortgage loans. Therefore,
               o if you hold Class JM1017 Certificates, you will be entitled to receive amounts collected on the mortgage loans in the pool designated as JM1017;

               o if you hold Class KM1017 Certificates, you will be entitled to receive amounts collected on the mortgage loans in the pool designated as KM1017;

               o if you hold Class LM1017 Certificates, you will be entitled to receive amounts collected on the mortgage loans in the pool designated as LM1017; and

               o if you hold Class RM1010 Certificates, you will be entitled to receive amounts collected on the mortgage loans in the pool designated as RM1010.

      Each class of Certificates will be issued in an original principal amount approximately equal to the original principal amount of its corresponding pool of mortgage loans, subject to a permitted variance of plus or minus 5% as described in "Description of the Certificates - General" in this prospectus supplement.

                        DISTRIBUTIONS ON THE CERTIFICATES

      Distributions on each class of Certificates offered by this prospectus supplement will be made on a monthly basis. A distribution will occur for each class of Certificates on the 25th day of each month. In each case, if a distribution date falls on a day that is not a business day, the distribution will be made on the next business day. The first distribution date for each class of Certificates is listed on the cover page of this prospectus supplement.

      Distributions on the Certificates will be made only to those persons in whose names the Certificates are registered on the close of business on the last business day of the month prior to the month in which the distribution date occurs.

Distributions of Interest

      The Certificates of each class will accrue interest during each related Interest Accrual Period at the pass-through rate described in "Description of the Certificates - Distributions - Interest" in this prospectus supplement. Accrued interest will be due on each distribution date.

      Each "Interest Accrual Period" begins on the first day of the month in which the previous distribution date for that particular class occurred and ends on and includes the last day of the month preceding the month in which the current distribution date for that particular class occurs. However, the first Interest Accrual Period for each class will begin on August 1, 2000 and end on and include the last day of the month preceding the month in which the first distribution date for that particular class occurs.

Distributions of Principal

      On each distribution date, the trustee will distribute principal on each class of Certificates in an aggregate amount equal to the sum of the following for the corresponding pool:

   o the principal portion of all scheduled payments (including any balloon payments) on the mortgage loans in the pool due during the preceding Due Period,

                                   -- plus --

   o the scheduled principal balance of each mortgage loan included in the pool that was repurchased or became a liquidated mortgage loan - if Farmer Mac, as the master servicer of the mortgage loans, has determined that all amounts to be received on the mortgage loan have been recovered - during the preceding Due Period,

                                   -- plus --

   o all full or partial principal prepayments received on the mortgage loans in the pool during the preceding Due Period.

      Each "Due Period" begins on the second day of the month in which the previous distribution date occurred and ends on the first day of the month in which the related distribution date occurs. However, the first Due Period will begin on August 2, 2000 and end on the first day of the month in which the related distribution date occurs.

                              THE GUARANTEE

      Farmer Mac guarantees the timely payment of interest on and principal of the Certificates (including any principal payments with respect to balloon payments on the related mortgage loans).

       Farmer Mac's obligations are not backed by the full faith and credit of the United States.

      See "Farmer Mac Guarantee" in this prospectus supplement and "Description of the Trust Funds - The Assets in Each Trust Fund - Farmer Mac's Guarantee" in the prospectus for additional information concerning Farmer Mac's guarantee.

                           THE MASTER SERVICER

      Farmer Mac will act as master servicer of the mortgage loans. The mortgage loans will be directly serviced by one or more mortgage servicing institutions we call central servicers, each of which will act on behalf of Farmer Mac under a servicing contract, which may be supplemented from time to time.

                           OPTIONAL TERMINATION

      Under the conditions described in "Description of the Agreements - Optional Termination" in this prospectus supplement, Farmer Mac, as master servicer, has the right to terminate the trust fund and retire the Certificates.

                               THE TRUSTEE

      The trustee for the Certificates will be U.S. Bank Trust National Association, a national banking association organized and existing under the federal laws of the United States.

                         FEDERAL INCOME TAX CONSEQUENCES

     The trust fund will be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. No election will be made to treat the trust fund as a real estate mortgage investment conduit. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

                           ERISA CONSIDERATIONS

       Subject   to   important    considerations    described    under   "ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, if you are investing assets of employee benefit plans or individual retirement accounts, you can purchase the Certificates.

                            LEGAL INVESTMENT

       The Certificates will constitute securities guaranteed by Farmer Mac for purposes of Farmer Mac's charter. Subject to important considerations described under "Legal Investment" in this prospectus supplement and in the accompanying prospectus, the Certificates will, by statute, be legal investments for some types of institutional investors.

       If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and the extent to which the Certificates constitute legal investments for you.

                  OFFICES OF FARMER MAC AND THE DEPOSITOR

     The principal executive offices of Farmer Mac and the Depositor are located at 919 18th Street, N.W., Washington, D.C. 20006. The telephone number there is 202/872-7700.

                              RISK FACTORS

       You should carefully consider the following risks, together with the risks set forth in "Risk Factors" in the prospectus, before investing in the Certificates. If any of the following risks actually occur, your investment could be materially and adversely affected.

       Disproportionately Large Mortgage Loans in Some Pools May Adversely Affect Yield on Certificates. Each of Pool JM1017, Pool LM1017 and Pool RM1010 contains some loans that have disproportionately large outstanding principal balances as compared to the other loans in the pool. Specifically, as of August 1, 2000:

      o Pool JM1017 included four mortgage loans that constituted approximately 29.0%, 11.4%, 11.0% and 10.2% (by principal balance) of the aggregate principal balance of that pool;

      o Pool LM1017 included four mortgage loans that constituted approximately 33.6%, 21.1%, 19.7% and 10.9% (by principal balance) of the aggregate principal balance of that pool; and

      o  Pool   RM1010   included   three   mortgage   loans  that   constituted
         approximately 18.2%, 15.9%, and 15.5% (by principal balance) of the aggregate principal balance of that pool.

      The  impact  of losses  on  individual  mortgage  loans,  which  result in accelerated prepayments of principal under Farmer Mac's guarantee, and, therefore, on the yield on related Certificates will be more severe in pools consisting of disproportionately large loans. If losses result in early principal payments, and if the anticipated yield on your Certificates - taking into account the purchase price you paid - is higher than prevailing market yields when these payments occur, your overall investment return will be less than anticipated.

      In addition, principal payments, including voluntary prepayments - which may be made in whole or in part at any time without penalty - and prepayments due to defaults, liquidations and otherwise, on disproportionately large loans will have much more of an effect on the pass-through rate and, therefore, the yield of the related class of Certificates than other loans in the pools. To the extent any disproportionately large loan bears interest at rate, net of fees and expenses, in excess of the then applicable pass-through rate on the Certificates related to the pool, principal payments on the loan will lower the pass-through rate for the Certificates in future Interest Accrual Periods because the weighted average mortgage loan rate for the pool will decline. The result of a lower pass-through rate will be that you will receive less interest on your Certificates.

      Limited Number of Mortgage Loans in Some Pools May Adversely Affect Yield on Certificates. As of August 1, 2000, Pool JM1017, Pool KM1017, Pool LM1017 and Pool RM1010 included 11, 20, 6 and 8 mortgage loans. As is the case with mortgage loans having disproportionately large outstanding principal balances as described in the preceding risk factor, the impact of losses on individual mortgage loans will be more severe in mortgage pools consisting of relatively few mortgage loans.

      Character of Mortgage Loans in Some Pools May Result in an Increased Likelihood of Prepayments. Each of the mortgage loans in the trust fund will have a fixed rate term of three, five, seven or ten years followed by one year adjustable rate terms to the maturity date of each mortgage. The prepayment behavior of these loans may differ from that of other mortgage loans. As an adjustable rate mortgage loan with an initial fixed rate term approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid periodic changes to the periodic payment amount or an increase in the interest rate after the initial fixed rate period, even if fixed rate loans are available only at rates that are slightly lower or even higher than the interest rate before adjustment.

                        DESCRIPTION OF THE MORTGAGE LOANS

       The Trust Fund will consist primarily of four pools of agricultural real estate mortgage loans (collectively, the "Qualified Loans") that will be assigned to the Trust Fund by the Depositor. For a detailed description of the characteristics of the Qualified Loans in each pool, see "Annex I: Description of the Qualified Loan Pools" at the end of this prospectus supplement. The aggregate outstanding principal balance of the Qualified Loans in each pool is subject to the permitted variance described in "Description of the Certificates
- General" in this prospectus supplement. Each Qualified Loan is secured by a first lien on Agricultural Real Estate (the "Mortgaged Properties"). "Agricultural Real Estate" is a parcel or parcels of land, which may be improved by buildings and machinery, fixtures and equipment or other structures permanently affixed to the parcel or parcels, that (1) are used for the production of one or more agricultural commodities and (2) include at least five acres or produce minimum annual receipts of $5,000.

      All of the Qualified Loans in Pool JM1017, Pool KM1017, Pool LM1017 and Pool RM1010 are part-time farm loans. Part-time farm loans are Qualified Loans made to borrowers who live on Agricultural Real Estate, but generally derive a significant portion of their income from off-farm employment. To qualify as a part-time farm:

      o the related Agricultural Real Estate must include a single-family, owner-occupied, detached residence that generally constitutes at least 30% of the total appraised value of the property and that is used as the borrower's primary residence or second home;

      o the borrower generates sufficient income from all sources to repay all creditors, as determined by two tests:

      o the borrower's monthly house payment-to-income ratio is generally 28% or less, and

      o the borrower's monthly debt payment-to-income ratio is generally 36% or less; and

      o the borrower has demonstrated sound credit characteristics through a history of timely debt repayment, generally based on a credit report with information from at least two national credit information repositories.

       The description of the Qualified Loans and the related Mortgaged Properties is based upon each pool as constituted at the close of business on August 1, 2000 (the "Cut-off Date"), as adjusted for any scheduled principal payments due on or before that date. Prior to the issuance of the Certificates, Qualified Loans may be removed from a pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate, or as a result of prepayments in full. A limited number of other Qualified Loans may be added to any pool prior to the issuance of the Certificates unless including those Qualified Loans would materially alter the characteristics of the pool as described herein. The Depositor believes that the information set forth in "Annex I: Description of the Qualified Loan Pools" will be representative of the characteristics of each pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and maturities and other characteristics of the Qualified Loans in the pool may vary. Pursuant to the Sale Agreement, the related Seller has made limited representations and warranties with respect to the Qualified Loans and their origination in accordance with Farmer Mac's Underwriting and Appraisal Standards (the "Underwriting Standards"). See "Description of the Trust Funds - Qualified Loans - General" and "Description of the Agreements - Representations and Warranties; Repurchases" in the prospectus.

      The information in "Annex I: Description of the Qualified Loan Pools" with respect to the Qualified Loans will be revised to reflect any adjustments in the composition of the Trust Fund and will be included in a Form 8-K to be filed with the Securities and Exchange Commission by September 14, 2000. The information will be available to Holders promptly thereafter through the facilities of the Commission as described under "Where You Can Find Additional Information" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued as a separate series under a Trust Agreement, dated as of June 1, 1996, as supplemented by an Issue Supplement dated as of the Cut-off Date (together, the "Trust Agreement"), each among Farmer Mac, the Depositor and the Trustee. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Trust Agreement and the Certificates. See "Description of the Certificates" and "Description of the Agreements" in the prospectus. Each class of Certificates will be issued in an initial Class Certificate Balance approximately equal to the original principal amount of the related pool subject to a permitted variance of plus or minus 5% with respect to each pool.

      The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") consisting primarily of (i) the Qualified Loans; (ii) the Farmer Mac Guarantee; and (iii) proceeds and collections on the Qualified Loans, deposited in, or held as investments in, the Collection Accounts and the Certificate Account, each as defined and described in the prospectus. Each pool of Qualified Loans is evidenced by a single class of Certificates bearing the same alpha-numerical designation as the underlying pool. Distributions of interest and principal on each class of Certificates will be calculated with reference to the Qualified Loans in the related pool.

      Farmer Mac has established a six-digit alpha-numerical pool numbering system to identify specific characteristics of the Qualified Loans in each pool and to facilitate Holders' access to the factor and other loan information to be published periodically by Farmer Mac with respect thereto. The first three digits are "loan identifiers." The first digit denotes the maximum original term to maturity of the Qualified Loans in the pool; the second digit denotes the scheduled payment frequency with respect to the Qualified Loans in the pool; the third digit denotes the first month in a calendar year in which a Distribution Date for the pool occurs. The last three digits sequentially designate pools with the same three loan identifiers. The table below summarizes Farmer Mac's pool numbering system:

 1 Digit                                          2nd Digit        3rd Digit
 --------                                         ---------        ---------
 A=15 year fixed  (with  yield  maintenance)     A = Annual       1 = January
 B=7  year fixed                                 S = Semi-annual  2 = April
 C=5  year conditional  balloon  re-set          Q = Quarterly    3 = July
 D=1  year adjustable                            M = Monthly      4 = October
 E=3  year adjustable
 F=5  year adjustable
 G=10 year fixed
 H=30 year fixed  (part-time  farm)
 I=15 year fixed  (partial  open prepay)
 J=5  year fixed/1 year adjustable (part-time farm)
 K=7  year fixed/1 year adjustable (part-time farm)
 L=10 year fixed/1 year adjustable  (part-time farm)
 M=15 year fixed (part-time  farm)
 R=3  year fixed/1 year adjustable  (part-time farm)
 V=1  month LIBOR adjustable

Book-Entry Certificates

      The Certificates will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry system of the Federal Reserve Banks (the "Fed book-entry system"), in minimum denominations in Certificate Balances of $1,000 and integral multiples of $1 in excess thereof.

      The Certificates will be maintained on the Fed book-entry system in a manner that permits separate trading and ownership. Each class of Certificates has been assigned a CUSIP number and will be tradable separately under that CUSIP number. The CUSIP number for each class is specified on the cover of this prospectus supplement.

      In accordance with the procedures established for the Fed book-entry system, the Federal Reserve Banks will maintain book-entry accounts with respect to the Certificates and make distributions on the Certificates on behalf of Farmer Mac, as master servicer, on the applicable Distribution Dates by crediting Holders' accounts at the Federal Reserve Banks.

      Those entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts the Certificates have been deposited are herein referred to as "Holders of Book-Entry Certificates." A Holder of Book-Entry Certificates is not necessarily the beneficial owner of a Certificate. Beneficial owners will ordinarily hold Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates - The Fed System" in the prospectus. The terms "Holder" and "Holders" used herein refer to both Holders of Book-Entry Certificates and holders of Certificates that are not Book-Entry Certificates, unless specific reference is made only to either Holders of Book-Entry Certificates or holders of Certificates that are not Book-Entry Certificates.

Distributions

      General. Distributions of principal and interest on the Certificates will be made on a monthly basis. The distribution dates will occur on the 25th day of each month, commencing on the date for each class set forth on the cover page of this prospectus supplement (each, a "Distribution Date"). If any of those days is not a Business Day (a "Business Day" is a day other than a Saturday, a Sunday, a day on which the Federal Reserve Bank of New York authorizes banking institutions in the Second Federal Reserve District to be closed, a day on which banking institutions in New York are authorized or required by law to be closed or a day on which Farmer Mac is closed), distributions will be made on the next succeeding Business Day to persons in whose names the Certificates are registered on the applicable Record Date. The "Record Date" for any class and related Distribution Date will be the close of business on the last Business Day of the month preceding the month in which the Distribution Date occurs.

      The final Distribution Date for each class of Certificates has been set to coincide with the latest maturing underlying Qualified Loan in the related pool.

      Interest. Interest on the Certificates of each class will be distributed on each Distribution Date for that class in an aggregate amount equal to the Accrued Certificate Interest for that Distribution Date and class. "Accrued Certificate Interest" for each Distribution Date and class will equal the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Class Certificate Balance of the class immediately prior to the Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. As of any date of determination, the "Class Certificate Balance" of any class of Certificates will equal the sum of the Certificate Balances of all Certificates of the same class and the "Certificate Balance" of any Certificate as of any date of determination will equal the original Certificate Balance thereof less all amounts distributed thereon in respect of principal on preceding Distribution Dates.

       As to any class and related Distribution Date, the "Interest Accrual Period" will be the period from the first day of the month of the preceding Distribution Date (or, in the case of the first Distribution Date for each class, from the Cut-off Date) through and including the last day of the month preceding the month of the current Distribution Date.

       Interest will accrue on the Certificates of each class at a variable rate per annum (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Rates of the Qualified Loans included in the related pool. For purposes hereof, the "Net Mortgage Rate" for each Qualified Loan will equal the interest rate thereon (the "Mortgage Interest Rate") less a rate representing the combined fees of the applicable central servicer, Farmer Mac, as master servicer, and Farmer Mac, as guarantor, (that amount, the "Administrative Fee Rate"). The weighted average Administrative Fee Rate as of the Cut-off Date for each pool is set forth in "Annex I: Description of the Qualified Loan Pools" hereto. The Pass-Through Rate for each pool and Distribution Date is calculated by (1) multiplying the outstanding balance of each Qualified Loan in that pool by its Net Mortgage Rate to derive the Qualified Loan's weighted interest amount ("Weighted Interest Amount"); (2) dividing the sum of all the pool's Weighted Interest Amounts by the Class Certificate Balance of the related class of Certificates, before giving effect to the distribution of principal on the related Distribution Date; and (3) truncating the interest rate to three decimal places.

       Principal. Principal in respect of each class will be distributed on each applicable Distribution Date in an aggregate amount equal to the Principal Distribution Amount for the related pool on the Distribution Date. On each Distribution Date, the "Principal Distribution Amount" for each pool as of each applicable Distribution Date will equal the sum of (i) the principal portion of all scheduled payments (including any balloon payments) on the Qualified Loans in that pool due during the preceding Due Period, (ii) the scheduled principal balance of each Qualified Loan included in that pool that was repurchased or became a Liquidated Qualified Loan during the preceding Due Period, and (iii) all full or partial principal prepayments received during the preceding Due Period. The "Due Period" for each pool and Distribution Date will commence on the second day of the month of the preceding Distribution Date (or, in the case of the first Distribution Date for each class, on the day following the Cut-off
Date) and will end on the first day of the month of the current Distribution Date. A "Liquidated Qualified Loan" is generally any defaulted Qualified Loan as to which Farmer Mac, as master servicer, has determined that all amounts to be received thereon have been recovered.

      Certificate Pool Factors. As soon as practicable following the fifth Business Day of each month of a Distribution Date, Farmer Mac will make available to financial publications and electronic services for each applicable pool of Qualified Loans, among other things, the factor (carried to eight decimal places) that, when multiplied by the original Certificate Balance of a Certificate evidencing an interest in that pool, will equal the remaining principal balance of the Certificate after giving effect to the distribution of principal to be made on the Distribution Date in that month.

Advances

       Under the terms of the various Servicing Contracts, all central servicers will be required to advance their own funds with respect to delinquent Qualified Loans. Because Farmer Mac guarantees timely distribution of interest and principal on the Certificates (including any balloon payments), the presence or absence of an advancing obligation will not affect distributions of interest and principal to Holders.

                              FARMER MAC

      The Federal Agricultural Mortgage Corporation, which is also known as Farmer Mac, is a federally chartered instrumentality of the United States established by Title VIII of the Farm Credit Act of 1971, as amended (the "Farmer Mac Charter"). See "Federal Agricultural Mortgage Corporation" in the prospectus.

                         FARMER MAC GUARANTEE

       Pursuant to the Trust Agreement, Farmer Mac will guarantee (the "Farmer Mac Guarantee") the timely distribution of interest accrued on the Certificates and the distribution of the full Principal Distribution Amount (including any balloon payments) for the related pool on each Distribution Date. In addition, Farmer Mac is obligated to distribute on a timely basis the outstanding Class Certificate Balance of each class of Certificates in full no later than the related Final Distribution Date (as set forth on the cover page of this prospectus supplement), whether or not sufficient funds are available in the Certificate Account.

       Farmer Mac's obligations under the Farmer Mac Guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States. Furthermore, Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will greatly exceed its resources, including its limited ability to borrow from the United States Treasury. See "Outstanding Guarantees" in this prospectus supplement and "Risk Factors - Farmer Mac's guarantee of the timely payment of interest on and principal of certificates is limited" and "Description of the Trust Funds - The Assets in Each Trust Fund" in the prospectus.

                             OUTSTANDING GUARANTEES

       As of the Cut-off Date, Farmer Mac had outstanding guarantees on approximately $2.5 billion aggregate principal amount of securities (including approximately $480 million of securities evidencing assets that are guaranteed by the Secretary of the United States Department of Agriculture). Farmer Mac is authorized to borrow up to $1.5 billion from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations. See "Federal Agricultural Mortgage Corporation" in the prospectus. As of the Cut-off Date, Farmer Mac had not borrowed any amounts from the Secretary of the Treasury to fund guarantee payments.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

       The rate of payment of principal on each class of Certificates and the yield to maturity thereof will correspond directly to the rate of payments of principal on the Qualified Loans in the related pool. The rate of payments of principal of the Qualified Loans will in turn be affected by the rate of principal prepayments thereon by borrowers, by liquidations of defaulted Qualified Loans, by repurchases as a result of defective documentation and breaches of representations and warranties or for other reasons. There is little or no historical data available to provide assistance in estimating the rate of prepayments and defaults on loans secured by Agricultural Real Estate generally or the Qualified Loans particularly.

      In the case of Qualified Loans, social, economic, political, trade, geographic, climatic, demographic, legal and other factors may influence prepayments and defaults, including the age of the Qualified Loans, the geographic distribution of the related Mortgaged Properties, the payment terms of the Qualified Loans, the characteristics of the borrowers, weather, economic conditions generally and in the geographic area in which the Mortgaged
Properties are located, enforceability of due-on-sale clauses, servicing decisions, the availability of mortgage funds, the extent of the borrowers' net equity in the Mortgaged Properties, mortgage market interest rates in relation to the effective interest rates on the Qualified Loans and other unforeseeable variables, both domestic and international, affecting particular commodity groups and the farming industry in general. Generally, if prevailing interest rates fall significantly below the interest rates on the Qualified Loans, the Qualified Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Qualified Loans. Conversely, if prevailing interest rates rise above the interest rates on the Qualified Loans, the rate of prepayment would be expected to decrease. There can be no certainty as to the rate of prepayments on the Qualified Loans during any period or over the lives of the Certificates. The rate of default on the Qualified Loans will also affect the rate of payment of principal on the Qualified Loans. Prepayments, liquidations and repurchases of the Qualified Loans will result in distributions to Holders of the related class of Certificates of amounts that would otherwise be distributed over the remaining terms of the Qualified Loans.

       All of the Qualified Loans include "due-on-sale" clauses; however, it is generally the policy of the central servicers not to enforce those clauses unless the transferee of the related Mortgaged Property does not meet the Underwriting Standards of Farmer Mac and the Servicing Contracts do not require any enforcement. In addition, at the request of the borrower, the applicable central servicer may allow the partial release of a Mortgaged Property provided the collateral property is reappraised and a partial prepayment is made such that the resulting loan-to-value ratio is no greater than 70% and the cash flows from the remaining property are sufficient to service the remaining debt. A partial release may result in a prepayment in part on the related Qualified Loan and a corresponding reamortization of the unpaid principal balance of the Qualified Loan to the maturity date (or the original amortization date if the Qualified Loan provides for a balloon payment) for the loan. Any Qualified Loan as to which a partial release occurs will remain in the Trust Fund.

       The yield to maturity to investors in the Certificates of a class will be sensitive to the rate and timing of principal payments (including prepayments) of the Qualified Loans in the related pool, which generally can be prepaid at any time. In addition, the yield to maturity on a Certificate may vary depending on the extent to which the Certificate is purchased at a discount or premium. Investors should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Qualified Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Qualified Loans could result in an actual yield that is lower than the anticipated yield.

       The timing of changes in the rate of prepayments on the Qualified Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the related Qualified Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the Certificates.

       Investors should consider the risk that rapid rates of prepayments on the Qualified Loans, and therefore of principal payments on the related class of Certificates, may coincide with periods of low prevailing interest rates. During those periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on the investor's Certificate may be lower than the applicable Pass-Through Rate. Conversely, slow rates of prepayments on the Qualified Loans, and therefore of principal payments on the related class of Certificates, may coincide with periods of high prevailing interest rates. During those periods, the amount of principal payments available to an investor for reinvestment at high prevailing interest rates may be relatively low.

      The Pass-Through Rate for each class of Certificates will equal the weighted average of the Net Mortgage Rates of the Qualified Loans in the related pool. Prepayments of Qualified Loans with relatively higher Mortgage Interest Rates, particularly if the Qualified Loans have larger unpaid principal balances, will reduce the Pass-Through Rate for the related class of Certificates from that which would have existed in the absence of prepayments. In addition, the Qualified Loans in a pool will not prepay at the same rate or at the same time. Qualified Loans with relatively higher Mortgage Interest Rates may prepay at faster rates than Qualified Loans with relatively lower Mortgage Interest Rates in response to a given change in market interest rates. If differential prepayments were to occur, the yield on the related class of Certificates would be adversely affected.

      The effective yield to the Holders will be lower than the yield otherwise produced by the applicable purchase price and Pass-Through Rate because the distributions of principal, if any, and interest will not be payable to Holders until at least the 25th day of the month following the period in which interest accrues (without any additional distribution of interest or earnings thereon in respect of the delay).

                          DESCRIPTION OF THE AGREEMENTS

       The Certificates will be issued pursuant to the Trust Agreement. Farmer Mac will act as master servicer of the Qualified Loans. The Qualified Loans will be directly serviced by one or more central servicers acting on behalf of Farmer Mac, each pursuant to a Master Central Servicing Contract (as supplemented) between the central servicer and Farmer Mac (the "Servicing Contract"). See "Description of the Agreements" in the prospectus. For a statement of the numbers of Qualified Loans (and related principal balances) in each pool serviced by each central servicer, see the narrative description for each pool set forth in "Annex I: Description of the Qualified Loan Pools" hereto. Each central servicer may subcontract the performance of some of its servicing duties to a subservicer who may be the seller (the "Seller") and/or originator of the respective Qualified Loans. In addition, each of the Sellers of the Qualified Loans has transferred and assigned its respective Qualified Loans to the Depositor pursuant to a separate Selling and Servicing Agreement or a Master Loan Sale Agreement (a "Sale Agreement"). The Sale Agreement includes limited representations and warranties of the related Seller respecting the related Qualified Loans which representations and warranties and the remedies for their breach will be assigned by Farmer Mac to the Trustee for the benefit of Holders pursuant to the Trust Agreement. See "Description of the Agreements - Representations and Warranties; Repurchases" in the prospectus.

Trustee

       The trustee (the "Trustee") for the Certificates pursuant to the Trust Agreement will be U.S. Bank Trust National Association, a national banking association organized and existing under the federal laws of the United States with an office at 180 East Fifth Street, St. Paul, Minnesota 55101.

Servicing and Other Compensation and Payment of Expenses

       Each central servicer will be paid a servicing fee calculated on a loan-by-loan basis. Additional servicing compensation in the form of assumption fees or similar fees (other than late payment charges in some cases) may be retained by the central servicers. The Depositor, Farmer Mac, as master servicer, and the central servicers are obligated to pay all expenses incurred in connection with their respective responsibilities under the Trust Agreement and the Servicing Contracts (subject to reimbursement for liquidation expenses), including the fees of the Trustee, and also including, without limitation, the various other items of expense enumerated in the prospectus. See "Description of the Certificates" in the prospectus.

Optional Termination

      As master servicer, Farmer Mac may effect an early termination of the Trust Fund on a Distribution Date for any class when the aggregate principal balance of Qualified Loans in all of the pools in the Trust Fund is reduced to less than one percent thereof as of the Cut-off Date by repurchasing all the Qualified Loans and REO Property at a price equal to 100% of the unpaid principal balance of the Qualified Loans, including any Qualified Loans as to which the related property is held as part of the Trust, plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, determined as provided in the Trust Agreement. The proceeds thereof will be distributed to Holders of the then outstanding classes of Certificates on the Distribution Date whether or not that Distribution Date is a Distribution Date for all classes of Certificates. See "Description of Certificates - Termination" in the prospectus.

Repurchases of Qualified Loans

      Under the Trust Agreement, Farmer Mac, as master servicer, will have the right (without obligation and in its discretion) to repurchase from the Trust Fund, upon payment of the purchase price provided in the Trust Agreement, any Qualified Loan at any time after the loan becomes and remains delinquent as to any scheduled payment for a period of ninety days. Farmer Mac will also have a similar right to purchase from the Trust Fund any property acquired by the Trust Fund upon foreclosure or comparable conversion of any Qualified Loan ("REO Property"). See also "Description of the Agreements - Representations and Warranties; Repurchases" in the prospectus.

                             THE DEPOSITOR

      Farmer Mac Mortgage Securities Corporation, the Depositor, is a wholly owned subsidiary of Farmer Mac and was incorporated in the State of Delaware in December 1991. The principal executive offices of the Depositor are located at 919 18th Street, N.W., Washington, D.C. 20006 and the telephone number there is 202/872-7700.

                  FEDERAL INCOME TAX CONSEQUENCES

      The following general discussion of material anticipated federal income tax consequences of an investment in the Certificates is to be considered only in connection with the discussion in the prospectus under the caption "Material Federal Income Tax Consequences."

      No election will be made to treat the Trust Fund as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. In the opinion of Andrews & Kurth L.L.P., counsel for the Depositor, (i) the Trust Fund will be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation; (ii) a Certificate owned by a real estate investment trust representing an interest in Qualified Loans will be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and interest income on the Qualified Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Qualified Loans represented by that Certificate are of a type described in that Code section; and (iii) a Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3) to the extent that the Qualified Loans represented by that Certificate are of a type described in that Code section. If the value of the real property securing a Qualified Loan is lower than the amount of the Qualified Loan, that Qualified Loan may not qualify in its entirety under the foregoing Code sections. The Holders will be treated as owners of their pro rata interests in the assets of the Trust Fund with respect to the related pool. The Trust Fund intends to account for all servicing fees as reasonable servicing fees. However, if any servicing fees, determined on a Qualified Loan by Qualified Loan basis, were determined to exceed reasonable servicing fees, the Certificates would be treated as representing an interest in one or more "stripped bonds."

      Potential investors should consult their tax advisors before acquiring Certificates.

                              ERISA CONSIDERATIONS

      The acquisition of Certificates by a plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any individual retirement account ("IRA") or any other plan subject to Code Section 4975 could, in some instances, result in a prohibited transaction or other violations of the fiduciary responsibility provisions of ERISA and Code Section 4975. Exemptions from the prohibited transaction rules could, however, be applicable.

      As discussed under the caption "ERISA Considerations" in the prospectus, Final Regulations (as defined in the prospectus) provide a plan asset exception for a Plan's (as defined in the prospectus) purchase and holding of "guaranteed governmental mortgage pool certificates." The Final Regulations provide that where a Plan acquires a guaranteed governmental mortgage pool certificate, the Plan's assets include the certificate and all of its rights with respect to the certificate under applicable law, but do not, solely by reason of the Plan's holding of the certificate, include any of the mortgages underlying the certificate. The term "guaranteed governmental mortgage pool certificate" is defined as a certificate backed by, or evidencing an interest in, specified mortgages or participation interests therein, and with respect to which interest and principal payable pursuant to the certificate are guaranteed by the United States or an agency or instrumentality thereof. The Department of Labor has advised Farmer Mac that the Certificates satisfy the conditions set forth in the Final Regulations and thus qualify as "guaranteed governmental mortgage pool certificates." Accordingly, none of Farmer Mac, the trustee, the master servicer or any central servicer will be subject to ERISA standards of conduct in dealing with Qualified Loans or other trust fund assets.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the prospectus.

                           LEGAL INVESTMENT

      The Certificates will constitute securities guaranteed by Farmer Mac for purposes of the Farmer Mac Charter and, as such, will, by statute, be legal investments for some types of institutional investors to the extent that those investors are authorized under any applicable law to purchase, hold, or invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which specific classes of the Certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

       The Certificates are being offered and sold directly by Farmer Mac.

       There is currently no secondary market for the Certificates of any class.

                           FORWARD-LOOKING STATEMENTS

       Some statements in this prospectus supplement represent our expectations or projections for the certificates offered by this prospectus supplement only as of the date of this prospectus supplement. You can generally identify those statements, which are called "forward-looking statements," by the use of the words "may," "will," "expect," "intend," "estimate," "anticipate" or "believe" or similar language.

       We believe the expectations expressed in all forward-looking statements are reasonable and accurate based on information we currently have. However, our expectations may not prove to be correct. Important factors that could cause actual results to differ from our expectations are disclosed under "Risk Factors" in this prospectus supplement and in the prospectus, and in other parts of this prospectus supplement. You should always consider those factors in evaluating any subsequent written and oral forward-looking statements by us, or persons acting on our behalf, in connection with this offering.

      We will not report to the public any changes to any forward-looking statements to reflect events, developments or circumstances that occur after the date of this prospectus supplement.

                            INDEX OF PRINCIPAL TERMS

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the pages indicated below.

Accrued Certificate Interest..............................................  S-10
Administrative Fee Rate...................................................  S-10
Agricultural Real Estate..................................................   S-7
Business Day..............................................................   S-9
Certificate Balance.......................................................  S-10
Certificates..............................................................   S-3
Class Certificate Balance.................................................  S-10
Code......................................................................  S-15
Cut-off Date..............................................................   S-7
Depositor.................................................................   S-3
Distribution Date.........................................................   S-9
Due Period...........................................................  S-4, S-10
ERISA.....................................................................  S-16
Farmer Mac Charter........................................................  S-11
Farmer Mac Guarantee......................................................  S-11
Fed book-entry system......................................................  S-9
Holder(s)..................................................................  S-9
Holder(s) of Book-Entry Certificates.......................................  S-9
Interest Accrual Period............................................... S-4, S-10
IRA.......................................................................  S-16
Liquidated Qualified Loan.................................................  S-10
Mortgage Interest Rate....................................................  S-10
Mortgaged Properties......................................................   S-7
Net Mortgage Rate.........................................................  S-10
Pass-Through Rate.........................................................  S-10
Principal Distribution Amount.............................................  S-10
Qualified Loans............................................................  S-7
Record Date...............................................................  S-10
REO Property..............................................................  S-15
Sale Agreement............................................................  S-14
Seller(s).................................................................  S-14
Servicing Contract........................................................  S-14
Trust Agreement............................................................  S-8
Trust Fund.................................................................  S-8
Trustee...................................................................  S-14
Underwriting Standards.....................................................  S-7
Weighted Interest Amount..................................................  S-10

              ANNEX I: DESCRIPTION OF THE QUALIFIED LOAN POOLS

       The description of the Qualified Loans and the related Mortgaged Properties set forth below is based upon each pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on and before that date. Prior to the issuance of the Certificates, Qualified Loans may be removed from each pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate, or as a result of prepayments in full. A limited number of other Qualified Loans may be added to each pool prior to the issuance of the Certificates unless including those Qualified Loans would materially alter the characteristics of the pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the related pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and maturities and other characteristics of the Qualified Loans in the pool may vary.

       The composition of each pool is subject to adjustment, with the amount of the variance restricted to no more than 5% of the aggregate principal balance of the Qualified Loans in the pool, as stated herein. The information set forth as to the Qualified Loans will be revised to reflect any adjustments and included on a Form 8-K to be filed with the Securities and Exchange Commission by September 14, 2000. The information will be available to Holders of Certificates promptly thereafter through the facilities of the Commission as described under "Where You Can Find Additional Information" in the prospectus.

       Percentages and principal balances of Qualified Loans in the following tables have been rounded. Accordingly, the total of the percentages in any given column may not add to 100% and the total of the principal balances in any given column may not add to the amount shown as the total for the column.

                           DESCRIPTION OF POOL JM1017

      As of the Cut-off Date, Pool JM1017 included 11 Qualified Loans with an aggregate principal balance of approximately $2,408,623. Nine Qualified Loans in Pool JM1017 have original terms to stated maturity of 360 months. Two Qualified Loans in Pool JM1017 have original terms to stated maturity of 180 months. The earliest and latest origination date of any of the Qualified Loans in Pool JM1017 was March 30, 2000 and July 28, 2000, respectively. As of the Cut-off Date, the weighted average stated remaining term of the Qualified Loans in Pool JM1017 was approximately 331 months. All of the Qualified Loans in Pool JM1017 have scheduled monthly payments of interest and principal due on the first day of each month on a level basis to amortize fully each such Qualified Loan over its stated term.

      Each Qualified Loan included in pool JM1017 is an adjustable rate mortgage loan that has an initial Mortgage Interest Rate that will remain fixed for five years from the date of origination and then will adjust annually to an interest rate determined by adding a 2.75% margin to then current average yield on U.S. treasury securities, adjusted to a constant maturity of one year, or one year CMT; provided, however, that (1) the Mortgage Interest Rate may not be increased by more than 2% on each annual interest adjustment date; and (2) the Mortgage Interest Rate may never be greater than the initial Mortgage Interest Rate plus 10%. As of the Cut-off Date, the weighted average term to stated initial interest change date was approximately 59 months.

      As of the Cut-off Date, each Qualified Loan in Pool JM1017 had a principal balance of at least $89,830 and not more than approximately $699,104, and the average principal balance of the Qualified Loans in Pool JM1017 was approximately $218,965. The earliest maturity date of any of the Qualified Loans in Pool JM1017 was July 1, 2015 and the latest maturity date of any of the Qualified Loans in Pool JM1017 was August 1, 2030; however, mortgagors may prepay their mortgage loans at any time without penalty. Therefore, the actual date on which any Qualified Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

      As of the Cut-off Date, no Qualified Loan in Pool JM1017 was delinquent and no Qualified Loan had been more than 30 days delinquent more than once during the preceding twelve months. None of the Qualified Loans is subject to any buydown agreement.

      Each of the Qualified Loans in Pool JM1017 has an Administrative Fee Rate of 0.65%. No Qualified Loan in Pool JM1017 requires the borrower thereunder to pay a Yield Maintenance Charge if the borrower prepays the loan in whole or in part.

      As of the Cut-off Date, no Qualified Loan in Pool JM1017 had a loan-to-value ratio of more than 82.14%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Qualified Loans in Pool JM1017 was approximately 64.38%.

      The following tables provide summary information with respect to the Qualified Loans in Pool JM1017 as of the Cut-off Date.



                             Qualified Loan Purpose
                                 Pool: JM1017

                                        Aggregate Stated     % of Cut-off Date
                      Number of     Principal Balance as of    Pool Principal
 Loan Purpose      Qualified Loans       Cut-off Date             Balance
-----------------------------------------------------------------------------
 Purchase                 7             $1,742,877.58             72.36%
 Refinance-Cash Out       4               $665,746.07             27.64%
-----------------------------------------------------------------------------
         Totals:         11             $2,408,623.65            100.00%

             Geographical Distribution of the Mortgaged Properties
                               Pool: JM1017

                                      Aggregate Stated     % of Cut-off Date
                    Number of     Principal Balance as of    Pool Principal
 State            Qualified Loans       Cut-off Date            Balance
-----------------------------------------------------------------------------
 California             3            $1,209,918.64             50.23%
 Florida                1              $178,500.00              7.41%
 Idaho                  1               $89,830.99              3.73%
 Kansas                 1              $121,776.72              5.06%
 Kentucky               1              $119,649.36              4.97%
 Ohio                   1              $159,905.54              6.64%
 Oregon                 1              $275,532.37             11.44%
 South Dakota           1               $97,602.14              4.05%
 West Virginia          1              $155,907.89              6.47%
-----------------------------------------------------------------------------
         Totals:       11            $2,408,623.65            100.00%

                   Central Servicers of the Qualified Loans
                               Pool: JM1017

                                           Aggregate Stated      % of Cut-off Date
                           Number of    Principal Balance as of    Pool Principal
 Central Servicer       Qualified Loans      Cut-off Date             Balance
----------------------------------------------------------------------------------
 AgFirst Farm Credit Bank    10            $2,144,209.20              89.02%
 Greenpoint Mortgage          1              $264,414.45              10.98%
----------------------------------------------------------------------------------
         Totals:             11            $2,408,623.65             100.00%



                          Mortgage Interest Rates(1)
                                 Pool:    JM1017

                                                    Aggregate Stated     % of Cut-off Date
                               Number of       Principal Balance as of    Pool Principal
 Mortgage Interest Rates     Qualified Loans         Cut-off Date             Balance
--------------------------------------------------------------------------------------------
 7.501% to 8.000%                 1                  $119,649.36               4.97%
 8.001% to 8.250%                 1                  $699,104.19              29.03%
 8.251% to 8.500%                 4                  $636,507.71              26.43%
 8.501% to 8.750%                 2                  $315,813.43              13.11%
 8.751% to 9.000%                 3                  $637,548.96              26.47%
--------------------------------------------------------------------------------------------
         Totals:                 11                $2,408,623.65            100.00%
----------------
(1)   As of the Cut-off Date, the weighted average Mortgage Interest Rate of the
      Qualified Loans in Pool JM1017 was approximately 8.521%.





                             Principal Balances(1)
                                 Pool: JM1017

                                                Aggregate Stated      % of Cut-off Date
Principal                     Number of      Principal Balance as of    Pool Principal
 Balance                    Qualified Loans       Cut-off Date             Balance
---------------------------------------------------------------------------------------
 $100,000.00 or less              2              $187,433.13                7.78%
 $100,000.01 - $150,000.00        2              $241,426.08               10.02%
 $150,000.01 - $200,000.00        3              $494,313.43               20.52%
 $200,000.01 - $250,000.00        1              $246,400.00               10.23%
 $250,000.01 - $300,000.00        2              $539,946.82               22.42%
 $600,000.01 - $700,000.00        1              $699,104.19               29.03%
---------------------------------------------------------------------------------------
         Totals:                 11            $2,408,623.65              100.00%
----------------
(1)   As of the Cut-off Date, the average  outstanding  principal balance of the
      Qualified Loans in Pool JM1017 was approximately $218,965.

                       Original Loan-to-Value Ratios(1)
                                 Pool: JM1017

                                            Aggregate Stated      % of Cut-off Date
    Original             Number of       Principal Balance as of    Pool Principal
 Loan-to-Value Ratio   Qualified Loans        Cut-off Date             Balance
-----------------------------------------------------------------------------------
 40.01% to 50.00%           1               $119,649.36                 4.97%
 50.01% to 55.00%           2               $442,914.45                18.39%
 55.01% to 60.00%           1               $121,776.72                 5.06%
 60.01% to 65.00%           1               $275,532.37                11.44%
 65.01% to 70.00%           4             $1,191,243.07                49.46%
 70.01% to 75.00%           1               $159,905.54                 6.64%
 80.01% to 85.00%           1                $97,602.14                 4.05%
-----------------------------------------------------------------------------------
         Totals:           11             $2,408,623.65               100.00%
----------------
(1)   As of the  Cut-off  Date,  the  weighted  average  loan-to-value  ratio at origination  of the  Qualified  Loans  in Pool  JM1017  was  approximately
      64.38%.

                           DESCRIPTION OF POOL KM1017

      As of the Cut-off Date, Pool KM1017 included 20 Qualified Loans with an aggregate principal balance of approximately $4,909,889. Nineteen Qualified Loans in Pool KM1017 have original terms to stated maturity of 360 months. One Qualified Loan in Pool KM1017 has an original term to stated maturity of 180 months. The earliest and latest origination date of any of the Qualified Loans in Pool KM1017 was March 21, 2000 and July 27, 2000, respectively. As of the Cut-off Date, the weighted average stated remaining term of the Qualified Loans in Pool KM1017 was approximately 355 months. All of the Qualified Loans in Pool KM1017 have scheduled monthly payments of interest and principal due on the first day of each month on a level basis to amortize fully each such Qualified Loan over its stated term.

      Each Qualified Loan included in pool KM1017 is an adjustable rate mortgage loan that has an initial Mortgage Interest Rate that will remain fixed for seven years from the date of origination and then will adjust annually to an interest rate determined by adding a 2.75% margin to then current average yield on U.S. treasury securities, adjusted to a constant maturity of one year, or one year CMT; provided, however, that (1) the Mortgage Interest Rate may not be increased by more than 2% on each annual interest adjustment date; and (2) the Mortgage Interest Rate may never be greater than the initial Mortgage Interest Rate plus 10%. As of the Cut-off Date, the weighted average term to stated initial interest change date was approximately 82 months.

      As of the Cut-off Date, each Qualified Loan in Pool KM1017 had a principal balance of at least $56,364 and not more than approximately $615,245, and the average principal balance of the Qualified Loans in Pool KM1017 was approximately $245,494. The earliest maturity date of any of the Qualified Loans in Pool KM1017 was April 1, 2015 and the latest maturity date of any of the Qualified Loans in Pool KM1017 was August 1, 2030; however, mortgagors may prepay their mortgage loans at any time without penalty. Therefore, the actual date on which any Qualified Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

      As of the Cut-off Date, no Qualified Loan in Pool KM1017 was delinquent and no Qualified Loan had been more than 30 days delinquent more than once during the preceding twelve months. None of the Qualified Loans is subject to any buydown agreement.

      Each of the Qualified Loans in Pool KM1017 has an Administrative Fee Rate of 0.65%. No Qualified Loan in Pool KM1017 requires the borrower thereunder to pay a Yield Maintenance Charge if the borrower prepays the loan in whole or in part.

      As of the Cut-off Date, no Qualified Loan in Pool KM1017 had a loan-to-value ratio of more than 84.37%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Qualified Loans in Pool KM1017 was approximately 70.89%.

      The following tables provide summary information with respect to the Qualified Loans in Pool KM1017 as of the Cut-off Date.




                              Qualified Loan Purpose
                                 Pool:  KM1017

                                          Aggregate Stated     % of Cut-off Date
                        Number of     Principal Balance as of    Pool Principal
 Loan Purpose        Qualified Loans        Cut-off Date             Balance
--------------------------------------------------------------------------------
 Purchase                  10              $2,100,181.90             42.77%
 Refinance-Cash Out         6              $1,601,913.95             32.63%
 Refinance-Rate/Term        4              $1,207,793.59             24.60%
--------------------------------------------------------------------------------
         Totals:           20              $4,909,889.44            100.00%




             Geographical Distribution of the Mortgaged Properties
                                 Pool:  KM1017

                                         Aggregate Stated      % of Cut-off Date
                     Number of       Principal Balance as of     Pool Principal
 State            Qualified Loans          Cut-off Date              Balance
--------------------------------------------------------------------------------
 California             4                 $1,490,950.13               30.37%
 Colorado               2                   $764,682.33               15.57%
 Minnesota              1                   $243,396.21                4.96%
 Missouri               3                   $349,837.62                7.13%
 Nebraska               1                   $112,314.26                2.29%
 New Mexico             1                   $509,090.18               10.37%
 Ohio                   1                   $106,305.08                2.17%
 Oklahoma               1                   $161,404.65                3.29%
 Tennessee              1                   $155,200.00                3.16%
 Texas                  2                   $312,051.46                6.36%
 Washington             2                   $589,918.28               12.01%
 Wyoming                1                   $114,739.24                2.34%
--------------------------------------------------------------------------------
         Totals:       20                 $4,909,889.44              100.00%





                   Central Servicers of the Qualified Loans
                                 Pool:  KM1017

                                             Aggregate Stated     % of Cut-off Date
                           Number of     Principal Balance as of    Pool Principal
 Central Servicer       Qualified Loans        Cut-off Date             Balance
-----------------------------------------------------------------------------------
 AgFirst Farm Credit Bank    20               $4,909,889.44            100.00%
-----------------------------------------------------------------------------------
         Totals:             20               $4,909,889.44            100.00%





                          Mortgage Interest Rates(1)
                                 Pool:  KM1017

                                                  Aggregate Stated     % of Cut-off Date
                               Number of      Principal Balance as of    Pool Principal
 Mortgage Interest Rates     Qualified Loans        Cut-off Date             Balance
----------------------------------------------------------------------------------------
 8.001% to 8.250%                1                  $369,287.30               7.52%
 8.251% to 8.500%                7                $1,468,252.36              29.90%
 8.501% to 8.750%                8                $2,381,829.89              48.51%
 8.751% to 9.000%                2                  $227,053.50               4.62%
 9.001% to 9.250%                2                  $463,466.39               9.44%
----------------------------------------------------------------------------------------
         Totals:                20                $4,909,889.44             100.00%
----------------
(1)   As of the Cut-off Date, the weighted average Mortgage Interest Rate of the
      Qualified Loans in Pool KM1017 was approximately 8.670%.

                              Principal Balances(1)
                                 Pool:  KM1017

                                                 Aggregate Stated      % of Cut-off Date
 Principal                    Number of      Principal Balance as of     Pool Principal
 Balance                    Qualified Loans       Cut-off Date              Balance
----------------------------------------------------------------------------------------
 $100,000.00 or less               2              $128,566.59                2.62%
 $100,000.01 - $150,000.00         4              $455,645.60                9.28%
 $150,000.01 - $200,000.00         4              $640,510.69               13.05%
 $200,000.01 - $250,000.00         3              $706,862.60               14.40%
 $250,000.01 - $300,000.00         2              $544,478.40               11.09%
 $300,000.01 - $400,000.00         1              $369,287.30                7.52%
 $400,000.01 - $500,000.00         1              $437,198.33                8.90%
 $500,000.01 - $600,000.00         2            $1,012,094.11               20.61%
 $600,000.01 - $700,000.00         1              $615,245.82               12.53%
----------------------------------------------------------------------------------------
         Totals:                  20            $4,909,889.44              100.00%
----------------
(1)   As of the Cut-off Date, the average  outstanding  principal balance of the
      Qualified Loans in pool KM1017 was approximately $245,494.

                       Original Loan-to-Value Ratios(1)
                                 Pool:  KM1017

                                              Aggregate Stated      % of Cut-off Date
    Original               Number of       Principal Balance as of    Pool Principal
 Loan-to-Value Ratio    Qualified Loans         Cut-off Date             Balance
-------------------------------------------------------------------------------------
 40.00% or less               1                 $106,305.08               2.17%
 50.01% to 55.00%             1                  $72,202.08               1.47%
 55.01% to 60.00%             2               $1,124,336.00              22.90%
 60.01% to 65.00%             2                 $484,026.54               9.86%
 65.01% to 70.00%             2                 $293,473.11               5.98%
 70.01% to 75.00%             4               $1,093,990.99              22.28%
 75.01% to 80.00%             2                 $726,620.94              14.80%
 80.01% to 85.00%             6               $1,008,934.70              20.55%
-------------------------------------------------------------------------------------
         Totals:             20               $4,909,889.44             100.00%
----------------
(1)   As of the  Cut-off  Date,  the  weighted  average  loan-to-value  ratio at origination  of the  Qualified  Loans  in Pool  KM1017  was  approximately
      70.89%.

                           DESCRIPTION OF POOL LM1017

      As of the Cut-off Date, Pool LM1017 included six Qualified Loans with an aggregate principal balance of approximately $1,160,654. Five Qualified Loans in Pool LM1017 have original terms to stated maturity of 360 months. One Qualified Loan in Pool LM1017 has an original term to stated maturity of 180 months. The earliest and latest origination date of any of the Qualified Loans in Pool LM1017 was April 10, 2000 and July 28, 2000, respectively. As of the Cut-off Date, the weighted average stated remaining term of the Qualified Loans in Pool LM1017 was approximately 323 months. All of the Qualified Loans in Pool LM1017 have scheduled monthly payments of interest and principal due on the first day of each month on a level basis to amortize fully each such Qualified Loan over its stated term.

      Each Qualified Loan included in pool LM1017 is an adjustable rate mortgage loan that has an initial Mortgage Interest Rate that will remain fixed for ten years from the date of origination and then will adjust annually to an interest rate determined by adding a 2.75% margin to then current average yield on U.S. treasury securities, adjusted to a constant maturity of one year, or one year CMT; provided, however, that (1) the Mortgage Interest Rate may not be increased by more than 2% on each annual interest adjustment date; and (2) the Mortgage Interest Rate may never be greater than the initial Mortgage Interest Rate plus 10%. As of the Cut-off Date, the weighted average term to stated initial interest change date was approximately 119 months.

      As of the Cut-off Date, each Qualified Loan in Pool LM1017 had a principal balance of at least $69,966 and not more than approximately $390,000, and the average principal balance of the Qualified Loans in Pool LM1017 was approximately $193,442. The earliest maturity date of any of the Qualified Loans in Pool LM1017 was June 1, 2015 and the latest maturity date of any of the Qualified Loans in Pool LM1017 was August 1, 2030; however, mortgagors may prepay their mortgage loans at any time without penalty. Therefore, the actual date on which any Qualified Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

      As of the Cut-off Date, no Qualified Loan in Pool LM1017 was delinquent and no Qualified Loan had been more than 30 days delinquent more than once during the preceding twelve months. None of the Qualified Loans is subject to any buydown agreement.

      Each of the Qualified Loans in Pool LM1017 has an Administrative Fee Rate of 0.65%. No Qualified Loan in Pool LM1017 requires the borrower thereunder to pay a Yield Maintenance Charge if the borrower prepays the loan in whole or in part.

      As of the Cut-off Date, no Qualified Loan in Pool LM1017 had a loan-to-value ratio of more than 85.00%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Qualified Loans in Pool LM1017 was approximately 70.34%.

      The following tables provide summary information with respect to the Qualified Loans in Pool LM1017 as of the Cut-off Date.




                             Qualified Loan Purpose
                                 Pool:  LM1017

                                          Aggregate Stated     % of Cut-off Date
                        Number of     Principal Balance as of    Pool Principal
 Loan Purpose        Qualified Loans        Cut-off Date             Balance
--------------------------------------------------------------------------------
 Purchase                   5                $916,125.45             78.93%
 Refinance-Cash Out         1                $244,529.03             21.07%
--------------------------------------------------------------------------------
         Totals:            6              $1,160,654.48            100.00%








             Geographical Distribution of the Mortgaged Properties
                                 Pool:  LM1017

                                         Aggregate Stated      % of Cut-off Date
                      Number of     Principal Balance as of      Pool Principal
 State             Qualified Loans        Cut-off Date              Balance
--------------------------------------------------------------------------------
 Michigan                 1               $125,934.68               10.85%
 Missouri                 1               $101,888.14                8.78%
 North Carolina           1                $69,966.47                6.03%
 Texas                    1               $228,336.16               19.67%
 Washington               1               $244,529.03               21.07%
 West Virginia            1               $390,000.00               33.60%
--------------------------------------------------------------------------------
         Totals:          6             $1,160,654.48              100.00%




                          Mortgage Interest Rates(1)
                                 Pool:  LM1017

                                               Aggregate Stated     % of Cut-off Date
                             Number of     Principal Balance as of    Pool Principal
 Mortgage Interest Rates   Qualified Loans      Cut-off Date             Balance
-------------------------------------------------------------------------------------
 8.501% to 8.750%                2              $634,529.03             54.67%
 8.751% to 9.000%                1              $101,888.14              8.78%
 9.001% to 9.250%                1              $125,934.68             10.85%
 9.251% to 9.500%                1              $228,336.16             19.67%
 9.501% to 9.750%                1               $69,966.47              6.03%
-------------------------------------------------------------------------------------
         Totals:                 6            $1,160,654.48            100.00%
----------------
(1)   As of the Cut-off Date, the weighted average Mortgage Interest Rate of the
      Qualified Loans in Pool LM1017 was approximately 9.026%.

                             Principal Balances(1)
                                 Pool:  LM1017

                                                 Aggregate Stated     % of Cut-off Date
Principal                      Number of     Principal Balance as of    Pool Principal
 Balance                    Qualified Loans        Cut-off Date           Balance
---------------------------------------------------------------------------------------
 $100,000.00 or less               1                $69,966.47              6.03%
 $100,000.01 - $150,000.00         2               $227,822.82             19.63%
 $200,000.01 - $250,000.00         2               $472,865.19             40.74%
 $300,000.01 - $400,000.00         1               $390,000.00             33.60%
---------------------------------------------------------------------------------------
         Totals:                   6             $1,160,654.48            100.00%
----------------
(1)   As of the Cut-off Date, the average  outstanding  principal balance of the
      Qualified Loans in Pool LM1017 was approximately $193,442.





                       Original Loan-to-Value Ratios(1)
                                 Pool:  LM1017

                                            Aggregate Stated     % of Cut-off Date
    Original              Number of     Principal Balance as of    Pool Principal
 Loan-to-Value Ratio   Qualified Loans        Cut-off Date             Balance
----------------------------------------------------------------------------------
 50.01% to 55.00%            1               $244,529.03               21.07%
 65.01% to 70.00%            2               $171,854.61               14.81%
 70.01% to 75.00%            1               $390,000.00               33.60%
 75.01% to 80.00%            1               $125,934.68               10.85%
 80.01% to 85.00%            1               $228,336.16               19.67%
----------------------------------------------------------------------------------
         Totals:             6             $1,160,654.48              100.00%
----------------
(1)   As of the  Cut-off  Date,  the  weighted  average  loan-to-value  ratio at origination  of the  Qualified  Loans  in pool  LM1017  was  approximately
      70.34%.

                   Central Servicers of the Qualified Loans
                                 Pool:  LM1017

                                                Aggregate Stated      % of Cut-off Date
                            Number of       Principal Balance as of     Pool Principal
 Central Servicer         Qualified Loans        Cut-off Date              Balance
---------------------------------------------------------------------------------------
 AgFirst Farm Credit Bank      5                 $916,125.45               78.93%
 Greenpoint Mortgage           1                 $244,529.03               21.07%
---------------------------------------------------------------------------------------
         Totals:               6               $1,160,654.48              100.00%


                           DESCRIPTION OF POOL RM1010

      As of the Cut-off Date, Pool RM1010 included eight Qualified Loans with an aggregate principal balance of approximately $1,134,436. All Qualified Loans in Pool RM1010 have original terms to stated maturity of 360 months. The earliest and latest origination date of any of the Qualified Loans in Pool RM1010 was December 30, 1999 and May 19, 2000, respectively. As of the Cut-off Date, the weighted average stated remaining term of the Qualified Loans in Pool RM1010 was approximately 355 months. All of the Qualified Loans in Pool RM1010 have scheduled monthly payments of interest and principal due on the first day of each month on a level basis to amortize fully each such Qualified Loan over its stated term.

      Each Qualified Loan included in pool RM1010 is an adjustable rate mortgage loan that has an initial Mortgage Interest Rate that will remain fixed for three years from the date of origination and then will adjust annually to an interest rate determined by adding a 2.75% margin to then current average yield on U.S. treasury securities, adjusted to a constant maturity of one year, or one year CMT; provided, however, that (1) the Mortgage Interest Rate may not be increased by more than 2% on each annual interest adjustment date; and (2) the Mortgage Interest Rate may never be greater than the initial Mortgage Interest Rate plus 10%. As of the Cut-off Date, the weighted average term to stated initial interest change date was approximately 32 months.

      As of the Cut-off Date, each Qualified Loan in Pool RM1010 had a principal balance of at least $89,653 and not more than approximately $205,873, and the average principal balance of the Qualified Loans in Pool RM1010 was approximately $141,804. The earliest maturity date of any of the Qualified Loans in Pool RM1010 was February 1, 2030 and the latest maturity date of any of the Qualified Loans in Pool RM1010 was June 1, 2030; however, mortgagors may prepay their mortgage loans at any time without penalty. Therefore, the actual date on which any Qualified Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

      As of the Cut-off Date, no Qualified Loan in Pool RM1010 was delinquent and no Qualified Loan had been more than 30 days delinquent more than once during the preceding twelve months. None of the Qualified Loans is subject to any buydown agreement.

      Each of the Qualified Loans in Pool RM1010 has an Administrative Fee Rate of 0.65%. No Qualified Loan in Pool RM1010 requires the borrower thereunder to pay a Yield Maintenance Charge if the borrower prepays the loan in whole or in part.

      As of the Cut-off Date, no Qualified Loan in Pool RM1010 had a loan-to-value ratio of more than 78.00%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Qualified Loans in Pool RM1010 was approximately 70.48%.

      The following tables provide summary information with respect to the Qualified Loans in Pool RM1010 as of the Cut-off Date.






                             Qualified Loan Purpose

                                 Pool:  RM1010

                                              Aggregate Stated      % of Cut-off Date
                            Number of     Principal Balance as of     Pool Principal
 Loan Purpose            Qualified Loans        Cut-off Date             Balance
-------------------------------------------------------------------------------------
 Refinance - Cash Out           5               $635,059.41               55.98%
 Refinance - Rate/ Term         3               $499,377.51               44.02%
-------------------------------------------------------------------------------------
         Totals:                8             $1,134,436.92              100.00%






             Geographical Distribution of the Mortgaged Properties
                                 Pool:  RM1010

                                           Aggregate Stated     % of Cut-off Date
                      Number of       Principal Balance as of     Pool Principal
 State             Qualified Loans          Cut-off Date              Balance
---------------------------------------------------------------------------------
 Colorado                 1                 $205,873.34               18.15%
 Georgia                  1                 $113,712.05               10.02%
 Minnesota                2                 $297,662.26               26.24%
 New Mexico               1                  $89,653.84                7.90%
 Tennessee                2                 $247,743.31               21.84%
 Texas                    1                 $179,792.12               15.85%
---------------------------------------------------------------------------------
         Totals:          8               $1,134,436.92              100.00%







                          Mortgage Interest Rates(1)
                                 Pool: RM1010

                                                Aggregate Stated      % of Cut-off Date
                              Number of     Principal Balance as of     Pool Principal
 Mortgage Interest Rates   Qualified Loans        Cut-off Date             Balance
---------------------------------------------------------------------------------------
 7.501% to 8.000%                3                $380,494.88               33.54%
 8.001% to 8.250%                3                $470,779.98               41.50%
 8.251% to 8.500%                1                $103,369.94                9.11%
 8.501% to 8.750%                1                $179,792.12               15.85%
---------------------------------------------------------------------------------------
         Totals:                 8              $1,134,436.92              100.00%
----------------
(1)   As of the Cut-off Date, the weighted average Mortgage Interest Rate of the
      Qualified Loans in Pool RM1010 was approximately 8.181%.

                             Principal Balances(1)
                                 Pool: RM1010

                                                Aggregate Stated     % of Cut-off Date
Principal                     Number of     Principal Balance as of    Pool Principal
 Balance                   Qualified Loans        Cut-off Date             Balance
--------------------------------------------------------------------------------------
 $100,000.00 or less              1               $89,653.84                7.90%
 $100,000.01 - $150,000.00        4              $483,864.82               42.65%
 $150,000.01 - $200,000.00        2              $355,044.92               31.30%
 $200,000.01 - $250,000.00        1              $205,873.34               18.15%
--------------------------------------------------------------------------------------
         Totals:                  8            $1,134,436.92              100.00%
----------------
(1)   As of the Cut-off Date, the average  outstanding  principal balance of the
      Qualified Loans in pool RM1010 was approximately $141,804.




                       Original Loan-to-Value Ratios(1)
                                 Pool: RM1010

                                             Aggregate Stated      % of Cut-off Date
    Original               Number of     Principal Balance as of    Pool Principal
 Loan-to-Value Ratio    Qualified Loans        Cut-off Date             Balance
------------------------------------------------------------------------------------
 40.01% to 50.00%              1                $89,653.84               7.90%
 65.01% to 70.00%              2               $293,504.17              25.87%
 70.01% to 75.00%              4               $545,405.57              48.08%
 75.01% to 80.00%              1               $205,873.34              18.15%
------------------------------------------------------------------------------------
         Totals:               8             $1,134,436.92             100.00%
----------------
(1)   As of the  Cut-off  Date,  the  weighted  average  loan-to-value  ratio at origination  of the  Qualified  Loans  in Pool  RM1010  was  approximately
      70.48%.

                   Central Servicers of the Qualified Loans
                                 Pool:    RM1010

                                             Aggregate Stated      % of Cut-off Date
                            Number of    Principal Balance as of     Pool Principal
 Central Servicer        Qualified Loans       Cut-off Date              Balance
------------------------------------------------------------------------------------
 AgFirst Farm Credit Bank       7            $1,012,027.46                89.21%
 Greenpoint Mortgage            1              $122,409.46                10.79%
------------------------------------------------------------------------------------
         Totals:                8            $1,134,436.92               100.00%


                                   Prospectus

                   Federal Agricultural Mortgage Corporation
                                    Guarantor

                  Farmer Mac Mortgage Securities Corporation
                                    Depositor

              Guaranteed Agricultural Mortgage-Backed Securities

      From time to time, we will a create a trust fund to:

          - hold pools of agricultural real estate mortgage loans and other assets; and

          - issue securities, or certificates, backed by those assets.

The trust fund may issue the certificates in one or more series with one or more classes. With this prospectus and supplements to this prospectus, we are offering these agricultural mortgage-backed certificates.

      The Federal Agricultural Mortgage Corporation, which is also known as Farmer Mac, will guarantee the timely payment of interest on and principal of the certificates. The obligations of Farmer Mac under this guarantee are obligations solely of Farmer Mac. Farmer Mac's obligations under the guarantee are not obligations of, and are not guaranteed by, the Farm Credit Administration, the United States or any agency or instrumentality of the United States other than Farmer Mac. Farmer Mac's obligations under the guarantee are not backed by the full faith and credit of the United States.



      We will not list the certificates on any national securities exchange or on any automated quotation system of any registered securities association, such as NASDAQ.


Consider carefully the risk factors beginning on page 11 in this prospectus before purchasing any certificate.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the related prospectus supplement. Any representation to the contrary is a criminal offense.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.





We may offer the certificates through one or more different methods, including through underwriters, as more fully described in this prospectus and in the related prospectus supplement.

                                 March 29, 2000

                                TABLE OF CONTENTS

                                                                           Page

SUMMARY OF TERMS.............................................................4

RISK FACTORS................................................................11
   Your investment in the certificates will have limited liquidity..........11
   Farmer Mac's guarantee of the timely payment of interest
      on and principal of certificates is limited...........................11
   The rate and timing of principal payments on the mortgage loans could adversely affect your investment................................12
   Additional risks to your investment are associated with borrower prepayments...........................................................12
   If we do not issue the certificates in definitive form, your exercise of your rights may be limited.........................................13

SPECIFIC INFORMATION FOUND IN EACH PROSPECTUS SUPPLEMENT....................13

WHERE YOU CAN FIND ADDITIONAL INFORMATION...................................14

WE HAVE INCORPORATED SOME INFORMATIONBY REFERENCE TO OTHER DOCUMENTS........16

DESCRIPTION OF THE TRUST FUNDS..............................................17
   General..................................................................17
   The Assets in Each Trust Fund............................................17
   Qualified Loans..........................................................19
   QMBS.....................................................................25
   Guaranteed Portions......................................................27

USE OF PROCEEDS.............................................................28

YIELD CONSIDERATIONS........................................................29
   General..................................................................29
   Pass-Through Rate........................................................29
   Timing of Payment of Interest............................................29
   Payments of Principal; Prepayments.......................................29
   Prepayments, Maturity and Weighted Average Lives.........................31

THE DEPOSITOR...............................................................32

FEDERAL AGRICULTURAL MORTGAGE CORPORATION...................................32

DESCRIPTION OF THE CERTIFICATES.............................................34
   General..................................................................34
   Distributions............................................................35
   Distribution of Interest on the Certificates.............................36

                                                                           Page

   Distributions of Principal of the Certificates...........................37
   Distributions on the Certificates of Prepayment Premiums and Yield
      Maintenance Charges...................................................37
   Advances in Respect of Delinquencies.....................................37
   Reports to Holders; Publication of Certificate Principal Factors.........38
   Termination..............................................................39
   Book-Entry Registration..................................................40
   The Fed System...........................................................40
   A Depository System......................................................41

DESCRIPTION OF THE AGREEMENTS...............................................43
   Assignment of Assets; Repurchases........................................44
   Representations and Warranties; Repurchases..............................45
   Collections..............................................................47
   Collection and Other Servicing Procedures................................50
   Events of Default........................................................52
   Rights Upon Event of Default.............................................53
   Supplemental Agreements..................................................53
   The Trustee..............................................................54
   Duties of the Trustee....................................................55
   Indemnification of the Trustee...........................................55
   Resignation and Removal of the Trustee...................................55

SELECTED LEGAL ASPECTS OF QUALIFIED LOANS AND OTHER MATTERS.................55
   General..................................................................56
   Borrower's Rights Laws Applicable to Agricultural Mortgage Loans.........57
   Environmental Regulation.................................................58
   Enforceability of Certain Provisions.....................................59
   Applicability of Usury Laws..............................................60

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................60
   General..................................................................61
   Grantor Trust Funds......................................................61
   REMICs...................................................................70

STATE TAX CONSIDERATIONS....................................................87

ERISA CONSIDERATIONS........................................................87
   General..................................................................87
   Plan Assets..............................................................89
   Prohibited Transactions..................................................89

LEGAL INVESTMENT............................................................91

METHOD OF DISTRIBUTION......................................................91

INDEX OF PRINCIPAL TERMS....................................................93

                                SUMMARY OF TERMS

   This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the prospectus supplement related to your series of certificates.


                               Offered Securities

   With this prospectus and supplements to this prospectus, we are offering guaranteed agricultural mortgage-backed securities. From time to time, we will form a trust fund to issue the securities, or certificates, in one or more series with one or more classes.

   The Trust Fund. Each series of certificates will represent beneficial ownership interests in a trust fund. Each trust fund will consist of:

            (1)  real estate-related assets, which may include:

                 -agricultural real estate mortgage loans that meet our
                  qualifications; or

                 -portions of agricultural mortgage loans guaranteed by the
                  United States Secretary of Agriculture; or

                 -mortgage pass-through certificates or other mortgage-backed securities representing interests in or secured by these agricultural mortgage loans; or

                 -other agricultural mortgage-backed securities guaranteed by
                  Farmer Mac; or

                 -any combination of the assets listed above; and

            (2)  proceeds and collections on the real estate-related assets;
                 and

            (3) Farmer Mac's guarantee of the timely payment of required distributions of interest on and principal of the certificates.

In each prospectus supplement, we will name the entity that will act as trustee for the trust fund. Farmer Mac may act as trustee or Farmer Mac may designate another entity to act as trustee.

      The Certificates - General. The prospectus supplement for each series of certificates will fully describe the features of the certificates we are offering. In general, each series of certificates will consist of one or more classes of certificates that may have one or more of the following characteristics:

            (1) provide for the accrual of interest on the certificates based on fixed, variable or floating rates;

            (2) be entitled to principal distributions with disproportionately low, nominal or no interest distributions;

            (3) be entitled to interest distributions with disproportionately low, nominal or no principal distributions;

            (4) provide for distributions of accrued interest on the certificates commencing only after the occurrence of a specified event, such as the retirement of one or more other classes of certificates of the same series;

            (5) provide for distributions of principal sequentially, based on specified payment schedules or other methods; or

            (6) be entitled to distributions of specified premiums and charges we collect from borrowers under our loans.

      Distributions on the Certificates. Each registered holder of a certificate will be entitled to receive distributions under the terms of that certificate on an annual, semi-annual, quarterly or monthly basis, as specified in the related prospectus supplement. Distributions will be made on the dates specified in the related prospectus supplement.

        Interest

            For each class of certificates that is entitled to interest, interest will accrue at a rate, which is called a pass-through rate, on the outstanding balance of the certificate or another amount specified in the related prospectus supplement. The prospectus supplement will also specify the pass-through rate, if any, for each class of certificates or, in the case of a variable or floating pass-through rate, the method for determining the pass-through rate.

         Principal

            The certificates of each series will have an aggregate balance no greater than the outstanding principal balance of the real-estate related assets in the trust fund when the trust fund is formed, after application of scheduled payments on those assets due on or before that date, whether or not received.

            The certificate balance of your certificate outstanding at a given time represents the maximum principal amount that you are then entitled to receive from future cash flows on the assets in the trust fund. The trustee will make distributions of principal on each distribution date to the class or classes of certificates entitled to principal until the balances of those certificates have been reduced to zero. Distributions of principal will be in proportion to all of the certificates of that class or by random selection, as described in the related prospectus supplement. Those certificates with no certificate balance will not receive distributions of principal.

      The trustee will make distributions on the certificates of any series only from the assets of the related trust fund, including Farmer Mac's guarantee.

      The Guarantee. Farmer Mac will guarantee the timely payment of interest on and principal of each class of certificates entitled to receive those payments. Although Farmer Mac is a federally chartered instrumentality of the United States, Farmer Mac's obligations are not backed by the full faith and credit of the United States. However, if Farmer Mac's reserve account is exhausted, Farmer Mac's charter authorizes Farmer Mac to borrow up to $1.5 billion from the Secretary of the Treasury to cover its guarantee.

      Termination. A series of certificates may be subject to optional early repayment under the circumstances and in the manner described in the prospectus supplement.


                               The Mortgage Loans

      Qualified Loans. We will include in each trust fund only those mortgage loans that meet our qualifications. Some of our qualifications are that:

            (1) each mortgage loan must be secured by a fee simple mortgage or a mortgage on a lease having a remaining term at least equal to five years more than the amortization period of the mortgage loan, with a first lien on agricultural real estate, which we define as parcels of land, which may be improved by buildings or other permanent structures, that:

                 -are used for the production of agricultural commodities; and

                 -include at least five acres or  produce  annual receipts of at least $5,000;


            (2) the agricultural real estate securing each mortgage loan must be located within the United States;

            (3)  the borrower under each mortgage loan must be:

                 -a citizen or permanent resident of the United States; or

                 -a private corporation or partnership whose majority owners are citizens or permanent residents of the United States;

            (4)  the borrower  under each  mortgage  loan must have  training or
                 farming  experience  to  ensure  a  reasonable   likelihood  of
                 repayment of the loan; and

            (5) each mortgage loan must conform to the requirements set forth in Farmer Mac's program guides.

      Terms of the Qualified Loans. The mortgage loans in a trust fund may have interest rates that:

                 -are fixed over their terms; or

                 -adjust from time to time; or

                 -are partially fixed and partially floating; or

                 -may be  converted  from  floating  to fixed,  or from fixed to floating, from time to time at the mortgagor's election.

The floating mortgage interest rates on the mortgage loans in a trust fund may be based on one or more indices.

      Mortgage loans in a trust fund may have:

                 -scheduled payments to maturity;

                 -payments that adjust from time to time to accommodate
                  changes in the mortgage interest rate or for other reasons;
                  or

                 -accelerated amortization.

A mortgage loan may be fully amortizing or may require a balloon payment due on its stated maturity date. A mortgage loan may provide for payments of principal, interest or principal and interest, on due dates that occur monthly, quarterly, semi-annually, annually or another interval.



      A mortgage loan in a trust fund may contain prohibitions on prepayment or require payment of a prepayment premium or other charge in connection with a prepayment.

      We will describe in more detail the terms of the mortgage loans included in a trust fund in the related prospectus supplement.

      No Guarantee. Except for portions of agricultural mortgage loans guaranteed by the United States Secretary of Agriculture, the mortgage loans included in a trust fund will not be guaranteed or insured by Farmer Mac or any of its affiliates or by any governmental agency or instrumentality or other person.

      Mortgage Loan Groups. The mortgage loans in a trust fund may be divided into two or more groups. Each group will be made up of loans having similar characteristics, such as:

                 -similar due dates for scheduled payments;

                 -similar mortgage interest rates or methods of calculating mortgage interest rates; and

                 -similar scheduled final maturities.

      We will specify in the prospectus supplement whether we will provide separate reporting for a mortgage loan group within a trust fund. We will also provide the numerical designation for each mortgage loan pool comprising the related series. We will apply payments of interest and principal on the mortgage loans in a mortgage loan group first to required distributions on the class or classes of certificates related to that mortgage loan group.

      Thus, each mortgage loan group and each related class or classes of certificates will be separate and distinct from every other mortgage loan group and its related class or classes of certificates, except with respect to certificates evidencing an ownership interest only in interest payments or residual payments from mortgage loans in two or more mortgage loan groups. We will provide information about any mortgage loan group in the related prospectus supplement.

      The Master Servicer. Farmer Mac will act as the master servicer of the mortgage loans included in each trust fund. Although Farmer Mac will be legally and contractually responsible for all servicing, it will conduct its servicing responsibilities for each trust fund through one or more central servicers that will be identified in the related prospectus supplement.


                         Tax Status of the Certificates

      The certificates of each series will be considered either:

                 -interests  in a trust fund  treated as a grantor  trust  under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code of 1986, as amended, if no election is made to treat the trust fund as a real estate mortgage investment conduit or REMIC; or

                 -regular interests or residual  interests in a trust fund as to which a REMIC election is made.

      Grantor Trust. If no election is made to treat the trust fund for a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Therefore, if you hold the certificates issued by a grantor trust, you will be treated as the owner of an undivided pro rata interest in the assets of the trust fund.

      REMIC. Regular interests in a trust fund as to which a REMIC election is made generally are debt obligations for federal income tax purposes. In some cases, REMIC regular interests may be issued with original issue discount for federal income tax purposes. In general:

            (1) certificates held by a real estate investment trust will be treated as "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code and interest on REMIC regular interests, and any amounts includible in income with respect to residual interests in a trust fund for which a REMIC election is made held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B), and

            (2) REMIC regular interests held by a REMIC will be considered "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Internal Revenue Code, in each case to the extent described in this prospectus and in the related prospectus supplement.

      We urge you to consult your tax advisor and to review "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

                              ERISA Considerations

      The acquisition of a certificate by a plan subject to the Employee Retirement Income Security Act of 1974, as amended, which is also known as ERISA, or any other plan subject to section 4975 of the Internal Revenue Code could, in some instances, result in violations of the fiduciary responsibility provisions of ERISA and section 4975 of the Internal Revenue Code or a prohibited transaction. Exemptions from the prohibited transaction rules could be applicable. Moreover, the Department of Labor has advised us that the certificates qualify for favorable treatment as "guaranteed governmental mortgage pool certificates" for purposes of the Department of Labor's plan asset regulations. Accordingly, certain ERISA standards will not apply to administration of assets of a trust fund. We suggest that you review "ERISA Considerations" in this prospectus and in the related prospectus supplement.


                                Legal Investment

      The certificates will constitute securities guaranteed by Farmer Mac for purposes of Farmer Mac's charter. By statute, the certificates will be legal investments for some types of institutional investors if those investors are authorized under any applicable law to purchase, hold or invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent specific classes of the certificates constitute legal investments for you. You should review "Legal Investment" in this prospectus and in the related prospectus supplement.


     Offices of Farmer Mac and Farmer Mac Mortgage Securities Corporation

      The principal executive offices of Farmer Mac and Farmer Mac Mortgage Securities Corporation are located at 919 18th Street, N.W., Washington, D.C. 20006. Our telephone number is 202/872-7700.

                                  RISK FACTORS

      You should carefully consider the following risks, together with the risks set forth in "Risk Factors" in the prospectus supplement, before investing in any certificates. If any of the following risks actually occur, your investment could be materially and adversely affected.

Your investment in the certificates will have limited liquidity.

      No market will exist for the certificates of any series prior to their issuance. We do not know if a secondary market for the certificates of any series will develop. If a secondary market does develop, we cannot assure you that it will provide you with liquidity of your investment. Any secondary market for the certificates may provide less liquidity to you than a comparable market for securities backed by single-family mortgage loans. The market value of the certificates will fluctuate with changes in prevailing market rates of interest. As a result, you may be forced to sell your certificates in any secondary market that may develop at less than 100% of their original certificate balance or their purchase price. Even if a secondary market that provides you with liquidity for your investment does develop, we cannot predict whether it will continue while certificates you hold are outstanding.

      Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights and your certificates will be subject to early retirement only under specified circumstances described in this prospectus and in the related prospectus supplement.

Farmer Mac's guarantee of the timely payment of interest on and principal of certificates is limited.

      Farmer Mac's obligations under its guarantee of interest on and principal of certificates are obligations solely of Farmer Mac. Farmer Mac's obligations are not backed by the full faith and credit of the United States.

      Farmer Mac must set aside in a segregated account a portion of the fees it charges for providing its guarantee as a reserve against losses from its guarantee activities. If Farmer Mac is required to make a payment under its guarantee, it will use the fees in this reserve account or its general assets. If Farmer Mac's reserve account is exhausted, Farmer Mac's charter authorizes Farmer Mac to borrow up to $1.5 billion from the Secretary of the Treasury to cover its guarantee. However, Farmer Mac expects that its future maximum potential liability under its guarantees of outstanding securities will greatly exceed its resources, including its limited ability to borrow from the United States Treasury. Therefore, if Farmer Mac's losses exceed $1.5 billion plus all amounts in the reserve account and Farmer Mac's general assets, it is possible that Farmer Mac will not have the funds to make payments under its guarantee.

      In addition, if Farmer Mac is required to borrow money from the Secretary of the Treasury to fulfill its guarantee obligations, the Secretary of the Treasury will have up to ten days after it receives the certification it requires to get Farmer Mac the money it needs. If Farmer Mac does not make a timely demand upon the Secretary of the Treasury, Farmer Mac will not be able to make payments of interest on and principal of certificates on a timely basis.


The rate and timing of principal payments on the mortgage loans could adversely affect your investment.

      Agricultural lending typically involves fewer, larger loans to single borrowers than does lending on single-family residences. For this reason, the yield on your certificates could be adversely affected if even one borrower on one mortgage loan in the trust fund that issued your certificates does not repay its loan as scheduled.

      A borrower's repayment of an agricultural mortgage loan is typically dependent on the success of the related farming operation, which is, in turn, dependent on many factors over which a farmer may have little or no control. These factors include weather conditions, domestic and international economic conditions and even political conditions. If the cash flow from a farming operation is reduced because, for example, adverse weather conditions destroy a crop or prevent the planting or harvesting of a crop, the borrower may not be able to repay the loan on time or at all. If a borrower defaults on a mortgage loan, the mortgage may be liquidated, which would likely result in a principal prepayment on the mortgage loan. Generally, the yield to maturity on your certificates will be sensitive to some extent to the rate and timing of principal payments, including prepayments, on the mortgage loans in the related trust fund. We know that the rate and timing of principal payments, including prepayments, may fluctuate significantly from time to time. However, we cannot meaningfully predict the rate and timing of principal payments, including prepayments, on agricultural mortgage loans held in any one trust fund.

      In addition, the yield to maturity on your certificates may vary depending on whether you purchased them at a discount or premium. If you purchased your certificates at a discount, you should be aware that a slower than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. If you purchased your certificates at a premium, or if your certificates entitle you to interest payments and low, nominal or no principal distributions, you should be aware that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.

      You  should  fully  consider  all  of the  risks  described  above  before investing in any certificates. In particular, if you are investing in certificates that are entitled to interest distributions, but disproportionately low, nominal or no principal distributions, you should fully consider the risk that an extremely rapid rate of principal payments on the mortgage loans could result in your failure to recoup your initial investment.

Additional risks to your investment are associated with borrower prepayments.

      Any principal prepayment on a mortgage loan in the trust fund that issued your certificates, whether because of a borrower default or otherwise, may significantly affect the yield on and maturity of your certificates.


      For example, many loans secured by agricultural real estate require that penalty amounts or other charges accompany all prepayments. This provision is designed to prevent or discourage prepayments under the loans. However, a borrower under this type of mortgage loan may decide to make a voluntary prepayment on the mortgage loan despite the fact that he or she will be required to pay a charge. The trustee will distribute a portion, calculated as described in the related prospectus supplement, of the amount of any charge actually collected from the borrower to the holders of the related class of certificates to mitigate in part their reinvestment losses on the prepaid amount. However, Farmer Mac does not guarantee the collection of any charge imposed in connection with a prepayment on a mortgage loan. For this reason, your expected yield in the certificates may be sensitive to some degree to the extent these charges are not collected.

      In addition, even if a charge on a prepaid mortgage loan is collected and distributed, that charge may not be sufficient to maintain the yield to maturity on the related mortgage loan, and the corresponding class of certificates, at the level you would have realized without the prepayment.

If we do not issue the certificates in definitive form, your exercise of your rights may be limited.

      We will state in the prospectus supplement if one or more classes of the certificates will be:

            - issued and maintained on the book-entry system of the federal reserve banks; or

            - represented initially by one or more certificates registered in the name of a nominee for a central depository, which we will identify in the prospectus supplement; or

            - issued and maintained on the book-entry system of the federal reserve banks and represented initially by one or more certificates registered in the name of a nominee for a central depository, which we will identify in the prospectus supplement.

If you purchase certificates that are issued in any of these forms, they will not be registered in your name. Because of this, unless and until definitive certificates are issued in your name:

            - although you are the beneficial owner of the certificates, the trustee of the related trust fund, will not recognize you as the holder of the certificates; and

            - you will be able to transfer your certificates and exercise other rights of holders only indirectly through the federal reserve banks and their participating financial institutions or through the identified central depository and its participating organizations.

           SPECIFIC INFORMATION FOUND IN EACH PROSPECTUS SUPPLEMENT

      As  more  particularly  described  in  this  prospectus,   the  prospectus
supplement relating to the certificates of each series will provide the following information about the certificates:


            - a description of the class or classes of certificates, including the payment provisions with respect to each class and the pass-through rate or method of determining the pass-through rate with respect to each class;

            - the aggregate principal amount and distribution dates relating to the series and, if applicable, the initial and final scheduled distribution dates for each class;

            - information about the assets comprising the trust fund, including the general characteristics of the assets;

            - the circumstances, if any, under which the trust fund may be subject to early termination;

            - additional information with respect to the method of distribution of the certificates;

            - whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

            - information as to the terms of Farmer Mac's guarantee of the certificates;

            - whether the certificates will be initially issued in definitive or book-entry form; and

            - to what extent, if any, Farmer Mac's guarantee will cover the timely payment of balloon payments on balloon loans.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

      Farmer Mac is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In compliance with the Exchange Act, Farmer Mac files reports and other information with the SEC.


      Farmer Mac Mortgage Securities Corporation, as depositor, has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus forms a part of the registration statement. The depositor intends to establish a trust and cause it to issue a series of certificates as soon as practicable after the registration statement is declared effective. This prospectus and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in the prospectus and the prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the registration statement and the exhibits to the registration statement. The SEC maintains public reference facilities where you can inspect and copy the registration statement and its exhibits. These facilities include the SEC's public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located as follows: in Chicago, at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and in New York, at Seven World Trade Center, New York, New York 10048. The SEC maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and other information regarding registrants, including Farmer Mac and the depositor, that file electronically with the SEC.

      Unless and until definitive certificates are issued or unless otherwise provided in the related prospectus supplement, Farmer Mac Mortgage Securities Corporation, as depositor, will forward to the Federal Reserve Bank of New York or the nominee for any private depository, as applicable, periodic unaudited reports concerning the related trust fund. When and if definitive certificates are issued, the depositor will deliver those reports to holders of definitive certificates. Reports may be available to beneficial owners of certificates upon request to the appropriate participating organization of the central depository identified in the prospectus supplement, through the facilities of the SEC or through information vendors, as discussed below. See "Description of the Certificates - Reports to Holders; Publication of Certificate Principal Factors" and "Description of the Agreements."

      Farmer Mac Mortgage Securities Corporation, as depositor, made a written request to the staff of the SEC for an order pursuant to Section 12(h) of the Exchange Act exempting the depositor from some reporting requirements under the Exchange Act with respect to each trust fund. Though the SEC generally no longer issues those orders with respect to securities such as the certificates, the depositor now files with the SEC reports with respect to each trust fund as are required under the Exchange Act, as modified by prior SEC staff interpretations. The depositor will provide those reports to holders of definitive certificates, if any. Because of the limited number of record holders expected for each series, the depositor anticipates that a significant portion of its reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any related prospectus supplement. If given or made, you must not rely on the information or representations as having been authorized by Farmer Mac Mortgage Securities Corporation or any of the underwriters. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates to any person by any person in any state or other jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make a solicitation. The delivery of this prospectus at any time does not imply that information contained in this prospectus is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement it accordingly.


      Farmer Mac will make available to investors information about the certificates and pools underlying the certificates. Generally, Farmer Mac will provide this information on a periodic scheduled basis after the date on which the related pool is formed. The information will be available from various sources, including several information vendors that provide securities information. You can obtain the names of those vendors disseminating this information by writing to Farmer Mac at 919 18th Street, N.W., Washington, D.C. 20006 or calling Farmer Mac's Investor Inquiry Department at 1-800-TRY-FARM (879-3276). The information will also be made available at Farmer Mac's website at www.farmermac.com.

                      WE HAVE INCORPORATED SOME INFORMATION
                         BY REFERENCE TO OTHER DOCUMENTS

      All documents and reports filed or caused to be filed by Farmer Mac Mortgage Securities Corporation, as depositor, with respect to a trust fund in accordance with sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of certificates evidencing interests in the trust fund, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus. In addition, Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 1999, and any subsequent reports filed with the SEC in accordance with sections 13(a) or 15(d) of the Exchange Act shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus. All documents and reports Farmer Mac files in accordance with sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering made by this prospectus will likewise be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus. These documents and reports can be inspected at the public reference facilities the SEC maintains listed above under the caption "Where You Can Find Additional Information."

      The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and KPMG LLP, independent public accountants, and are incorporated by reference in this prospectus and in the registration statement in reliance upon the authority of said firms as experts in giving said reports.

      Upon request, Farmer Mac Mortgage Securities Corporation, as depositor, will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of the certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for these documents should be directed in writing to Farmer Mac Mortgage Securities Corporation, 919 18th Street, N.W., Suite 200, Washington, D.C. 20006, Attention: Corporate Secretary. The depositor has determined that its financial statements are not material to the offering of any certificates.

                         DESCRIPTION OF THE TRUST FUNDS

General

      The certificates of any series will receive payments only from the assets of the related trust fund and will not be entitled to payments from assets of any other trust fund Farmer Mac Mortgage Securities Corporation establishes. The certificates of each series will not represent an obligation of or interest in Farmer Mac Mortgage Securities Corporation, any mortgage loan originator, any mortgage loan seller, any central servicer or any of their respective affiliates, except to the limited extent described in this prospectus and in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related certificates pursuant to a trust agreement, as more fully described in this prospectus. See "Description of the Agreements."

The Assets in Each Trust Fund

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

                 -specified assets that we call Qualified Assets,

                 -proceeds and collections on the Qualified Assets, deposited in, or held as investments in, one or more accounts, and

                 -Farmer Mac's  guarantee  of the timely  payment of interest on and principal of each class of certificates entitled to receive interest or principal or interest and principal.

      Qualified Assets

      The "Qualified Assets" with respect to each series of certificates will consist of:

            (1) one or more segregated pools of various types of agricultural real estate mortgage loans (collectively, the "Qualified Loans"), which will not be guaranteed or insured by Farmer Mac or any of its affiliates or by any governmental agency or instrumentality or other person, or

            (2) portions of loans guaranteed by the United States Secretary of Agriculture pursuant to the Consolidated Farm and Rural Development Act (7 U.S. section 921 et seq.) ("Guaranteed Portions"), or

            (3) other guaranteed agricultural mortgage-backed certificates issued and offered pursuant to this registration statement or registration statements Farmer Mac Mortgage Securities Corporation has previously or subsequently filed, or


            (4) mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Qualified Loans or Guaranteed Portions (collectively, the "QMBS") or

            (5)  a combination of the foregoing.

      Farmer Mac's Guarantee

      The certificates of each series will be covered by a guarantee from Farmer Mac. Because Farmer Mac's guarantee runs directly to holders of certificates, it does not directly cover payments on the related Qualified Loans included in or underlying the related trust fund. Each Farmer Mac guarantee will provide for the payment by Farmer Mac to holders of certificates of any and all amounts necessary to assure the timely payment of all required distributions of interest and principal on the certificates to the extent set forth in the related prospectus supplement. The related prospectus supplement will specify the extent of Farmer Mac's guarantee obligation, if any, with respect to any Qualified Loan in default as to its balloon payment and will discuss any resulting impact on the expected yield of the related certificates. In addition, Farmer Mac guarantees the distribution to holders of certificates of the principal balance of each class of certificates in full no later than the related final scheduled distribution date, whether or not sufficient funds are available in the Certificate Account, which we define in "Description of the Agreements - Accounts - Withdrawals."


      Farmer Mac's obligations under each guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States. Farmer Mac will not guarantee the collection from any borrower of any yield maintenance charge or any other premium payable in connection with a principal prepayment on a Qualified Loan. In the event the related trust agreement entitles the related holders to receive distributions of yield maintenance charges or prepayment premiums, the holders will receive a portion, calculated as described in the related prospectus supplement, of those amounts actually collected from the borrower to mitigate in part their reinvestment losses on the prepaid amount. Under Farmer Mac's charter, Farmer Mac is required to establish a segregated account into which it will deposit a portion of the guarantee fees it receives for its guarantee obligations as a loss reserve. Farmer Mac expects that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will substantially exceed any amounts on deposit in this reserve account. The amount on deposit in the reserve account as of the end of any calendar quarter is set forth as an allowance for losses in Farmer Mac's consolidated balance sheets filed with the SEC and incorporated by reference in this prospectus. See "We Have Incorporated Some Information by Reference to Other Documents." If this reserve account, together with any remaining general Farmer Mac assets, is not sufficient to enable Farmer Mac to make a required payment under any guarantee, Farmer Mac will borrow from the Secretary of the Treasury in an amount up to $1.5 billion. The Secretary of the Treasury is required to purchase obligations Farmer Mac issues not later than ten business days after receipt by the Secretary of the Treasury of a certification by Farmer Mac in accordance with the requirements of the Farmer Mac's charter. The trust agreement will contain various timing mechanisms designed to assure that Farmer Mac will have sufficient advance notice of any obligation under a guarantee in order, to the extent required, to make timely demand upon the Secretary of the Treasury. Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will greatly exceed its resources, including its limited ability to borrow from the United States Treasury. See "Risk Factors - Farmer Mac's guarantee of the timely payment of interest on and principal of certificates is limited."

      Except for Farmer Mac's guarantee, neither the certificates nor any assets in the related trust fund, other than Guaranteed Portions, will be guaranteed or insured by any governmental agency or instrumentality or by any other person.

      Collections

      Each trust fund will include proceeds and collections on the Qualified Assets, which will be deposited in one or more accounts (each, a "Collection Account" and, collectively, the "Collection Accounts"). Collection Accounts will include collections on various pools of Qualified Assets and other funds of Farmer Mac. Each central servicer named in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit into the Collection Accounts all payments and collections received or advanced with respect to the Qualified Assets in the trust fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account. Funds held in each Collection Account may be held as cash or invested in short-term obligations. Prior to each distribution date, each central servicer will remit to Farmer Mac, as master servicer, for deposit into the Certificate Account maintained by Farmer Mac funds then held in the Collection Accounts that are to be distributed on the following distribution date. See "Description of the Agreements - Accounts" in this prospectus.

Qualified Loans

      General

      The general characteristics of, and eligibility standards for, Qualified Loans are as follows:

            (1) each Qualified Loan must be secured by a fee simple mortgage or a mortgage on a leasehold the remaining term of which is at least five years longer than the amortization period of the Qualified Loan, with a first lien on agricultural real estate, which we define as a parcel or parcels of land, which may be improved by buildings or other structures permanently affixed to the parcel or parcels, that:

                  - are used for the production of one or more agricultural
                    commodities; and

                  - consist of at least five acres or produce annual receipts of at least $5,000;

            (2) the agricultural real estate securing each Qualified Loan must be located within the United States;

            (3)  the borrower under each Qualified Loan must be:

                  - a citizen or national of the United States or an alien
                    lawfully admitted for permanent residence in the United States; or

                  - a  private   corporation  or   partnership   whose  members,
                    stockholders or partners holding a majority interest in the corporation or partnership are citizens or nationals of the United States or aliens lawfully admitted for permanent residence in the United States;

            (4) the borrower under each Qualified Loan must have training or farming experience sufficient to ensure a reasonable likelihood of repayment of the loan according to its terms; and

            (5) each Qualified Loan may be an existing or newly originated mortgage loan that conforms to the requirements set forth in Farmer Mac's program guides.

The principal amount of a Qualified Loan secured by agricultural real estate of more than one thousand acres may not exceed $3.5 million, as adjusted for inflation as of October 31, 1998.

      All buildings and other improvements on the mortgaged property securing a Qualified Loan that have been given value in Farmer Mac's appraisal of the mortgaged property must be covered by a hazard insurance policy. Each such hazard insurance policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Farmer Mac may require flood insurance after considering the risk of flood loss on the repayment ability of the borrower and the contributory value of buildings located in an area designated as a flood plain by the federal government.

      Terms of Mortgage Loans

      Each Qualified Loan may provide for accrual of interest on the loan at a mortgage interest rate that:

                 -is fixed over its term; or

                 -adjusts from time to time; or

                 -is partially fixed and partially floating; or

                 -may be  converted  from  floating  to fixed,  or from fixed to floating, from time to time at the mortgagor's election.

The floating mortgage interest rates on the Qualified Loans in a trust fund may be based on one or more indices.

      Each Qualified Loan may provide for:

                 -scheduled payments to maturity;

                 -payments that adjust from time to time to accommodate  changes in the mortgage interest rate or to reflect the occurrence of specified events; or

                 -accelerated amortization.

A Qualified Loan may be fully amortizing or may require a balloon payment due on its stated maturity date. A Qualified Loan may provide for payments of principal, interest or principal and interest, on due dates that occur monthly, quarterly, semi-annually, annually or another interval.

      A Qualified Loan may contain prohibitions on prepayment or require payment of a prepayment premium or yield maintenance charge in connection with a prepayment.

      We will describe in more detail the terms of the Qualified Loans included in a trust fund in the related prospectus supplement.

      Farmer Mac's Underwriting Standards and Appraisal Standards

      In addition to the statutory standards described above, Farmer Mac has established supplemental standards described below in an effort to reduce the risk of loss from defaults by borrowers and to provide guidance to a participant in its guarantee program concerning management, administration and conduct of appraisals.

      Farmer Mac's Underwriting Standards and Appraisal Standards are based on industry norms for mortgage loans qualified to be sold in the secondary market. Farmer Mac's Underwriting Standards and Appraisal Standards are designed to assess the creditworthiness of the borrower, as well as the value of the mortgaged properties relative to the amount of the Qualified Loan. While Farmer Mac, either itself or through contract underwriters, reviews all loans submitted to it for purchase, Farmer Mac generally relies on representations and warranties made by originators or other sellers of Qualified Loans to Farmer Mac (collectively, "Sellers") to ensure that the Qualified Loans included in the trust fund conform to Farmer Mac's Underwriting Standards and other requirements of Farmer Mac's program guides.

      Farmer Mac's Underwriting Standards require, among other things, that the loan-to-value ratio for any Qualified Loan cannot exceed 70%. In the case of newly originated Qualified Loans secured by agricultural real estate, borrowers must also meet certain credit ratios, including:

                 -a pro forma debt-to-asset ratio, on a market value basis, of 50% or less, after closing the new loan;

                 -a pro forma cash flow to debt service coverage ratio of not less than 1:1 on the property;

                 -a total debt service  coverage ratio,  computed on a pro forma basis, of not less than 1.25:1, including farm and off-farm income; and

                 -a ratio of current assets to current liabilities,  computed on a pro forma market value basis, of not less than 1:1.

      In the case of existing loans, Farmer Mac considers sustained loan performance to be a reliable alternative indicator of a borrower's ability to pay the loan according to its terms. An existing loan generally will be eligible for pooling and inclusion in a trust fund if:

                 -it is at least three years old,

                 -has a loan-to-value ratio based on an updated appraisal of 60%
                  or less if the loan is at least five years old or 70% or less if the loan is less than five years old,

                 -there have been no payments  more than 30 days past due during the three years prior to pooling, and

                 -there have been no material  restructurings  or  modifications during the five years prior to pooling.

      Farmer Mac's Underwriting Standards provide that Farmer Mac may purchase or guarantee securities backed by mortgage loans that do not conform to one or more of the Underwriting Standards when:

            (1) those loans exceed one or more of the Underwriting Standards to which they do conform to a degree that compensates for noncompliance with one or more other Underwriting Standards, and

            (2) those loans are made to producers of particular agricultural commodities in a segment of agriculture in which noncompliance with some of the Underwriting Standards and compensating strengths for others are typical of the financial condition of sound borrowers.

For example, Farmer Mac will generally accept a newly originated Qualified Loan secured by agricultural real estate that does not conform to the credit ratios described in the previous paragraph if:

            (1) the related agricultural real estate includes a single-family, owner-occupied, detached residence that constitutes a sufficient portion, as determined by Farmer Mac, of the total appraised value of the property and that residence is used as the borrower's primary residence;

            (2) the borrower generates sufficient income from all sources to repay all creditors, as determined by two tests:

                  - the borrower's monthly house payment-to-income ratio is
                    28% or less, and

                  - the borrower's monthly debt payment-to-income ratio is
                    36% or less; and

            (3) the borrower has demonstrated sound credit characteristics through a history of timely debt repayment, generally based on a credit report with information from at least two national credit information repositories.

As with the Underwriting Standards, the two tests are guidelines and deviations from the tests are acceptable if there are clearly identified compensating strengths. Approval of variances from these guidelines remains at the sole discretion of Farmer Mac.

      Farmer Mac's acceptance of mortgage loans that do not conform to one or more of Farmer Mac's Underwriting Standards is not intended to provide a basis for waiving or lessening in any way the requirement that mortgage loans be of high quality in order to be included in a trust fund. The entity that requests the acceptance by Farmer Mac of mortgage loans that do not conform to Farmer Mac's Underwriting Standards bears the burden of convincing Farmer Mac that the inclusion of such loans in a trust fund will strengthen, not weaken, the overall performance of the trust fund. For those reasons, Farmer Mac does not believe that the inclusion of loans that do not conform to all of Farmer Mac's Underwriting Standards in a particular trust fund creates any additional risk.

      Farmer Mac's Appraisal Standards for newly originated loans require, among other things, that the appraisal function be performed independently of the credit decision making process. Sellers are expected to develop, implement and maintain appraisal policies that ensure the following objectives are met:

            (1) the collateral valuation function is conducted and administered by qualified individuals;

            (2)  appraiser qualifications are verified and documented;

            (3)  there is uniform  reporting of reliable and accurate  estimates
                 of  market  value,   market  rent,  net  property   income  and
                 characteristics of the subject property; and

            (4) Sellers will conduct, in a timely and reliable fashion, an administrative appraisal review designed to ensure that appraisals meet expectations communicated in the engagement process and identify apparent departures from Farmer Mac's Appraisal Standards.

Farmer Mac will review selected appraisals to ensure compliance with the Appraisal Standards and of the administration of the appraisal function conducted by Sellers.

Qualified Loan Groups

      The  Qualified  Loans  in a trust  fund  may be  divided  into two or more
groups.   Each  group  will  be  made  up  of  Qualified  Loans  having  similar characteristics, such as:

                 -similar due dates for scheduled payments;

                 -similar mortgage interest rates or methods of calculating mortgage interest rates; and

                 -similar scheduled final maturities.

      We will specify in the related prospectus supplement whether a mortgage loan group will, for our designation and reporting purposes, constitute a pool of mortgage loans. We will also provide the numerical designation for each pool comprising the related series. Payments of interest and principal on the Qualified Loans in a mortgage loan group will be applied first to required distributions on the class or classes of certificates related to that mortgage loan group.

      Thus, each mortgage loan group and each related class or classes of certificates will be separate and distinct from every other mortgage loan group and its related class or classes of certificates, except with respect to certificates evidencing an ownership interest only in interest payments or residual payments from Qualified Loans in two or more mortgage loan groups. We will provide information about any mortgage loan group in the related prospectus supplement.

Qualified Loan Information in Prospectus Supplements

      Each prospectus supplement, as of the date of the prospectus supplement, will provide the following or similar information about the Qualified Loans:

            (1) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Qualified Loans as of the close of business on the first day of formation of the related trust fund (the "Cut-off Date");

            (2) the percentage by principal balance of Qualified Loans secured by mortgaged properties upon which specified commodity groups are produced, for example:

                  - food grains,
                  - feed crops,
                  - cotton/tobacco,
                  - oilseeds,
                  -  potatoes,   tomatoes  and  other  vegetables,  -  permanent
                  plantings, - sugarbeets, cane and other crops, - timber, - dairy, - cattle and calves, and - sheep, lamb and other livestock;

            (3) the weighted average by principal balance of the original and remaining terms to maturity of the Qualified Loans;

            (4) the earliest and latest origination date and maturity date of the Qualified Loans;

            (5) the loan-to-value ratios and the weighted average by principal balance of the current loan-to-value ratios of the Qualified Loans;

            (6) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate borne by the Qualified Loans;

            (7) the geographic distribution of Qualified Loans secured by mortgaged properties;

            (8) information with respect to the amortization provisions and provisions relating to prepayment, including any prepayment premiums, yield maintenance charges or lock-outs, if any, of the Qualified Loans;

            (9) with respect to Qualified Loans with floating mortgage interest rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of such monthly payment adjustments; and

            (10) information  regarding  the  payment   characteristics  of  the
                 Qualified  Loans,   including   without   limitation,   balloon
                 payments.

If specific information respecting the Qualified Loans is not known at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days after such initial issuance.

QMBS


      Any QMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "QMBS Agreement"). A seller (the "QMBS Issuer") and/or servicer (the "QMBS Servicer") of the underlying Qualified Loans (or "Underlying QMBS") will have entered into the QMBS Agreement with a trustee or a custodian under the QMBS Agreement (the "QMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Qualified Loans or QMBS evidenced by the QMBS.

      Distributions of any principal or interest, as applicable, will be made on QMBS on the dates specified in the related prospectus supplement. The QMBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the QMBS by the QMBS Trustee or the QMBS Servicer. The QMBS Issuer or the QMBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the QMBS for the breach of certain representations and warranties contained in the QMBS Agreement or under other circumstances specified in the related prospectus supplement.

      The  prospectus  supplement  for  a  series  of  certificates   evidencing
interests in Qualified Assets that include QMBS generally will specify:

            (1) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the QMBS to be included in the related trust fund;

            (2) the original and remaining term to stated maturity of the QMBS, if applicable;

            (3) whether the QMBS is entitled only to interest payments, only to principal payments or to both;

            (4) the pass-through or bond rate of the QMBS or formula for determining such rates, if any;

            (5) the applicable payment provisions for the QMBS, including, but not limited to, any priorities, payment schedules and subordination features;

            (6) the QMBS Issuer, QMBS Servicer and QMBS Trustee, as applicable;

            (7) certain characteristics of the credit support, if any, such as guarantees, subordination, reserve funds, insurance policies or letters of credit or relating to the related underlying Qualified Loans, the underlying QMBS or directly to the QMBS;

            (8) the terms on which the related underlying Qualified Loans or underlying QMBS for such QMBS or the QMBS may, or are required to, be purchased prior to their maturity;

            (9) the terms on which Qualified Loans or underlying QMBS may be substituted for those originally underlying the QMBS;

            (10) the servicing fees payable under the QMBS Agreement;

            (11) the type of information in respect of the underlying  Qualified
                 Loans described under " Qualified Loans - Qualified Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying QMBS described in this paragraph;

            (12) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the QMBS; and

            (13) whether the QMBS is in  certificated  form,  book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Guaranteed Portions

      The participation in a loan guaranteed by the Secretary of Agriculture pursuant to the Consolidated Farm and Rural Development Act (7 U.S.C. 1921 et seq.) is statutorily included in the definition of loans eligible as "Qualified Loans" for Farmer Mac secondary market programs. Each such participation in the related whole loan (the "Guaranteed Loan") is referred to herein as a "Guaranteed Portion" and the related guarantee is referred to herein as a "Secretary's Guarantee." Guaranteed Portions are exempt from all underwriting, appraisal and repayment standards otherwise applicable to Qualified Loans.

      The maximum loss covered by a Secretary's Guarantee can never exceed the lesser of:

            (1) 90% of principal and interest indebtedness on the Guaranteed Loan, any loan subsidy due, and 90% of principal and interest indebtedness on secured authorized protective advances for protection and preservation of the related mortgaged property; and

            (2) 90% of the principal advanced to or assured by the borrower under the Guaranteed Loan and any interest due, including a loan subsidy.

      The Secretary's Guarantee is a full faith and credit obligation of the United States. Any Guaranteed Portion is the portion of the loan that is fully guaranteed as to principal and interest due on the loan as described below. The Secretary's Guarantee is activated if a lender fails to repurchase the Guaranteed Portion from the owner thereof (the "Owner") within thirty (30) days of written demand from the Owner when:

                 -the borrower under the Guaranteed  Loan is in default not less than sixty (60) days in the payment of any principal or interest due on the Guaranteed Portion, or

                 -the lender has failed to remit to the Owner the  payment  made by the borrower on the Guaranteed Portion or any related loan subsidy within thirty (30) days of the lender's receipt thereof.

      If the lender does not repurchase the Guaranteed Portion as provided above, the Secretary of Agriculture is required to purchase the unpaid principal balance of the Guaranteed Portion together with accrued interest, including any loan subsidy, to the date of purchase, less the servicing fee, within thirty
(30) days of written demand from the Owner. While the Secretary's Guarantee will not cover the note interest on Guaranteed Portions accruing after ninety (90) days from the date of the original demand letter to the lender requesting repurchase, procedures set forth in the related trust agreement will require tendering of Guaranteed Portions in a timely manner so as not to exceed the 90-day period.

      If, in the opinion of the lender, with the concurrence of the Secretary of Agriculture, or in the opinion of the Secretary, repurchase of the Guaranteed Portion is necessary to service adequately the related Guaranteed Loan, the Owner will sell the Guaranteed Portion to the lender or the Secretary for an amount equal to the unpaid principal balance and accrued interest, including any loan subsidy, on such Guaranteed Portion less the lender's servicing fee. Regulations prohibit the lender from repurchasing Guaranteed Portions for arbitrage purposes.

      All Guaranteed Loans must be originated and serviced by eligible lenders. Under regulations, all eligible lenders must be subject to credit examination and supervision by either an agency of the United States or a state, must be in good standing with their licensing authorities and have met any licensing, loan making, loan servicing and other applicable requirements of the state in which the collateral for a Guaranteed Loan will be located. The lender on each Guaranteed Loan is required to retain the unguaranteed portion of the Guaranteed Loan (the "Unguaranteed Portion"), to service the entire underlying Guaranteed Loan, including the Guaranteed Portion and to remain mortgagee and/or secured party of record. The Guaranteed Portion and the Unguaranteed Portion of the underlying Guaranteed Loan are to be secured by the same security with equal lien priority. The Guaranteed Portion cannot be paid later than or in any way be subordinated to the related Unguaranteed Portion.

      Farmer Mac's guarantee of certificates evidencing interests in a trust fund containing Guaranteed Portions will cover the timely payment of interest on and principal of such certificates, regardless of whether payment has been made under the Secretary's Guarantee.

                                 USE OF PROCEEDS

      Farmer Mac Mortgage Securities Corporation, as depositor, will apply the net proceeds it receives from its sale of a series of certificates to purchase assets from Sellers and to pay for the expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Qualified Assets the depositor acquires, prevailing interest rates, availability of funds and general market conditions.

      Rather than sell certificates directly itself, Farmer Mac Mortgage Securities Corporation, as depositor, expects that certificates comprising a substantial number of series will be exchanged by it for Qualified Assets being swapped to it by Sellers.


                              YIELD CONSIDERATIONS

General

      The yield on any certificate will depend on the price paid for the certificate, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average lives of the Qualified Assets in the related trust fund, all of which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors -The rate and timing of principal payments on the mortgage loans could adversely affect your investment" and " Additional risks to your investment are associated with borrower prepayments."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or floating pass-through rates, which may or may not be based upon the interest rates borne by the Qualified Assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of such certificates or, in the case of a variable or floating pass-through rate, the method of determining the pass-through rate, and the effect, if any, of the prepayment of any Qualified Asset on the pass-through rate of one or more classes of certificates.

      If the interest accrual period for a class ends prior to a distribution date for the related series of certificates, the effective yield to maturity to each holder entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of such certificate because, while interest will accrue on each such certificate during such interest accrual period, the distribution of such interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each  payment  of  interest  on  the  certificates,  or  addition  to  the certificate balance of a class of Accrual Certificates (as defined below in "Description of the Certificates - General"), on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated above under " Pass-Through Rate," if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by holders may be lower than the yield that would result if the interest accrual period ended on such distribution date. The interest accrual period for any class of certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments


      The yield to maturity on the certificates will be affected by the rate of principal payments on the Qualified Assets (including principal prepayments on Qualified Loans resulting from voluntary prepayments by the borrowers, defaults, repurchases, insurance proceeds, condemnations and involuntary liquidations). A number of social, economic, geographic, climatic, demographic, tax, legal and other factors may influence the rate at which principal prepayments and defaults occur on the Qualified Loans including, without limitation:

                 -the age of the Qualified Loans,

                 -the payment terms of the Qualified Loans,

                 -the availability of agricultural mortgage credit,

                 -enforceability of due-on-sale clauses,

                 -servicing decisions,

                 -the extent of the borrower's net equity in the related
                  mortgaged property,

                 -the characteristics of the borrowers,

                 -agricultural mortgage market interest rates in relation to the effective interest rates on the Qualified Loans, and

                 -other    unforeseeable    variables,    both    domestic   and
                  international, affecting particular commodity groups and the farming industry in general.

Generally, however, if prevailing interest rates fall significantly below the mortgage interest rates on the Qualified Loans comprising or underlying the Qualified Assets in a particular trust fund, such Qualified Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Qualified Loans. In this regard, it should be noted that certain Qualified Assets may consist of Qualified Loans with different mortgage interest rates and the stated pass-through or pay-through interest rate of certain QMBS may be a number of percentage points higher or lower than certain of the underlying Qualified Loans. The rate of principal payments on some or all of the classes of certificates of a series will correspond to the rate of principal payments on the Qualified Assets in the related trust fund and is likely to be affected by the existence of lock-out periods and prepayment premium or yield maintenance provisions of the Qualified Loans underlying or comprising such Qualified Assets, and by the extent to which the servicer of any such Qualified Loan is able to enforce such provisions. Qualified Loans with a lock-out period or a prepayment premium or yield maintenance provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Qualified Loans without such provisions, with shorter lock-out periods or with lower prepayment premiums or yield maintenance.


      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the certificate, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the certificate, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of such series of prepayments of the Qualified Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      A prepayment of principal, whether full or partial, is applied so as to reduce the outstanding principal balance of the related Qualified Loan as of the due date following the date on which such prepayment is received. As a result, a prepayment on a Qualified Loan will not reduce the amount of interest passed through to holders for each related interest accrual period.

      The timing of changes in the rate of principal payments on the Qualified Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Qualified Assets and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease, or increase, in the rate of principal payments.

Prepayments, Maturity and Weighted Average Lives

      The rates at which principal payments are received on the Qualified Assets included in or comprising a trust fund for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Qualified Loans comprising or underlying the Qualified Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      As described in the related prospectus supplement for a series of certificates, each class of certificates will have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is required to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth in the prospectus supplement. Payment of the entire certificate balance of each such class no later than such final distribution date will be covered by Farmer Mac's guarantee.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the Qualified Loans comprising or underlying the Qualified Assets is paid to such class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default.


      In addition, the weighted average lives of the certificates may be affected by the varying maturities of the Qualified Loans comprising or underlying the Qualified Assets. If any Qualified Loans comprising or underlying the Qualified Assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of such certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Qualified Assets will, to some extent, be a function of the mix of mortgage interest rates and maturities of the Qualified Loans comprising or underlying such Qualified Assets. See "Description of the Trust Funds" herein.

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Qualified Loans underlying or comprising the Qualified Assets. Moreover, CPR was developed based upon historical prepayment experience for single-family residential mortgage loans. Thus, it is likely that prepayment of any Qualified Loans comprising or underlying the Qualified Assets for any series will not conform to any particular level of CPR.

      Farmer Mac Mortgage Securities Corporation is not aware of any meaningful prepayment statistics for Qualified Loans secured by agricultural real estate.

      The prospectus supplement with respect to each series of certificates may contain tables, if applicable, setting forth the projected weighted average life of each class of certificates of such series and the percentage of the initial certificate balance of each such class that would be outstanding on specified distribution dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Qualified Loans comprising or underlying the related Qualified Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average lives of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average lives of the certificates. It is unlikely that prepayment of any Qualified Loans comprising or underlying the Qualified Assets for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                  THE DEPOSITOR

      The depositor, Farmer Mac Mortgage Securities Corporation, is a wholly owned subsidiary of Farmer Mac that was incorporated in the State of Delaware in December 1991. The principal executive offices of the depositor are located at 919 18th Street, N.W., Washington, D.C. 20006. The depositor's telephone number is (202) 872-7700.

                   FEDERAL AGRICULTURAL MORTGAGE CORPORATION


      The Federal Agricultural Mortgage Corporation, which is also known as Farmer Mac, is a federally chartered instrumentality of the United States. Farmer Mac was established by Title VIII of the Farm Credit Act of 1971, as amended (12 U.S.C. section 2279aa et seq.), which is Farmer Mac's charter.Farmer Mac was established primarily to attract new capital for the financing of agricultural real estate and rural housing loans and to provide liquidity to agricultural real estate and rural housing lenders. Farmer Mac is intended to aid the development of a secondary market for agricultural real estate and rural housing loans made by participating originators, secured by first liens on agricultural real estate, including rural housing, by guaranteeing the timely payment of interest and principal on obligations backed by such loans and securities representing interests in such loans or in Guaranteed Portions.

      Section 503 of the Food, Agriculture, Conservation, and Trade Act Amendments of 1991 provided for the creation of an Office of Secondary Market Oversight within the Farm Credit Administration that is managed by a full-time director selected by and reporting to the Farm Credit Administration Board. Through this office, the Farm Credit Administration has general regulatory and enforcement authority over Farmer Mac, including the authority to promulgate rules and regulations governing the activities of Farmer Mac and to apply its general enforcement powers to Farmer Mac and its activities. The Food, Agriculture, Conservation, and Trade Act Amendments also established certain minimum and critical capital levels for Farmer Mac.

      The Farm Credit System Reform Act of 1996, Pub. L. 104-105, which the President of the United States signed into law on February 10, 1996, modified Farmer Mac's charter as it theretofore existed in several major respects, by, among other things:

            (1) authorizing Farmer Mac to purchase Qualified Loans and to include such purchased Qualified Loans in trust funds serving as the basis for securities guaranteed by Farmer Mac,

            (2) extending from December 1996 to December 1999 the statutory deadline for the full imposition of certain regulatory capital requirements applicable to Farmer Mac, and

            (3) eliminating statutory requirements for credit support features aggregating not less than ten percent of the initial principal balances of pools of Qualified Loans in a trust fund.

The Farm Credit System Reform Act also made various statutory changes intended to further streamline program operations and clarify certain ambiguous statutory provisions.

      The Farm Credit System Reform Act also imposed certain additional capital requirements upon Farmer Mac and timing limitations therefor, including a requirement that Farmer Mac increase its capital to at least $25 million. As of December 31, 1999, Farmer Mac's regulatory capital as reported on its Annual Report on Form 10-K for the year ended December 31, 1999 was $88.8 million.


      Farmer Mac's charter authorizes Farmer Mac to borrow up to $1.5 billion from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations. The debt created by such borrowing will bear interest at a rate determined by the Secretary of the Treasury taking into consideration the average rate on outstanding marketable obligations of the United States as of the last day of the calendar month ending before the date of the purchase of such obligations. Farmer Mac is required to repurchase its debt obligations from the Treasury within a reasonable time.

      Public offerings of securities guaranteed by Farmer Mac must be registered with the SEC pursuant to the Securities Act. Farmer Mac is also subject to the periodic reporting requirements of the Exchange Act and, accordingly, files reports with the SEC pursuant thereto. Pursuant to existing Farm Credit Administration regulations, Farmer Mac is required to file quarterly reports of condition with the Farm Credit Administration, as well as copies of all documents filed with the SEC under the Securities Act and the Exchange Act.

      Farmer  Mac's  charter  authorizes  the  Comptroller   General  to  review
annually, and submit to the Congress a report regarding the actuarial soundness and reasonableness of the fees Farmer Mac charges for providing its guarantee.

      Although Farmer Mac is an institution of the Farm Credit System, it is not liable for any debt or obligation of any other institution of the Farm Credit System (a "System Institution"). Neither the Farm Credit System nor any other individual System Institution is liable for any debt or obligation of Farmer Mac. For more information about Farmer Mac, see the documents incorporated by reference in this prospectus and referred to in "We Have Incorporated Some Information by Reference to Other Documents."

      Farmer Mac maintains its principal executive offices at 919 18th
Street, N.W., Washington, D.C. 20006.  Its telephone number is (202) 872-7700.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent in the aggregate the entire beneficial ownership interest in the trust fund created pursuant to the related trust agreement and issue supplement. The prospectus supplement for each series of certificates will fully describe the features of the certificates we are offering. In general, each series of certificates will consist of one or more classes of certificates that may have the following characteristics:

            (1) provide for the accrual of interest on the certificates based on fixed, variable or floating rates;

            (2)  be entitled to principal  distributions with disproportionately
                 low,  nominal  or  no  interest  distributions   (collectively,
                 "Stripped Principal Certificates");

            (3) be entitled to interest distributions with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates");

            (4) provide for distributions of accrued interest on the certificates commencing only after the occurrence of a specified event, such as the retirement of one or more other classes of certificates of the same series (collectively, "Accrual Certificates");

            (5) provide for distributions of principal sequentially, based on specified payment schedules, from only a portion of the assets in such trust fund or based on specified calculations, to the extent of available funds;

            (6) be entitled to distributions of any prepayment premium and yield maintenance charge to the extent collected; and/or

            (7) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described above, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds.

With respect to certificates with two or more components, references herein to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for any such component.

      Each  class  of  certificates  of a  series  will  be  issued  in  minimum denominations corresponding to stated principal amounts, or certificate balances, or, in the case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any certificates may be registered and the certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but Farmer Mac Mortgage Securities Corporation, as depositor, the trustee, or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related prospectus supplement. See " Book-Entry Registration" and "Risk Factors If we do not issue the certificates in definitive form, your exercise of your rights may be limited." Definitive Certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations.

Distributions


      Distributions on the certificates of each series will be made by or on behalf of Farmer Mac on each distribution date as specified in the related prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the distribution date occurs (the "Record Date"), and the amount of each distribution will be determined on or before the fifth business day during the month of such distribution date or such other date as may be specified in the trust agreement and described in the related prospectus supplement (the "Determination Date"). All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class or by random selection, as described in the related prospectus supplement or otherwise established by Farmer Mac. Payments will be made either by wire transfer in immediately available funds to the account of a holder at a bank or other entity having appropriate facilities therefor, if such holder has so notified the trustee or other person required to make such payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of Definitive Certificates will be made only upon presentation and surrender of the certificates at the location specified in the notice to holders of Definitive Certificates of such final distribution.

      All distributions on the certificates of each series on each distribution date will be made from the amount on deposit in the related Certificate Account on such distribution date as supplemented, to the extent necessary, by any amount paid by Farmer Mac under its guarantee. As described below, the entire amount on deposit in the Certificate Account will be distributed among the related certificates or otherwise released from the trust fund on each distribution date, and accordingly will not be available for any future distributions.

Distribution of Interest on the Certificates

      Interest on each class of certificates (other than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each series will accrue at the applicable pass-through rate on the outstanding certificate balance thereof and will be distributed to holders as provided in the related prospectus supplement. Distributions with respect to interest on Stripped Interest Certificates may be made on each distribution date on the basis of a notional amount as described in the related prospectus supplement. Stripped Principal Certificates with no stated pass-through rate will not accrue interest.

      Each class of  certificates,  other than  classes  of  Stripped  Principal
Certificates (which have no pass-through rate), may have a different pass-through rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or floating pass-through rate, the method for determining the pass-through rate.


      Distributions of interest in respect of the certificates of any class will be made on each distribution date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the certificate balance thereof on each distribution date. With respect to each class of certificates and each distribution date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding certificate balance thereof immediately prior to the distribution date, at the applicable pass-through rate. Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each distribution date, at the applicable pass-through rate. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to a notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

Distributions of Principal of the Certificates

      The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a certificate balance that, at any time, will equal the then maximum amount that the holder thereof is entitled to receive in respect of principal out of the future cash flow on the assets included in the related trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal thereon from time to time and, in the case of Accrual Certificates prior to the distribution date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. The initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related Qualified Assets as of the Cut-off Date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in such prospectus supplement until the certificate balance of such class has been reduced to zero. Distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class or by random selection, as described in the related prospectus supplement. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

Distributions on the Certificates of Prepayment Premiums and Yield Maintenance Charges

      If so provided in the related prospectus supplement, a portion of any prepayment premiums or yield maintenance charges that are collected on the Qualified Assets in the related trust fund may be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in such prospectus supplement.

Advances in Respect of Delinquencies

      With respect to any series of certificates, each central servicer or another entity described in the related prospectus supplement will be required to advance on or before each Certificate Account Deposit Date (as defined in "Description of the Agreements - Accounts - Withdrawals") its own funds in an amount equal to the aggregate of payments of principal and interest (net of the related fee to the central servicer) that were due on the Qualified Loans in such trust fund and were delinquent on such Certificate Account Deposit Date, subject to the central servicer's (or another entity's) good faith determination that such advances (each, an "Advance") will be reimbursable from recoveries on the Qualified Loans respecting which such Advances were made (as to any Qualified Loan, "Related Proceeds").


      Neither Farmer Mac Mortgage Securities Corporation, as depositor, nor any of its affiliates will have any responsibility to make such Advances, although Farmer Mac may make Advances if it deems such Advances appropriate. If no Advance is made, Farmer Mac will remain obligated to make required payments under its guarantee.

      Because Farmer Mac guarantees timely distribution of interest and principal on the certificates (including any balloon payments), the presence or absence of an Advancing obligation will not affect distributions of interest and principal to such holders.

      Advances are reimbursable generally from subsequent recoveries in respect of such Qualified Loans and otherwise to the extent described in this prospectus and in the related prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes QMBS will describe any corresponding advancing obligation of any person in connection with such QMBS.

Reports to Holders; Publication of Certificate Principal Factors

      With each distribution to holders of any class of certificates of a series, the master servicer will forward or cause to be forwarded to the trustee, Farmer Mac Mortgage Securities Corporation, as depositor, the Federal Reserve Bank of New York or the nominee for any private depository, if applicable, the holders of Definitive Certificates, if any, and to such other parties as may be specified in the related Agreement (as defined in "Description of the Agreements"), and will generally make available to financial publications and electronic services, a statement setting forth, in each case to the extent applicable and available:

            (1) information sufficient to enable holders of each class to calculate the amount of such distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, any prepayment premiums or yield maintenance charges included therein;

            (2) information sufficient to enable holders of each class to calculate the amount of such distribution allocable to Accrued Certificate Interest;

            (3) the certificate principal factor for each class of certificates, which is the percentage, carried to eight places, that, when multiplied by the denomination of a certificate of such class, will produce the certificate balance of such certificate or, in the case of an interest only certificate, the notional amount of such certificate immediately following such distribution date;

            (4) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to such distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

            (5) any other information required to be distributed to such parties as specified in the related prospectus supplement or Agreement.

      On or before the Determination Date for a class of certificates, Farmer Mac will calculate the certificate distribution amount for such distribution date, and, as soon as possible thereafter, will make available for such class of certificates comprising such series the certificate principal factor therefor described in clause (3) above.

      In the case of information furnished pursuant to clauses (1) and (2) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for such other specified portion thereof. The master servicer or the trustee, as specified in the related prospectus supplement, will make available any information it receives with respect to any QMBS.

      Within a reasonable period of time after the end of each calendar year, the master servicer, shall make available the information set forth in subclauses (1) and (2) above, aggregated for such calendar year. This obligation of the master servicer shall be deemed to have been satisfied to the extent that the master servicer provides substantially comparable information pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

      Unless and until Definitive Certificates are issued, or unless otherwise provided in the related prospectus supplement, the foregoing statement will be forwarded by the master servicer to the Federal Reserve Bank of New York or the nominee for the private depository, as applicable. Such statements are available through the facilities of the SEC and information vendors, may be accessed on Farmer Mac's website (www.farmermac.com) and may be obtained by the Beneficial Owner (as defined below under " A Depository System") by requesting a copy and certifying to the trustee and the master servicer that it is the Beneficial Owner of a certificate. See " Book-Entry Registration" and "Where You Can Find Additional Information." Communication among Beneficial Owners may be conducted through the facilities of the related depository or financial intermediary.

Termination

      Farmer Mac's responsibilities and obligations created by the trust agreement for each series of certificates will terminate upon the distribution to holders of that series of all amounts required to be distributed to them pursuant to such trust agreement following:

            (1) the final payment of the last Qualified Asset subject thereto,

            (2) the purchase of all of the assets of the trust fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement, or

            (3) distribution by Farmer Mac pursuant to Farmer Mac's guarantee on the final distribution date for the latest maturing class of such series of an amount sufficient to reduce the certificate balance thereof to zero.

In no event, however, will any trust created by the trust agreement continue beyond a date which is 21 years subsequent to the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the Cut-off Date for the related series. Farmer Mac shall make available to financial publications and electronic services notice for the benefit of holders that the final distribution will be made on the specified distribution date. The final distribution will be made only upon, in the case of any Definitive Certificate, presentation and surrender of such Definitive Certificate at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to early termination through the optional repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner described in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on or after a date specified in the related prospectus supplement, the party specified in the prospectus supplement will solicit bids for the purchase of all of the assets of the trust fund, or of a sufficient portion of the assets to retire such class or classes or purchase such assets at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Book-Entry Registration

      If so provided in the related prospectus supplement, one or more classes of the certificates of any series will be issued as Book-Entry Certificates, and each such class will either

                 -be issued and maintained only on the book-entry system of the Federal Reserve Banks (the "Fed System"), or

                 -be represented by one or more single  certificates  registered in the name of a nominee for the depository identified in the prospectus supplement (the "Depository").

The Fed System


      Book-Entry Certificates issued and maintained under the Fed System may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Such entities whose names appear on the book-entry records of the Federal Reserve Banks as the entities for whose accounts the certificates have been deposited are herein referred to as "Holders of Book-Entry Certificates." A Holder of Book-Entry Certificates is not necessarily the Beneficial Owner of a Book-Entry Certificate. Beneficial Owners will ordinarily hold beneficial interests in Book-Entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder of Book-Entry Certificates that is not the Beneficial Owner of a certificate, and each other financial intermediary in the chain to the Beneficial Owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the Beneficial Owner of a Book-Entry Certificate with respect to the applicable trust fund and the Federal Reserve Banks may be exercised only through the Holder of Book-Entry Certificates. None of Farmer Mac, the trustee, the master servicer or the Federal Reserve Banks will have a direct obligation to a Beneficial Owner of a Book-Entry Certificate that is not also the Holder of Book-Entry Certificates. The Federal Reserve Banks will act only upon the instructions of the Holders of Book-Entry Certificates in recording transfers of Book-Entry Certificates.

      A fiscal agency agreement between Farmer Mac and the Federal Reserve Bank of New York makes generally applicable to the Book-Entry Certificates:

                 -regulations governing Farmer Mac's use of the book-entry
                  system, and

                 -such  procedures,  insofar as applicable,  as may from time to time be established by regulations of the United States Department of the Treasury governing United States securities, as now set forth in Treasury Department Circular Number 300, 31 C.F.R. Part 306 (other than Subpart O).

The Book-Entry Certificates are also governed by applicable operating circulars and letters of the Federal Reserve Banks.

A Depository System

      Any Depository will be a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depository will have been created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants, which maintain accounts with the Depository, will include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to a Depository system will also be available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


      Generally, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through the Depository and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related distribution date because, while payments are required to be forwarded to the nominee, as nominee for the Depository, on each such date, the Depository will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. So long as a certificate is in book-entry form, the only Holder of Book-Entry Certificates will be the nominee for the Depository. The trustee will not recognize the Beneficial Owners as the Holders of Book-Entry Certificates under the Agreements. Beneficial Owners will be permitted to exercise the rights of Holders of Book-Entry Certificates under the related Agreements only indirectly through the Participants who in turn will exercise their rights through the Depository.

      Under the rules, regulations and procedures creating and affecting the Depository and its operations, the Depository will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and will be required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants, with which Beneficial Owners have accounts with respect to the Book-Entry Certificates, similarly will be required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

      Because the Depository will be able to act only on behalf of Participants, who in turn will act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      Under the Depository's procedures, the Depository will take any action permitted to be taken by a Holder of Book-Entry Certificates under an Agreement only at the direction of one or more Participants to whose account with the Depository interests in the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights, if any, required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights, if any, to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. The Depository may take conflicting actions to the extent that Participants authorize such actions. None of Farmer Mac, the trustee, the master servicer, Farmer Mac Mortgage Acceptance Company, as depositor, or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees, rather than to the Depository or its nominee only if:

            (1) Farmer Mac Mortgage Securities Corporation, as the depositor, advises the trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and the Depositor is unable to locate a qualified successor, or

            (2) the Depositor, at its option, elects to terminate the book-entry system through the Depository.


      Upon the occurrence of either of the events described in the immediately preceding paragraph, the Depository will be required to notify all Participants of the availability through the Depository of Definitive Certificates for the Beneficial Owners. Upon surrender by the Depository of the certificate or certificates representing the Book-Entry Certificates, together with instructions for re-registration, the trustee will issue or cause to be issued to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the trustee will recognize the Beneficial Owners as the holders of Definitive Certificates.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates of each series evidencing interests in a trust fund will be issued pursuant to a trust agreement among Farmer Mac Mortgage Securities Corporation, as depositor, Farmer Mac, in the capacities of guarantor and master servicer, and the trustee.

      If Qualified Loans are included in a trust fund, Farmer Mac will be responsible for the servicing of those Qualified Loans as master servicer. Farmer Mac's servicing responsibilities under the trust agreement will be performed on its behalf by one or more central servicers pursuant to servicing contracts, as supplemented, with Farmer Mac. A central servicer may subcontract the performance of certain of its servicing duties to a subservicer, who may be the Seller or originator of the Qualified Loans.

      The depositor will have purchased the Qualified Assets it deposits into a trust fund from Sellers pursuant to a master loan sale agreement or a selling and servicing agreement (each a "Sale Agreement"). Each Sale Agreement will include representations and warranties of the Seller concerning the Qualified Assets. The representations and warranties and the remedies for their breach will be assigned to the trustee for the benefit of the holders of the related series of certificates.

      The trust agreement, each servicing contract and each Sale Agreement relating to a particular series of certificates are herein collectively referred to as the "Agreements." The provisions of each Agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of a trust agreement, a servicing contract and a Sale Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any material provision of the Agreements relating to such series that are not covered by the descriptions in this prospectus. The summaries are not complete and you should read them together with any additional description in the related prospectus supplement. Furthermore, the provisions of the Agreements for each trust fund are controlling. As used herein with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. Farmer Mac Mortgage Securities Corporation, as depositor, will provide a copy of the Agreements, without exhibits, relating to any series of certificates without charge upon the written request by a holder of a certificate of that series addressed to the depositor, 919 18th Street, N.W., Washington, D.C. 20006.


Assignment of Assets; Repurchases

      At the time of issuance of any series of certificates, Farmer Mac Mortgage Securities Corporation, as depositor, will assign or cause to be assigned to the trustee, on behalf of holders of the certificates, the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to such assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to the depositor in exchange for the assets comprising the trust fund for such series. Each Qualified Asset will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include detailed information

            (1) in respect of each Qualified Loan included in the trust fund, including:

                  - the address of the related mortgaged property and type of such property;

                  - the mortgage interest rate and, if applicable, the
                    applicable index, margin, adjustment date and any rate cap information;

                  - the original and remaining term to maturity; and

                  - the original and outstanding principal balance; and

            (2) in respect of each QMBS included in the trust fund, including:

                  - the QMBS Issuer, QMBS Servicer and QMBS Trustee;

                  - the pass-through or bond rate or formula for determining the pass-through or bond rate;

                  - the issue date and original and remaining term to
                    maturity, if applicable;

                  - the original and outstanding principal amount; and

                  - payment provisions, if applicable.

      With respect to each Qualified Loan, Farmer Mac Mortgage Securities Corporation, as depositor, will deliver or cause to be delivered to the trustee or to the custodian hereinafter referred to, certain loan documents. These documents will, unless the Qualified Loan is evidenced by a participation certificate, include:

                 -the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

                 -the original mortgage (or a certified copy thereof) with
                  evidence of recording indicated thereon, and

                 -an assignment of the mortgage to the trustee in recordable form.

The related Agreements will require that Farmer Mac Mortgage Securities Corporation, as depositor, or another party specified therein, promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

      The trustee or a custodian will review the Qualified Loan documents within a specified period of days after receiving them. The trustee or the custodian will then hold the Qualified Loan documents in trust for the benefit of the holders of certificates. If any document is found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the Seller in writing. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Qualified Loan from the trustee at the Purchase Price (defined below in "Representations and Warranties; Repurchases") or replace the Qualified Loan with an eligible substitute Qualified Loan.

      With respect to each QMBS in certificated form, Farmer Mac Mortgage Securities Corporation, as depositor, will deliver or cause to be delivered to the trustee or the custodian, the original certificate or other definitive evidence of such QMBS together with a bond power or other instruments, certifications or documents required to transfer fully such QMBS to the trustee for the benefit of the holders of certificates. The related Agreement will require that either the depositor or the trustee promptly cause any QMBS in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee. With respect to each QMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the depositor and the trustee will cause such QMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the holders of certificates.

Representations and Warranties; Repurchases

      There will be assigned to the trustee pursuant to each trust agreement the representations and warranties of the Seller in the related Sale Agreement, as of a specified date covering, by way of example, the following types of matters:

                 -the accuracy of the  information  set forth for each Qualified
                  Loan on the schedule of Qualified Assets appearing as an exhibit to the trust agreement;

                 -the existence of title insurance insuring, or a title
                  opinion assuring, the lien priority of the Qualified Loan;

                 -the authority of the Seller to sell the Qualified Loan;

                 -the  payment  status of the  Qualified  Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

                 -the status of such Qualified Loan as a "Qualified  Loan" under
                  Farmer Mac's charter and its conformity in all material respects with Farmer Mac's program guides; and

                 -the existence of customary  provisions in the related mortgage note and mortgage that permits the holder of the mortgage to obtain marketable title to the mortgaged property upon the borrower's default.

      Unless otherwise specified in the related Sale Agreement, in the event of a material breach of any such representation or warranty, the related Seller will be obligated either to cure such breach in all material respects or to repurchase or replace the affected Qualified Loan as described below. Because the representations and warranties will not usually address events that occur following the date as of which they were made, the Seller will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date as of which the representations and warranties were made (usually the date it sells the Qualified Loan to the depositor). The Seller would have no such obligation if the relevant event that causes such breach occurs after that date.

      The Agreements will provide that the master servicer and/or trustee will be required to notify promptly the relevant Seller of any breach of any representation or warranty it made in respect of a Qualified Loan that materially and adversely affects the value of such Qualified Loan or the interests therein of the holders of certificates. If the Seller cannot cure such breach within a specified period following the date on which it was notified of such breach, then the Seller will be obligated to repurchase such Qualified Loan from the trustee within a specified period from the date on which the Seller was notified of such breach, at the Purchase Price. For any Qualified Loan, the "Purchase Price" is equal to the sum of the loan's unpaid principal balance plus unpaid accrued interest thereon at the mortgage interest rate from the date as to which interest was last paid to the due date in the Due Period in which the purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer and central servicer. A Seller's repurchase of a Qualified Loan may also include payment of a prepayment premium or yield maintenance charge to the extent described in the related prospectus supplement. A Seller, rather than repurchase a Qualified Loan as to which a breach has occurred, will have the option if so specified in the related prospectus supplement, within two years after initial issuance of the related series of certificates, to cause the removal of such Qualified Loan from the trust fund and substitute in its place one or more other Qualified Loans, in accordance with standards established by Farmer Mac to assure that any such substitution will not materially alter the characteristics of the trust fund.

      Neither Farmer Mac Mortgage Securities Corporation nor Farmer Mac will be obligated to purchase or substitute for a Qualified Loan if a Seller defaults on its obligation to do so. No assurance can be given that Sellers will carry out their obligations with respect to Qualified Loans. Any resultant loss to a trust fund that would result in a deficiency in any required distribution to holders of certificates will be covered by Farmer Mac's guarantee. Therefore, holders will suffer no loss of principal or accrued interest by reason of any such Seller default. However, Farmer Mac's guarantee does not extend to prepayment premiums or yield maintenance charges if a Seller was obligated to pay such amounts as part of the Purchase Price.

      The Seller will, with respect to a trust fund that includes QMBS, make certain representations or warranties, as of a specified date, with respect to such QMBS, covering

                 -the accuracy of the information set forth for such QMBS on the schedule of Qualified Assets appearing as an exhibit to the related Agreement, and

                 -the authority of the Seller to sell such Qualified Assets.

Collections

      General

      To the extent described in the related prospectus supplement, the central servicer will deposit all payments and collections on the related Qualified Assets into one or more Collection Accounts. Each Collection Account will consist only of funds of Farmer Mac and the types of deposits described below for trust funds. Trust fund collections in a Collection Account will not be separated from those included in other trust funds or from funds of Farmer Mac. Each Collection Account must be an account or accounts with any Federal Reserve Bank or any other depository institution or trust company approved in writing by Farmer Mac, incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities (an "Eligible Depository"). Each Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Certificate Account Deposit Date in certain short-term direct obligations of, and obligations fully guaranteed by, the United States, Farmer Mac or any other agency or instrumentality of the United States or any other obligation or security approved by Farmer Mac ("Eligible Investments"). Any interest or other income earned on funds in a Collection Account will be paid to Farmer Mac or the related central servicer or its designee as additional servicing compensation, as specified in the related servicing contract, and the risk of loss of funds in a Collection Account resulting from such investments will be borne by Farmer Mac or such central servicer, as the case may be. The amount of such loss will be required to be deposited by Farmer Mac or such central servicer in the related Collection Account immediately as realized.

      Deposits

      The central servicer will deposit or cause to be deposited in a Collection Account the following payments and collections received, or Advances made, by it with respect to a trust fund:

                 -all payments on account of principal, including principal prepayments, on the Qualified Assets;

                 -all payments on account of interest on the  Qualified  Assets, including any default interest collected, in each case net of any portion thereof retained by a central servicer as servicing compensation;

                 -all proceeds of any insurance policies ("Insurance  Proceeds")
                  to be maintained on each mortgaged property securing a Qualified Loan in the trust fund (to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with the normal servicing procedures of a central servicer, subject to the terms of the related mortgage and mortgage note) and all other amounts received and retained in connection with the liquidation of defaulted Qualified Loans in the trust fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds");

                 -any Advances  made by the central  servicer or other entity as described under "Description of the Certificates - Advances in Respect of Delinquencies";

                 -to  the  extent  required  to be  distributed  to  holders  of certificates any amounts representing prepayment premiums and yield maintenance charges paid by borrowers; and

                 -proceeds from the operation of foreclosed mortgaged properties held in the trust fund ("REO Proceeds").

      Withdrawals

      Generally, all such deposits in a Collection Account with respect to a trust fund will, to the exent specified in the prospectus supplement, be net of the following amounts to be retained by the central servicer:

                 -amounts to reimburse  the central  servicer  for  unreimbursed amounts advanced as described under "Description of the Certificates - Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received that were identified and applied by such central servicer as late collections on interest on, and principal of, the particular Qualified Loans with respect to which the Advances were made;

                 -amounts to reimburse the central servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Qualified Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Qualified Loans and properties, and REO Proceeds collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

                 -amounts to  reimburse  the central  servicer  for any Advances described above and any servicing expenses described above which, in the central servicer's good faith judgment, will not be recoverable as described above, such reimbursement to be made from amounts collected on other assets in the trust fund; and

                 -to  make  any  other  withdrawals  permitted  by  the  related
                  Agreement and described in the related prospectus supplement.

      On or before the issuance of a series of certificates, Farmer Mac is required to either

                 -open with an Eligible Depository one or more trust accounts in the name of the trustee applicable to the related trust fund (collectively, the "Certificate Account") or

                 -in lieu of maintaining any such account or accounts,  maintain the Certificate Account for the related trust fund by means of appropriate entries on Farmer Mac's books and records designating all amounts credited thereto in respect of the related Qualified Assets as being held by it for the related holders evidencing beneficial ownership of such trust fund.

If the Certificate Account for any trust fund is maintained by Farmer Mac on its books as described above, all references herein to deposits and withdrawals from the Certificate Account shall be deemed to refer to credits and debits to the related books of Farmer Mac.

      On or before a date (the "Certificate Account Deposit Date") that, for each trust fund, will be approximately ten days before each distribution date, the related central servicer will be required to withdraw from the applicable Collection Account and remit to Farmer Mac for deposit in the Certificate Account all funds held therein (other than amounts relating to future distribution dates). In the event that the amount so remitted on or before a Certificate Account Deposit Date is less than the amount to be distributed for the related distribution date as previously calculated by Farmer Mac, Farmer Mac is required by the trust agreement to provide an officer's certificate stating

                 -the amount of such insufficiency,

                 -whether  Farmer Mac is certain that funds will be available to it on such distribution date in an amount sufficient to cure such insufficiency pursuant to its guarantee of the related certificates without the necessity of borrowing from the United States Treasury, and

                 -in the event borrowing from the United States Treasury will be necessary, attaching to such officer's certificate a copy of the certification furnished to the Secretary of the Treasury requesting that funds in the necessary amount be made available to Farmer Mac on or before such distribution date to satisfy its guarantee obligations.


      Amounts on deposit in the Certificate Account on a distribution date for a series will be withdrawn by Farmer Mac in the amount required, to the extent funds are available therefor, for application as follows:

                 -towards the distribution to holders of certificates in
                  federal funds of the amount to be distributed on such distribution date;

                 -to the reimbursement to Farmer Mac of any amount previously paid by it in respect of such series pursuant to its guarantee of the related certificates;

                 -to the  payment of any portion of the  Guarantee  Fee for such distribution date or any prior distribution date that has not otherwise been paid; and

                 -to the payment to Farmer Mac of any amounts  remaining  in the
                  Certificate Account after the withdrawals referred to above, any such amounts being deemed to be payable to Farmer Mac as compensation for its master servicing activities and to the reimbursement of expenses incurred by it in connection therewith.

Collection and Other Servicing Procedures

      Collection Procedures

      Each servicing contract will provide that the central servicer will, consistent with Farmer Mac's program guides and in accordance with customary industry standards for agricultural mortgage loan servicing, make reasonable efforts to collect all payments called for under the terms and provisions of the Qualified Loans. Consistent with the above, the central servicer may in its discretion waive, postpone, reschedule, modify or otherwise compromise the terms of payment of any Qualified Loan so long as any such waiver, postponement, rescheduling, modification or compromise is not inconsistent with the servicing contract or is consented to in writing in advance by Farmer Mac. Any required adjustment to the payment schedule of any Qualified Loan as a result of the foregoing will not affect the computation of the amount due on the certificates under the formula applicable thereto, subject to any exceptions set forth in the related prospectus supplement.

      As part of its servicing activities, the central servicer may, but is not required to, enforce any due-on-sale or due-on-encumbrance clause contained in any mortgage note or mortgage, in accordance with the provisions of such mortgage note or mortgage and in the best interests of Farmer Mac. In cases in which the mortgaged property is to be conveyed to a person by a borrower and such person enters into an assumption agreement or a substitution agreement, pursuant to which a new borrower is substituted for the existing borrower, the central servicer is obligated to certify that

                 -the new borrower qualifies under Farmer Mac's credit
                  underwriting standards,

                 -the Qualified Loan will continue to be secured by a first mortgage lien pursuant to the terms of the mortgage,

                 -no material term of the  Qualified  Loan,  including,  but not limited to, the mortgage interest rate and any term affecting the amount or timing of payment, will be altered, nor will the term of the Qualified Loan be increased, and

                 -if the  seller/transferor  of the mortgaged  property is to be released from liability on the Qualified Loan, such release will not adversely affect the collectability of the Qualified Loan.

      Realization Upon Defaulted Qualified Loans

      Subject to the conditions set forth in the servicing contract, the central servicer is required to foreclose upon or otherwise comparably convert the ownership of mortgaged properties securing such of the Qualified Loans as come into and continue in default and as to which no arrangements consistent with Farmer Mac's program guides have been made for collection of delinquent payments.

      Borrowers who do not wish to proceed through foreclosure may assign the deed of their mortgaged property to the trust fund with the consent of the central servicer. The central servicer will then take the appropriate steps to liquidate the property and pay off the Qualified Loan.

      In the event that title to any mortgaged property is acquired in foreclosure or by delivery of a deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of holders. Notwithstanding any such acquisition of title and cancellation of the related Qualified Loan, such Qualified Loan will be considered for purposes of calculation of amounts due on the certificates under any formula applicable thereto to be an outstanding Qualified Loan held in the trust fund until such time as the mortgaged property is sold and such Qualified Loan becomes a liquidated Qualified Loan. The central servicer, on behalf of Farmer Mac, is required to use its best efforts to dispose of any mortgaged property acquired by foreclosure, deed in lieu of foreclosure or otherwise in a reasonably expeditious manner, in accordance with applicable local and environmental laws to the extent applicable and consistent, if applicable, with the status of the trust fund as a REMIC.

      The Servicing Agreements give the related central servicer the option, in lieu of foreclosure (but without any obligation), to purchase any Qualified Loans that become 90 or more days delinquent for an amount equal to the Purchase Price. A central servicer's purchase of a Qualified Loan under these circumstances will not require the payment of a prepayment premium or yield maintenance charge.

      Compensation and Payment of Expenses

      The central servicer will receive a fee payable out of the interest payments received on each Qualified Loan. The amount of such compensation with respect to the certificates may decrease as the Qualified Loans amortize, and will be affected by principal prepayments on the Qualified Loans. In addition, Farmer Mac, as master servicer, may be entitled to compensation for its master servicing duties. The trustee will receive a fee for services rendered in its capacity as trustee. Farmer Mac will be responsible for paying the trustee fees.

      The central servicer will, to the extent provided in the prospectus supplement, be entitled to retain, as additional compensation, all assumption fees, late payment charges and other charges (other than prepayment premiums or yield maintenance charges), to the extent collected from borrowers and as described in the servicing contract, and may be entitled to retain any earnings on the investment of funds held by it pending remittance to Farmer Mac for deposit in the Certificate Account to the extent provided in the related servicing contract. The central servicer will also be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Qualified Loans including, under certain circumstances, reimbursement of expenditures incurred in connection with the preservation of the related mortgaged properties.

      Certain Matters Regarding Farmer Mac

      The trust agreement provides that Farmer Mac may not resign from its obligations and duties thereunder.

      The trust agreement also provides that neither Farmer Mac nor Farmer Mac Mortgage Securities Corporation, as depositor, nor any of their respective directors, officers, employees or agents will be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, however, that neither Farmer Mac nor the depositor will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of willful disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither Farmer Mac nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their responsibilities under the trust agreement and that in their opinion may involve them in any expense or liability. Farmer Mac and the depositor may, however, in their discretion undertake any such legal action that they may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the holders thereunder.

Events of Default

      Events of default by Farmer Mac under the trust agreement will consist of:


                 -any  failure  by  Farmer  Mac  to  distribute  to  holders  of certificates  of any  class  in the  related  trust  fund  any distribution required to be made under the terms of the related trust agreement (including, for this purpose, pursuant to Farmer Mac's guarantee) that continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac by the holders of certificates of such class having certificate balances or notional balances aggregating not less than 5% of the aggregate of the certificate balances or notional balances of all of the certificates of such class,

                 -failure  on the part of Farmer  Mac duly to observe or perform in any material respect any other of the covenants or agreements on the part of Farmer Mac in the trust agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac by the holders of certificates of any class in the related trust fund having certificate balances or notional balances aggregating not less than 25% of the aggregate of the certificate balances or notional balances of all of the certificates of such class, and

                 -certain   events   of   insolvency,   readjustment   of  debt,
                  marshalling of assets and liabilities or similar proceedings regarding Farmer Mac indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

      So long as an event of default remains unremedied, the holders of certificates of any class in the related trust fund having certificate balances or notional balances aggregating not less than 25% of the aggregate of the certificate balances or notional balances of such class may

                 -terminate all  obligations  and duties imposed upon Farmer Mac
                  (other than its obligations under Farmer Mac's guarantee) under the trust agreement, and

                 -name and appoint a successor or successors to succeed to
                  and assume all of such obligations and duties.

Such actions shall be effected by notice in writing to Farmer Mac and shall become effective upon receipt of such notice by Farmer Mac and the acceptance of such appointment by such successor or successors.

Supplemental Agreements

      The parties to the trust agreement may, without the consent of any of the holders, enter into an agreement or other instrument supplemental to the trust agreement, which shall thereafter form a part of the trust agreement, in order to:

                 -add to the covenants of Farmer Mac;

                 -evidence the succession of another person or persons to
                  Farmer Mac pursuant to the trust agreement;

                 -eliminate any right reserved to or conferred upon Farmer
                  Mac;


                 -take such action to cure any ambiguity or correct or
                  supplement any provision of the trust agreement; or

                 -modify,  eliminate  or  add  to the  provision  of  the  trust agreement to the extent necessary to maintain the trust fund's tax exempt status under federal and state law.

      With the consent of the holders of certificates of each class in the related trust fund having certificate balances and notional balances aggregating not less than 66% of the aggregate of the certificate balances or notional balances, as applicable, of all of the certificates of such class

                 -compliance by Farmer Mac with any of the terms of the
                  related trust agreement may be waived, or

                 -Farmer Mac may enter into any  supplemental  agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such trust agreement or of modifying in any manner the rights of the holders issued under such trust agreement; provided that no such waiver or supplemental agreement shall:

                 -without the consent of all holders  affected thereby reduce in any manner the amount of, or delay the timing of, distributions that are required to be made on any certificate; or

                 -without the consent of all  holders  (a)  terminate  or modify
                  Farmer Mac's guarantee with respect to the certificates of such series, or (b) reduce the aforesaid percentages of certificates, the holders of which are required to consent to any waiver or any supplemental agreement.

      Notwithstanding the foregoing, the trustee will not be entitled to consent to any such amendment without having first received an opinion of counsel, to the extent applicable, to the effect that such amendment will not cause the trust fund to fail to qualify as a REMIC if a REMIC election has been made.

The Trustee

      In each prospectus supplement, we will name the entity that will act as trustee for the trust fund. Farmer Mac may act as trustee under the related trust agreement or Farmer Mac may designate another entity to act as trustee under the related trust agreement. If specified in the prospectus supplement, a commercial bank, national banking association, banking corporation or trust company that Farmer Mac may designate as trustee may have a banking relationship with Farmer Mac and its affiliates and with any central servicer and its affiliates.


Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset in a trust fund or related document and is not accountable for the use or application by or on behalf of any central servicer or Farmer Mac of any funds paid to such central servicer or Farmer Mac in respect of the Qualified Loans, or deposited into or withdrawn from any Account or any other account by or on behalf of any central servicer or Farmer Mac. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

Indemnification of the Trustee

      If Farmer Mac is not acting as trustee, Farmer Mac shall indemnify the trustee and any director, officer, employee or agent of the trustee for, and hold them harmless against, any loss or liability incurred by any of them without negligence or bad faith in connection with the trustee's acceptance or administration of the trusts created by the related trust agreement.

Resignation and Removal of the Trustee

      If Farmer Mac is not acting as trustee, the trustee under a trust agreement may at any time resign and be discharged from the trust fund created by the trust agreement by giving written notice thereof to Farmer Mac. Upon receiving such notice of resignation, Farmer Mac is required promptly to act as trustee or appoint a successor trustee. If Farmer Mac does not act as trustee and no successor trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time a trustee, other than Farmer Mac, shall cease to be eligible to continue as such under the related Agreement, or if at any time a trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of a trustee or of its property shall be appointed, or any public officer shall take charge or control of a trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Farmer Mac may remove the trustee and act as trustee or appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

          SELECTED LEGAL ASPECTS OF QUALIFIED LOANS AND OTHER MATTERS


      The following discussion contains summaries of selected legal aspects of mortgage loans, including the Qualified Loans, that are general in nature. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Qualified Loans. Because Farmer Mac guarantees the timely payment of principal and interest on the certificates to holders, and because Farmer Mac is authorized to borrow up to $1.5 billion from the Secretary of the Treasury, the impact of any adverse effects described in the summaries of selected legal aspects of the Qualified Loans below is not likely to affect Farmer Mac's guarantee or distributions to holders. However, because Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities will greatly exceed its resources, including its limited ability to borrow from the United States Treasury, it is possible that the adverse effects described below could affect distributions to holders. See "Risk Factors Farmer Mac's guarantee of the timely payment of interest on and principal of each class of certificates entitled to receive interest or principal or interest and principal is limited."

General

      The Qualified Loans will be evidenced by promissory notes, which we refer to as mortgage notes, and secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Qualified Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property in a timely manner. Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. In addition, the terms of a mortgage loan secured by property of the debtor may be modified in a federal bankruptcy case. These modifications may include reducing the amount of each periodic payment, changing the rate of interest, extending or otherwise altering the repayment schedule, and reducing the lender's security interest to the value of the collateral, thus leaving the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. The federal Bankruptcy Code also includes provisions under which a "family farmer with regular annual income" is permitted to file and obtain confirmation of a plan on an expedited basis, and protections for such debtors that are not available to other types of debtors. Federal bankruptcy laws and applicable state laws may also limit the ability to enforce any assignment by a borrower of rents and leases related to a mortgaged property.


      The Internal Revenue Code provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Borrower's Rights Laws Applicable to Agricultural Mortgage Loans

      Farm Credit Act

      In general, borrowers with loans, including mortgage loans, from lenders which are institutions of the Farm Credit System, are entitled to rights under sections 4.14, 4.14A, 4.14B, 4.14C, 4.14D and 4.36 of the Farm Credit Act of 1971, as amended (12 U.S.C. section 2001 et seq.). These rights include restructuring and favorable treatment of certain borrower money held by the lender in case of the liquidation of the lender. Section 8.9 of the Farm Credit Act provides that the rights as conferred under such sections 4.14, 4.14A, 4.14B, 4.14C, 4.14D and 4.36 are not applicable to any Qualified Loan.

      State Laws

      Some states have enacted legislation granting rights to borrowers under agricultural mortgage loans. These rights may include, among others:

                 -restructuring of loans,
                 -mediation prior to foreclosure,
                 -moratoria on foreclosures or payments,
                 -access by a dispossessed borrower to previously planted
                  crops,
                 -redemption provisions that are more favorable to farm
                  borrowers than to other commercial borrowers, and
                 -restrictions on disposition of agricultural property
                  acquired through foreclosure.

Section 8.6(b)(5) of Farmer Mac's charter specifically provides that such rights apply to Qualified Loans. Section 8.6(b)(5) allows a Seller or Farmer Mac to require discounts or charge fees reasonably related to costs and expenses arising from such borrowers' rights provisions but prohibits a Seller or Farmer Mac from refusing to purchase such Qualified Loans.

      Sellers will represent and warrant in the Sale Agreements that each Qualified Loan was originated in compliance with applicable state laws in all material respects and that no homestead exemption is available to the borrower unless the value of the portion of the mortgaged property not subject to a homestead exemption would result in a current loan-to-value ratio of not more than 70%.


Environmental Regulation

      Real property pledged as a security to a lender may be subject to known or unforeseen environmental risks. Of particular concern may be those mortgaged properties that have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to:

            (1) a diminution in value of the mortgaged property or the inability to foreclose against such property or

            (2) in some cases, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the Qualified Loan related to such property.

      Under the Comprehensive Environmental Response, Compensation, and Liability Act, which is also known as CERCLA, as amended by the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who is a lender that, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect the security interest of the person in the vessel or facility" (the "secured creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender acts in a manner that is consistent with the protection of its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the interest in the contaminated facility or property, and the lender actively participates in the management of the facility in a manner inconsistent with activities necessary to protect his security interest, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (unless the foreclosure and any subsequent disposition of the facility or property are primarily for the protection of the security interest), the lender may incur CERCLA liability if the foreclosing lender's
post-foreclosure   actions  exceed  the  parameters  of  the  secured   creditor
exemption.

      A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. construed CERCLA's original exemption for secured creditors. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to the use, handling, or disposal of hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility was broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management.


      The United States Environmental Protection Agency sought to clarify and limit the effects of Fleet Factors by issuing a Final Rule delineating the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. However, that rule was vacated by the United States Court of Appeals for the District of Columbia on February 4, 1994 on the grounds that the EPA did not have the authority to issue rules interpreting any terms contained in CERCLA.

      In September 1996, Congress amended CERCLA, as noted above, in order to clarify whether and under what circumstances clean-up costs or the obligation to take remedial actions could be imposed on a secured lender such as the trust fund. However, the amendment, which is intended to relieve lenders from liability under CERCLA if they did not "participate in management," has not yet been tested by the courts. Moreover, the EPA has announced its intention to challenge certain aspects of the amendment on the grounds that Congress did not fully or accurately codify the EPA's lender liability rule, although the EPA has not yet challenged any aspect of the amendment. It is thus still not clear the extent to which management participation may be undertaken by a lender without exposing it to the risk of environmental liability.

      If the lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by any limitations on recourse in the underlying mortgage loans. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing an action against the borrower-trustor may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

      Some states have enacted legislation similar to CERCLA, which gives those states the legal authority to impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (a "State Environmental Lien"). All subsequent liens on such property are subordinated to such State Environmental Lien and, in some states, even prior recorded liens are subordinated to such State Environmental Liens. In the latter states, the security interest of the trustee in a property that is subject to such a State Environmental Lien could be adversely affected. Each servicing contract will provide that title to a mortgaged property securing a defaulted Qualified Loan shall not be taken by the trust fund if the central servicer determines that cleanup costs would exceed the potential recovery upon liquidation of such Qualified Loan.

Enforceability of Certain Provisions

      General


      Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

      Due-on-Sale Clauses

      Some or all of the Qualified Loans in a trust fund, as set forth in the related prospectus supplement, may contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. Federal legislation that overrides state laws restricting the enforceability of due-on-sale clauses applies only to mortgage loans secured by a residence occupied by the borrower. Similar state laws may restrict the enforceability of any due-on-encumbrance provisions contained in the Qualified Loans.

      Any inability to enforce a due-on-sale clause may result in a Qualified Loan bearing an interest rate below the current market rate being assumed by a new purchaser of the mortgaged property rather than being paid off, which may have an impact upon the average life of the Qualified Loans and the number of Qualified Loans which may be outstanding until maturity.

Applicability of Usury Laws

      Section 8.12(d) of Farmer Mac's charter expressly excludes any Qualified Loan Farmer Mac Mortgage Securities Corporation purchases within 180 days of such Qualified Loan's date of origination from any provision of the constitution or law of any state that expressly limits the rate or amount of interest, discount points, financial charges, or other charges, including yield maintenance charges and prepayment premiums, that may be charged, taken, received, or reserved.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the advice of Andrews & Kurth L.L.P., counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Andrews & Kurth L.L.P. will deliver an opinion to the Depositor that the information set forth under this caption, "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

      The federal income tax consequences to holders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

Grantor Trust Funds

      If a REMIC election is not made, Andrews & Kurth L.L.P. will deliver its opinion that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code, and not as an association taxable as a corporation. Accordingly, owners of certificates generally will be treated for federal income tax purposes as owners of a portion of the trust fund's assets, as described below. In this portion of this summary (under the caption "Material Federal Income Tax Consequences - Grantor Trust Funds"), the certificates offered by this prospectus will be referred to as "Grantor Trust Certificates," and the term "Qualified Loan" will be used to refer to the Qualified Loans (including for this purpose Guaranteed Portions) held by a trust fund as well as the mortgage loans underlying any Qualified Assets (other than Qualified Loans) held by a trust fund.

      a.    Single Class of Grantor Trust Certificates

      Characterization and General Rules. The trust fund may be created with a single class of Grantor Trust Certificates relating to each Pool of Qualified Assets comprising the trust fund. In this case, each holder of a Grantor Trust Certificate will be treated as the owner of a pro rata undivided interest in each of the Qualified Assets in the related Pool.


      Each holder of a Grantor Trust Certificate will be required to report on its federal income tax return, in accordance with such holder's method of accounting, its pro rata share of the entire income from the Qualified Assets in the trust fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees and any late payment charges received by the master servicer. Any amounts received by a holder in lieu of amounts due with respect to any Qualified Asset because of a default or delinquency in payment should be treated for federal income tax purposes as having the same character as the payments they replace. Under sections 162 or 212 of the Internal Revenue Code, each holder of a Grantor Trust Certificate will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and any late payment charges retained by the master servicer, the central servicers or any subservicer (collectively, "Servicers"), provided that such amounts are reasonable compensation for services rendered by the Servicers to the trust fund. Holders of Grantor Trust Certificates that are individuals, estates or trusts will be entitled to deduct their share of the expenses of the trust fund as itemized deductions only to the extent such expenses plus all other Internal Revenue Code section 212 expenses incurred by such holders exceed 2% of their adjusted gross income. In addition, the amount of itemized deductions otherwise allowable to an individual whose adjusted gross income for a taxable year exceeds an amount specified in the Internal Revenue Code (which amount is adjusted each year for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A holder using the cash method of accounting generally must take into account its pro rata share of income and deductions of the trust fund as and when such income is collected by the trust fund or the expenses giving rise to such deductions are paid by the trust fund. A holder using an accrual method of accounting must take into account its pro rata share of income and deductions of the trust fund as they become due to, or are paid by, the trust fund, whichever is earlier.

      Note that if the servicing fees paid to the Servicers are treated by the Internal Revenue Service as exceeding a reasonable compensation for the services provided by the Servicers, the amount of such excess would be considered as an ownership interest retained by the Servicers (or any person to whom a Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Qualified Loans. In that event, the trust fund would be treated as having issued more than one class of interests in each Pool, the rules described in the preceding paragraph would not apply to holders of Grantor Trust Certificates, and instead, the rules described below under " b. Multiple Classes of Grantor Trust Certificates" would apply.

      Original Issue Discount. The IRS has stated in published rulings that the rules of the Internal Revenue Code relating to OID and the Treasury regulations implementing such rules (the "OID Regulations") are applicable to a holder of Grantor Trust Certificates' interest in those Qualified Loans issued with OID. These rules are applicable to mortgages of corporations originated after May 27, 1969, mortgages of non-corporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. As discussed in more detail below, under the OID rules, OID generally must be reported as ordinary gross income as it accrues under a constant yield method; thus in the event that a Pool contains one or more Qualified Loans that were issued with OID, holders of Grantor Trust Certificates relating to that Pool may recognize income in advance of the receipt of the cash associated with such income. In the case of the Qualified Loans, OID could arise by financing of points or other charges by the originator of such Loans in an amount greater than a statutory de minimis amount, to the extent that the points are not for services provided by the lender. OID could also arise if the interest rate structure of a Qualified Loan includes a "teaser" rate. In addition, a Pool could contain Qualified Assets that constitute "stripped bonds" or "stripped coupons," within the meaning of section 1286 of the Internal Revenue Code, and each of those kinds of instruments could be treated under that section of the Internal Revenue Code as bearing OID.


      Each Qualified Loan underlying the Grantor Trust Certificates will be treated as having been issued on the date it was originated with an amount of OID equal to the excess of such Qualified Loan's "stated redemption price at maturity" over its "issue price." The "stated redemption price at maturity" of a Qualified Loan is the sum of all payments to be made on such Qualified Loan other than payments that are treated as "qualified stated interest" payments (generally, payments of interest at a single fixed or variable rate payable unconditionally at least annually). The "issue price" of a Qualified Loan is generally the amount lent to the mortgagor, which may be adjusted to take into account certain loan origination fees. If the excess of a Qualified Loan's stated redemption price at maturity over its issue price is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity of the Qualified Loan (in the case of a Qualified Loan the principal of which is payable in more than one installment, the weighted average maturity of the Qualified Loan is substituted for the number of complete years to maturity) (the "de minimis amount"), the Qualified Loan is treated as not bearing OID.

      Generally, the holder of a Grantor Trust Certificate must include in gross income the sum of the "daily portions" of the OID on the Qualified Loans underlying such Grantor Trust Certificate for each day on which such holder owns the Grantor Trust Certificate. "Daily portions" are generally computed by determining the amount of OID accruing during each "accrual period" and then dividing such amount by the number of days in such accrual period. An "accrual period" is generally the period of time between payment dates. The amount of OID that accrues during any accrual period is generally the product of the "yield to maturity" of the Qualified Loan and its "adjusted issue price" at the beginning of such accrual period less any qualified stated interest allocable to the accrual period. The "yield to maturity" of a Qualified Loan is generally the interest rate that, when used to compute the present values of all the payments due under the Qualified Loan as of its issue date, causes the sum of such present values to equal the issue price of such Qualified Loan. The "adjusted issue price" of a Qualified Loan as of the beginning of any accrual period generally equals the issue price of such Qualified Loan, plus all the OID previously accrued on such Qualified Loan, minus all payments previously made on such Qualified Loan, other than payments of qualified stated interest. In the event that a Qualified Loan has an initial accrual period longer or shorter than the regular accrual period for such Qualified Loan, appropriate adjustments are made to take into account such longer or shorter period.

      Section 1272(a)(6) of the Internal Revenue Code provides that in the case of an instrument, the payments on which may be accelerated by reason of prepayments on other obligations securing such instrument, OID computations must take into account a "prepayment assumption" (the "Prepayment Assumption Rule"). As a result of amendments to the Internal Revenue Code in 1997, effective for tax years beginning after August 5, 1997, the Internal Revenue Code also requires the use of the Prepayment Assumption Rule in the computation of OID in the case of "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events)." This provision appears to apply the Prepayment Assumption Rule to computations of OID with respect to all Grantor Trust Certificates, including Grantor Trust Certificates issued by a trust fund as part of a single class of certificates. Because the relevant legislative history contains very limited guidance as to how the provision is meant to work, it is uncertain whether, and if so, how, the provision will be applicable to Grantor Trust Certificates. In the absence of clear authority, the master servicer does not intend to compute OID on Grantor Trust Certificates that are issued as part of a single class of certificates in accordance with the Prepayment Assumption Rule. Potential investors should consult their own tax advisors regarding the application of this provision of the Internal Revenue Code.


      Market Discount. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Qualified Loan in the related Pool based on each Qualified Loan's relative fair market value, so that such holder's undivided interest in each Qualified Loan will have its own tax basis. To the extent that a holder's tax basis in an undivided interest in a Qualified Loan is less than such holder's share of the principal amount of such Qualified Loan (or, if such Qualified Loan was issued with OID, the adjusted issue price of such Qualified Loan), such Qualified Loan may be considered to have been purchased at a "market discount," subject to the market discount rules of Internal Revenue Code sections 1276-1278. The market discount rules provide that if the amount of market discount with respect to a holder's interest in a Qualified Loan exceeds a statutorily-defined de minimis amount (described below), gain on disposition of the Qualified Loan and the receipt of any principal payment on such Qualified Loan (whether scheduled or not) is taxable as ordinary income to the extent of the amount of market discount that has accrued (but has not been included in income) as of the time such gain is recognized or such principal payment is received. Holders of Grantor Trust Certificates will be entitled to elect to include market discount currently as it accrues, rather than upon disposition or receipt of a principal payment, in which case such election generally would apply to all debt instruments (i.e., not only to interests in Qualified Loans) acquired by such holders during the year in which such election is made and in all subsequent years.

      The method of accruing market discount in the case of Grantor Trust Certificates, which represent interests in Qualified Loans, is not entirely clear. The Internal Revenue Code grants the Treasury Department authority to issue regulations providing for the method of accruing market discount on debt instruments, such as the Qualified Loans, the principal of which is payable in more than one installment. Since the Treasury Department has not yet issued those regulations, rules described in the relevant legislative history should apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield method or according to one of the following methods: (a)in the case of a Qualified Loan issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i)the total remaining market discount and (ii)a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period; or (b)in the case of a Qualified Loan not issued with OID, the amount of market discount that accrues during a period is equal to the product of (i)the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. Because the regulations implementing these rules have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate (or the underlying Qualified Loans) purchased at a discount in the secondary market.

      A holder who acquires a Grantor Trust Certificate (i.e., an interest in a Qualified Loan) at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate, unless the holder makes the election described above to include market discount currently as it accrues. Holders that incur or continue indebtedness to purchase or carry their Grantor Trust Certificates should consult their tax advisors as to the proper application of this rule.

      If the amount of market discount on a holder's interest in a Qualified Loan is less than an amount equal to 0.25% of such holder's portion of the Qualified Loan's stated redemption price at maturity multiplied by the number of complete years to maturity remaining after the date of purchase (i.e., the de minimis amount), the market discount on that interest will be not be subject to the rules described above. In the case of a Qualified Loan the principal of which is payable in more than one installment, while it is not certain due to the absence of applicable authority, by analogy to the OID rules, that computation should be made by substituting the weighted average maturity of the Qualified Loan for the number of complete years to maturity of the Qualified Loan.

      Treasury regulations implementing the market discount rules have not yet been issued; therefore, holders of Grantor Trust Certificates are urged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under these rules.

      Premium. In the event a holder of a Grantor Trust Certificate acquires an interest in a Qualified Loan at an "acquisition premium," i.e., for an amount greater than the Qualified Loan's then adjusted issue price but less than the sum of the remaining payments due on the Qualified Loan (other than payments of qualified stated interest), the holder will be entitled to offset a portion of the OID that accrues in each subsequent accrual period by a portion of that excess.

      In the event a holder of a Grantor Trust Certificate acquires an interest in a Qualified Loan at a premium (i.e., for an amount greater than the sum of the remaining payments due on the Qualified Loan, other than payments of qualified stated interest), the holder may elect to amortize such premium under a constant yield method, provided that such Qualified Loan was originated after September 27, 1985. Amortized premium under these rules will be treated as an offset to interest income on such Qualified Loan, and the tax basis of an interest in a Qualified Loan will be reduced to the extent that amortizable premium is applied to offset interest payments. A holder that elects to amortize premium under these rules will be deemed to have made an election to amortize premium with respect to all debt instruments (i.e., not only with respect to interests in Qualified Loans) having amortizable bond premium that such holder holds during the year of the election or acquires thereafter. Premium allocable to Qualified Loans originated on or before September 27, 1985, should be allocated among the principal payments on such Qualified Loans and allowed as an ordinary deduction as principal payments are made.


      Election to Treat All Interest as OID. The OID Regulations permit the holder of a Grantor Trust Certificate to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate representing an interest in
Qualified Loans with market discount, the holder of such Grantor Trust Certificate would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder that makes this election for a Grantor Trust Certificate that represents an interest in Qualified Loans acquired at a premium will be deemed to have made an election to amortize bond premium on a constant yield method with respect to all debt instruments having amortizable bond premium that such holder owns in the year of the election or thereafter acquires. The election to accrue all interest, discount and premium on a
constant   yield  method  with  respect  to  a  Grantor  Trust   Certificate  is
irrevocable.

      Prepayment Premiums and Yield Maintenance Charges. Because of the absence of clear authority, it is uncertain whether the portion of any prepayment premium or yield maintenance charge received by any holder of a Grantor Trust Certificate should be treated as capital gain (assuming a Grantor Trust Certificate is held as a capital asset) or as ordinary income. Holders that receive distributions from a trust fund of prepayment premiums or yield maintenance charges should consult their tax advisors regarding the taxable status of such amounts.

      Characterization of Grantor Trust Certificates with respect to Certain Holders. As to each series of certificates issued in a single class with respect to a Pool, Andrews & Kurth L.L.P. will advise the Depositor that:

            (i) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Qualified Loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code, and interest income on the Qualified Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, in each case to the extent that the Qualified Loans represented by the Grantor Trust Certificate are of a type described in such Internal Revenue Code section; and

            (ii) a Grantor Trust Certificate owned by a REMIC will represent an interest in "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning section 860G(a)(3) of the Internal Revenue Code to the extent that the Qualified Loans represented by the Grantor Trust Certificate are of a type described in such Internal Revenue Code section.

      If the value of the real property securing a Qualified Loan is lower than the amount of such Qualified Loan, such Qualified Loan may not qualify in its entirety under the foregoing sections of the Internal Revenue Code.

      b.    Multiple Classes of Grantor Trust Certificates


      If a trust fund is created with two classes of Grantor Trust Certificates relating to a Pool, one class of Grantor Trust Certificates may represent the right to principal and some interest, or principal only, on all or a portion of the Qualified Assets in the Pool (the "Stripped Bond Certificates"), while the other class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates"). Under section 1286 of the Internal Revenue Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of the OID, market discount and related rules, section 1286 of the Internal Revenue Code treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is purchased and provides that the OID rules are applied to that obligation, rather than to the underlying debt instrument that has been "stripped." As noted above under " a. Single Class of Grantor Trust Certificates Characterization and General Rules," servicing fees that are treated by the IRS as exceeding a reasonable fee ("excess servicing fee") will be treated as creating stripped coupons (the right to receive the excess servicing fee) and stripped bonds (the right to receive all the principal of, and all the interest, other than the amount of the excess servicing fee, on, the Qualified Loans).

      Although not entirely clear due to the absence of applicable authority, a Stripped Bond Certificate generally should be treated as an interest in Qualified Assets issued on the date such Stripped Bond Certificate is purchased for purposes of calculating any OID, and the issue price of such Stripped Bond Certificate should be the amount paid for such certificate. Discount on a Stripped Bond Certificate will be treated as market discount, subject to the rules described above under " a. Single Class of Grantor Trust Certificates - Market Discount," rather than as OID, if either (i) the amount of OID on such certificate is less than the de minimis amount (generally calculated as described above as 0.25% of the stated redemption price at maturity of the certificate multiplied by the weighted average maturity of the certificate) or
(ii)the annual stated interest rate payable on the certificate (including any amounts treated as a reasonable servicing fee) is more than 100 basis points less than the annual stated interest rate payable on the Qualified Loans (including all amounts paid as servicing fees) before the creation of the Stripped Coupon Certificates. The treatment of discount as market discount rather than as OID under this rule constitutes a method of accounting for tax purposes; thus any holder of a Grantor Trust Certificate that adopted a method of accounting for stripped bonds prior to its acquisition of any certificates subject to the rule described in this paragraph should consult its tax advisor to determine whether it is required to change its previously-adopted method of accounting, and if so, how to make that change.

      The tax treatment of Stripped Coupon Certificates is uncertain. The Internal Revenue Code could be read literally to require that OID computations be made separately for each payment from each Qualified Loan. The better treatment, however, appears to be to treat all payments to be received on a Stripped Coupon Certificate as a single installment obligation subject to the OID rules, in which case, all payments on such certificate would be included in the certificate's stated redemption price at maturity.

      The computation of OID with respect to Stripped Bond Certificates and Stripped Coupon Certificates is uncertain due to the absence of applicable authority. In the absence of any authoritative guidance, the master servicer intends to compute OID on Stripped Bond Certificates and Stripped Coupon Certificates in accordance with the Prepayment Assumption Rule.


      Under the Prepayment Assumption Rule, OID for any accrual period is generally determined by (a) adding (i) the present value as of the end of the accrual period of all remaining payments to be received on the certificate (determined by using as a discount factor the original yield to maturity of the certificate and taking into account a prepayment assumption) and (ii) any payments received during such accrual period that were included in the state redemption price at maturity, and (b) subtracting from that sum the adjusted issue price of the certificate at the beginning of such accrual period. The Internal Revenue Code provides that the prepayment assumption is to be determined in the manner prescribed by regulations. These regulations have not yet been issued. However, the legislative history to the Prepayment Assumption Rule indicates that the regulations are to require that the same prepayment assumption used to determine the offering price of a certificate (the "Prepayment Assumption") be used to make OID computations. It is unclear whether that rule would apply in the case of Stripped Bond Certificates and Stripped Coupon Certificates, or whether, assuming any prepayment assumption is to be used with respect to such certificates, such prepayment assumption would be determined based on conditions existing at the time such stripped interests are created (e.g., in the case of a subsequent holder, at the time such holder acquires such certificate). Neither the Depositor, the Guarantor nor the master servicer will make any representation that any certificate will prepay at a rate consistent with the Prepayment Assumption or at any other rate.

      It is unclear under what circumstances, if any, the prepayment of a Qualified Loan will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If a Stripped Bond Certificate is treated as a single instrument (rather than as an interest in discrete Qualified Loans) and the Prepayment Assumption Rule applies in the computation of OID with respect to such certificate, it appears that no loss will be allowable as a result of any particular prepayment, and instead, a prepayment should be treated as a partial payment of the stated redemption price of the Stripped Bond Certificate and accounted for under the Prepayment Assumption Rule. However, if a Stripped Bond Certificate is treated as an interest in discrete Qualified Loans, then when a Qualified Loan is prepaid, the holder of such certificate should recognize a loss equal to the excess of the portion of the holder's adjusted basis for such certificate allocable to such Qualified Loan over the amount of principal prepaid. If a Stripped Coupon Certificate is treated as a single instrument and the Prepayment Assumption Rule applies, it appears that no loss will be available as a result of any particular prepayment, unless prepayments on the Qualified Loans generally occur at a rate faster than the assumed prepayment rate. However, if a Stripped Coupon Certificate is treated as an interest in discrete Qualified Loans, then when a Qualified Loan is prepaid, the holder of such certificate should recognize a loss equal to the portion of the holder's adjusted basis for such certificate allocable to such Qualified Loan. If a Stripped Bond Certificate or Stripped Coupon Certificate is treated as a single instrument but the Prepayment Assumption Rule does not apply, it appears that no loss will be allowable as a result of any particular prepayment, and a holder would be entitled to a loss only upon receiving a final payment with respect to such certificate that is less than such holder's remaining adjusted basis for such certificate.

      As noted, the tax treatment of Stripped Bond Certificates and Stripped Coupon Certificates is subject to significant uncertainties. Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.


      Characterization   of  Stripped  Bond  Certificates  and  Stripped  Coupon
Certificates with respect to Certain Holders. As noted above under " a. Single Class of Grantor Trust Certificates - Characterization of Stripped Bond Certificates and Stripped Coupon Certificates with respect to Certain Holders," certificates issued in a single class with respect to a Pool will represent
permissible   investments  for  real  estate  investment  trusts,  provided  the underlying Qualified Assets constitute permissible investments. There is no specific authority regarding whether certificates that constitute Stripped Bond Certificates or Stripped Coupon Certificates will also represent permissible investments for such holders. However, the Internal Revenue Code provisions governing stripped obligations by their terms apply only for purposes of determining OID, market discount and similar matters. Therefore, while not free from doubt, Stripped Bond Certificates and Stripped Coupon Certificates should represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code, and interest income attributable to such certificates should represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, provided that in each case the underlying Qualified Assets and interest on such Qualified Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Stripped Bond Certificates and Stripped Coupon Certificates held by a REMIC will constitute "obligation[s] . .
 . which [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Internal Revenue Code to the extent that the Qualified Loans underlying such certificates are of a type described in such Internal Revenue Code section.

      c.    Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the holder's purchase price for the Grantor Trust Certificate, increased by the OID included in the holder's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the holder. Such gain or loss will be capital gain or loss to a holder for which a Grantor Trust Certificate is a "capital asset" and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term holding period (currently more than one year). Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      d.    Non-U.S. Persons

      Generally, a holder of a Grantor Trust Certificate that is not a U.S. Person (as defined below) and for which income derived from a certificate would not be effectively connected with the conduct of a U.S. trade or business will not be subject to U.S. federal income or withholding tax in respect of distributions on a certificate, provided that such holder complies with certain identification requirements (including delivery of a statement, signed by the holder under penalties of perjury, certifying that such holder is not a U.S. Person and providing the holder's name and address). This rule may not apply to a holder in the event (i) such holder owns 10% or more of the interests in the obligor under a Qualified Loan, (ii) such holder is a "controlled foreign corporation" for U.S. federal income tax purposes, or (iii) one or more Qualified Loans in the related Pool were originated on or before July 18, 1984. If any of these circumstances exist with respect to a holder that is not a U.S. Person, distributions made to such holder could be subject to withholding, and such holder should consult its own tax advisor regarding the federal income tax consequences of holding a certificate.


      A Grantor Trust Certificate held by a holder who is a nonresident alien individual and for whom distributions would be exempt from tax as described in the preceding paragraph will not be included in the U.S. estate of such holder.

      As used herein, a "U.S. Person" means a person who is (a) a citizen or resident of the United States, (b) a corporation or a partnership, including an entity treated as a corporation or a partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state thereof or the District of Columbia (except, in the case of a partnership, as otherwise provided by Treasury regulations), (c) an estate the income of which is includable in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (d) a trust whose administration is subject to the primary supervision of a United States court and that has one or more of U.S. Persons who have the authority to control all substantial decisions of the trust.

      Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective non-U.S. Persons who own interests in mortgage loans are strongly encouraged to consult their own tax advisors with respect to the New Withholding Regulations.

      e.    Information Reporting and Backup Withholding

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person or entity who held a Grantor Trust Certificate at any time during such year, such information as may be required by applicable rules to assist such holders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICs


      The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however " b. Taxation of Owners of REMIC Residual Certificates" and " e. Prohibited Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in the REMIC as described below under " a. Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that the trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period during which the requirements for such status were not satisfied. With respect to each trust fund, or portion of a trust fund, that elects REMIC status, Andrews & Kurth L.L.P. will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Trust Agreement and any related agreements, such trust fund will qualify as a REMIC, and the related certificates will be considered to be regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund, or such portion, will make a REMIC election, and if so, whether the certificates of a particular class will be treated as regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made, (i) certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code; and (ii) interest on REMIC Regular Certificates held by a real estate investment trust and any income includible with respect to a REMIC Residual Certificate held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. However, if less than 95% of the REMIC's assets qualify as real estate assets, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts (to the extent not invested in real estate assets) would be considered to be real estate assets, or whether such assets otherwise would receive the same treatment as the Qualified Assets for purposes of all of the foregoing sections. Also, payments on Qualified Assets held pending distribution on the REMIC Certificates will be considered to be part of the Qualified Assets for purposes of section 856(c) of the Internal Revenue Code and thus will be treated as real estate assets as described above. In addition, REMIC Regular Certificates held by a REMIC will be considered "obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Internal Revenue Code.


      Tiered REMIC Structures. For certain series of certificates, separate elections may be made to treat separately designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Andrews & Kurth L.L.P. will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Trust Agreement, each of the portions will qualify as a REMIC, and the REMIC Certificates issued by both each of the portions will constitute REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in the related REMIC.

      Such REMICs will be treated as one REMIC solely for purposes of determining (i) whether the REMIC Certificates will be considered "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code and (ii) whether the income on such certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

      a.    Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. The REMIC Regular Certificates may be issued with OID. Holders of any class of REMIC Regular Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the compounding of interest as it accrues, rather than in accordance with the receipt of distributions on the REMIC Regular Certificates. The amount and rate of accrual of OID will be determined by taking into account the expected rate of prepayments on the Qualified Assets held by the REMIC and will be adjusted to reflect the rate of prepayments as they actually occur. As described in more detail below, under this method, if the actual prepayments during a particular period exceed the expected prepayments, the amount of OID accrued in that period will be greater than the amount of OID that would accrue if prepayments during that period equaled the amount expected. Similarly, if the actual prepayments during a particular period are less than the expected prepayments, the amount of OID accrued in that period will be less than the amount of OID that would accrue if prepayments during that period equaled the amount expected (but in no case less than zero). The OID rules provide that the expected rate of prepayments to be used for these computations be determined as prescribed by regulations which have not yet been issued. The legislative history to these rules provides, however, that the regulations should require that the rate used be the prepayment assumption that is used in determining the initial offering price of the REMIC Regular Certificates the ("Prepayment Assumption"). The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. However, neither the Depositor, the trustee nor the master servicer or central servicer will make any representation that the REMIC Regular Certificates will in fact prepay at the Prepayment Assumption or at any other rate. The OID rules applicable to REMIC Regular Certificates are very complex and are subject to uncertainties due to the absence of applicable authority; thus, holders are urged to consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of the REMIC Regular Certificates.


      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The "stated redemption price at maturity" of a REMIC Regular Certificate includes the original principal amount of the certificate and all other payments on the certificate other than payments that constitute "qualified stated interest." "Qualified stated interest" generally means interest at a single fixed rate or qualified variable rate (as described below) that is unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is treated as payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period may be added to the certificate's stated redemption price at maturity. The "issue price" of a REMIC Regular Certificate of a particular class is generally the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers).

      Under a "de minimis" rule, OID on a REMIC Regular Certificate will generally be considered to be zero if the OID calculated as described above is less than 0.25% of the stated redemption price at maturity of the certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of such distribution and the denominator of which is the stated redemption price at maturity of the certificate). Although not entirely clear, it appears that the schedule of such distributions should be determined taking into account the Prepayment Assumption. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset.


      Generally, a holder of a REMIC Regular Certificate must include in gross income the "daily portions," as determined below, of the OID that accrues on such certificate for each day such holder holds the certificate. "Daily portions" are generally computed by determining the amount of OID accruing during each "accrual period" and then dividing such amount by the number of days in such accrual period. An "accrual period" is generally the period of time between payment dates on the REMIC Regular Certificate. The amount of OID that accrues in any accrual period is generally determined by (a) adding (i) the present value at the end of the accrual period of all remaining payments to be received on the certificate (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificate and taking into account the Prepayment Assumption) and (ii) any payments received during such accrual period that were included in the stated redemption price at maturity, and (b) subtracting from that sum the "adjusted issue price" of the certificate at the beginning of such accrual period. The "yield to maturity" of a REMIC Regular Certificate is generally the interest rate that, when used to compute the present values of all the payments due under the certificate as of its issue date (taking the Prepayment Assumption into account), causes the sum of such present values to equal the issue price of such certificate. The "adjusted issue price" of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period, plus the amount of OID accrued during such accrual period, and minus the amount of any payments made on the certificate during such accrual period, other than any payment of qualified stated interest. As noted above, the calculation of OID under this method will cause the accrual of OID with respect to a particular accrual period either to increase or decrease (but never below zero) relative to the certificate's original yield to maturity to reflect prepayments during such accrual period that exceeded or were less than the Prepayment Assumption.

      Certain REMIC Regular Certificates may be issued at prices significantly exceeding their principal amounts or based on notional principal balances (e.g., so-called "interest-only" or "I/O" strips). The income tax treatment of such certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such certificates is the sum of all payments to be made on such certificates determined taking the Prepayment Assumption into account, with the result that such certificates would be treated as issued with OID. The calculation of income in this manner could result in negative OID when prepayments on the Qualified Assets occur faster than the Prepayment Assumption; however negative OID is not deductible in the period accrued, but should be allowed as an offset to future accruals of positive OID. Alternatively, it is possible that the stated redemption price at maturity of these certificates should be limited to their stated principal amount, so that such REMIC Regular Certificates would be considered to be issued at a premium. In such case, the rules described below under "Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis in a REMIC Regular Certificate described in this paragraph; it is possible that a loss may only be claimed when the remaining basis in the certificate exceeds the maximum amount of future payments to be received on the certificate, assuming no further prepayments, or perhaps only when the final payment is received with respect to such certificate.

      Certain REMIC Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide that interest based on certain kinds of variable rates will constitute qualified stated interest; thus certificates that bear interest at one of these kinds of variable rates would not have OID (unless the certificates were issued at a discount from their principal amount). However, a certificate that bears interest based on a variable rate that does not constitute qualified stated interest would have OID, because all such interest would be included in the certificate's stated redemption price at maturity. The prospectus supplement with respect to an issuance of REMIC Regular Certificates that bear interest at a variable rate will indicate whether such interest will be treated as qualified stated interest.


      Market Discount. A holder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with OID, at a purchase price less than its adjusted issue price, will be required to include as ordinary income a portion of such market discount upon the receipt of any distribution of an amount included in such certificate's stated redemption price at maturity. Under the market discount rules, each such distribution is treated as ordinary income up to the amount of market discount accrued (and not previously included) as of the date of such distribution. Upon disposition of a REMIC Regular Certificate, holders are required to treat any gain recognized as ordinary income to the extent of the market discount accrued as of the date of disposition. Holders may elect to include market discount in income currently as it accrues rather than including it on the deferred basis described above. If made, such election will apply to all market discount bonds (i.e., not only to REMIC interests) acquired by such holder during the year in which such election is made and in all subsequent years.

      The method of accruing market discount in the case of REMIC Regular Certificates is not entirely clear. The Internal Revenue Code grants the Treasury Department authority to issue regulations providing for the method of accruing market discount on debt instruments, such as the REMIC Regular Certificates, the principal of which is payable in more than one installment. Since the Treasury Department has not yet issued those regulations, rules described in the relevant legislative history should apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield method or according to one of the following methods: (a) in the case of a REMIC Regular Certificate issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period; or
(b) in the case of a REMIC Regular Certificate not issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. The calculation of accrued market discount under any of the above methods will be made taking into account the same Prepayment Assumption applicable to the calculation of the accrual of OID, as described above. Because the regulations implementing these rules have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      A holder who acquires a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such certificate, unless the holder makes the election described above to include market discount currently as it accrues. Holders that incur or continue indebtedness to purchase or carry their REMIC Regular Certificates should consult their tax advisors as to the proper application of this rule.

      If the amount of market discount on a REMIC Regular Certificate is less than a de minimis amount equal to 0.25% of the certificate's remaining stated redemption price at maturity multiplied by the weighted average remaining maturity of the certificate, the market discount on that certificate will not be subject to the rules described above. Although not entirely clear, it appears that the computation of the de minimis amount should be made taking the Prepayment Assumption into account. De minimis market discount should be allocated among the distributions representing stated redemption price at maturity of the certificate, and the allocable portion of the market discount should be included in income at the time each such distribution is made or is due.

      Treasury regulations implementing the market discount rules have not yet been issued; therefore, holders are urged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under these rules.


      Premium. In the event a holder acquires an interest in a REMIC Regular Certificate at an acquisition premium, i.e., for an amount greater than the certificate's then adjusted issue price but less than its then remaining stated redemption price at maturity, the holder will be entitled to offset a portion of the OID that accrues in each subsequent accrual period by a portion of that excess.

      In the event a holder acquires a REMIC Regular Certificate at a premium (i.e., for an amount greater than its then remaining stated redemption price at maturity), the holder may elect to amortize such premium under a constant yield method. Amortized premium under these rules will be treated as an offset to interest income on such certificate, and the tax basis of the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. A holder that elects to amortize premium under these rules will be deemed to have made an election to amortize premium with respect to all debt instruments (i.e., not only with respect to REMIC interests) having amortizable bond premium that such holder holds during the year of the election or acquires thereafter.

      Because of the absence of applicable regulations, it is not clear whether, and if so, how, the Prepayment Assumption should be taken into account in computing the amortization of premium under these rules. However, the applicable legislative history generally states that the same rules that apply to the accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates, without regard to whether such certificates have OID) will also apply in amortizing bond premium under these rules.

      Election to Treat All Interest as OID. The OID Regulations permit a holder of a REMIC Regular Certificate to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the holder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium on a constant yield method with respect to all debt instruments having amortizable bond premium that such holder owns in the year of the election or thereafter acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.


      Sale or Other Disposition of a REMIC Regular Certificate. If a REMIC Regular Certificate is sold, exchanged, redeemed or otherwise disposed of, the seller will recognize gain or loss equal to the difference between the amount received on the sale or other disposition and the seller's adjusted tax basis in the certificate. Such adjusted basis generally will equal the initial cost of the certificate to the seller, increased by any OID and market discount previously included in the seller's gross income with respect to the certificate, and reduced (but not below zero) by payments previously received by the seller of amounts included in the certificate's stated redemption price at maturity and by any amortized premium previously recognized by the seller. A holder who receives a final payment on a REMIC Regular Certificate that is less than the holder's adjusted tax basis in the certificate will generally be entitled to recognize a loss. Except as provided in the following paragraphs and as provided under " Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a capital asset.

      Gain from the sale or other disposition of a REMIC Regular Certificate that would otherwise be treated as capital gain will instead be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate" as defined in section 1274(d) of the Internal Revenue Code (generally, an average of current yields on Treasury securities of comparable maturity), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      Non-Interest Expenses of the REMIC. As discussed in more detail below under " b. Taxation of Holders of REMIC Residual Certificates - Pass-Through of Non-Interest Expenses of the REMIC," if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those holders of REMIC Regular Certificates that are individuals or "pass-through interest holders." Holders that are individuals or pass-through interest holders should consult their tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates.

      Prepayment Premiums and Yield Maintenance Charges. Because of the absence of clear authority, it is uncertain whether the portion of any prepayment premium or yield maintenance charge received by any holder should be treated as capital gain (assuming a certificate is held as a capital asset) or as ordinary income. Holders should consult their tax advisors regarding the taxable status of such amounts.

      Non-U.S. Persons. Generally, a holder that is not a U.S. Person (as defined above under " Grantor Trust Funds d. Non-U.S. Persons") and for which income derived from a REMIC Regular Certificate would not be effectively connected with the conduct of a U.S. trade or business will not be subject to U.S. federal income or withholding tax in respect of distributions on a REMIC Regular Certificate, provided that such holder complies with certain identification requirements (including delivery of a statement, signed by the holder under penalties of perjury, certifying that such holder is not a U.S. Person and providing the name and address of such holder). This rule may not apply to a holder that owns, directly or indirectly, a 10% or greater interest in the REMIC Residual Certificates. If a holder of a REMIC Regular Certificate is not exempt from U.S. tax as described above, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. Holders of REMIC Regular Certificates that also own REMIC Residual Certificates and are not U.S. Persons should consult their tax advisors as to whether distributions to them from the REMIC are exempt from U.S. federal income tax.

      A REMIC Regular Certificate held by a nonresident alien individual for whom distributions on such certificate would be exempt from tax as described in the preceding paragraph will not be included in the U.S. estate of such holder.

      As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective non-U.S. Persons who own interests in mortgage loans are strongly encouraged to consult their own tax advisors with respect to the New Withholding Regulations.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person or entity who held a REMIC Regular Certificate at any time during such year, such information as may be required by applicable rules to assist such holders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such certificates on behalf of beneficial owners. In particular, such information will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      b.    Taxation of Holders of REMIC Residual Certificates

      Holders of REMIC Residual Certificates will be subject to rules, described below, that differ from those that would apply if such holders were treated as owning undivided interests in the Qualified Assets held by the REMIC or as owning debt instruments issued by the REMIC. The rules applicable to holders of REMIC Residual Certificates are very complex; such holders are urged to consult their tax advisors before making an investment in REMIC Residual Certificates.


      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC itself will not be subject to federal income tax, except as described below with respect to "prohibited transactions" and certain other transactions. See " e. Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate is required to report its share of the taxable income, or subject to the limitations described below, the net loss, of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. Such income or loss is treated as ordinary income or loss. The taxable income or loss of the REMIC for each day will be determined by allocating the taxable income or loss of the REMIC for each calendar quarter ratably to each day in the quarter. Such holder's share of the taxable income or loss of the REMIC for each day will be based on the proportion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income or loss of the REMIC will be determined under an accrual method and will be includible by the holder of a REMIC Residual Certificate without regard to the timing or amounts of cash distributions made to such holder by the REMIC. Ordinary income derived from REMIC Residual Certificates will be characterized as "portfolio income" for purposes of determining limitations on the deductibility by certain taxpayers of "passive losses."

      A holder of a REMIC Residual Certificate may be required to include taxable income from the certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on REMIC Regular Certificates (that is, a so-called "fast-pay, slow-pay" structure) may generate a mismatching of income and cash distributions (that is, "phantom income") to a holder of a REMIC Residual Certificate. Depending upon the structure of a particular transaction, phantom income may significantly reduce the after-tax yield of an investment in a REMIC Residual Certificate. Potential investors should consult their own tax advisors concerning the federal income tax treatment to them of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of the certificate.

      The legislative history to the REMIC rules indicates that certain adjustments may be appropriate to reduce (or increase) the income of a
subsequent   holder  of  a  REMIC  Residual   Certificate  that  purchased  such
certificate at a price greater than (or less than) the adjusted tax basis of such certificate in the hands of the previous holder of such certificate. No regulations have been issued providing for such adjustments. As a result, it is not clear whether such adjustments will in fact be permitted or required and, if so, how they would be made.

      The requirement that holders of REMIC Residual Certificates report their pro rata shares of the REMIC's taxable income or net loss will continue until there are no certificates of any class of the related series outstanding.

      Taxable Income of the REMIC. The taxable income of the REMIC will reflect a netting of the income from the Qualified Assets and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described below under " -Pass-Through of Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, with certain exceptions. The REMIC's gross income generally includes interest, original issue discount income and market discount income, if any, on the Qualified Loans, reduced by amortization of any premium on the Qualified Loans, plus income on reinvestment of cash flows and reserve assets, but does not include any income in respect of a prohibited transaction, as described below. The REMIC's deductions generally include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Qualified Loans, other administrative expenses of the REMIC and realized losses on the Qualified Loans. The REMIC will not be subject to the Internal Revenue Code section 67 limitation on deduction of servicing, administrative and other non-interest expenses (so-called "miscellaneous itemized deductions"), but holders who are individuals and who are allocated a share of such expenses will be subject to that limitation.


      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates. The issue price of the REMIC Residual Certificates will be determined under the general OID rules (or, if such certificates are not offered initially, will be the fair market value of such certificates). Such aggregate tax basis will be allocated among the Qualified Assets and other assets of the REMIC in proportion to their respective fair market values. A Qualified Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's initial tax
basis  therein  is  less  than  or  greater  than  its  adjusted   issue  price,
respectively. Any such discount (whether market discount or OID) will be includible in the REMIC's taxable income as it accrues under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect to amortize any premium on the Qualified Assets on a constant yield method. It is not clear whether the yield of a Qualified Asset would be calculated for this purpose based only on scheduled payments or by taking into account the Prepayment Assumption.

      The REMIC will be allowed a deduction for stated interest and OID on the REMIC Regular Certificates. OID deductions (including deductions for any de minimis OID that would not be includible as OID by the holders of REMIC Regular Certificates) will generally accrue in the same manner as described above with respect to REMIC Regular Certificates, except that no adjustments to OID deductions will be made to reflect the purchase of a REMIC Regular Certificate at an acquisition premium. If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price at maturity of such class, the net amount of interest deductions that will be allowed to the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of such excess that is considered to be amortized or repaid in such year.

      A holder of a REMIC Residual Certificate will not be permitted to amortize the cost of the certificate as an offset to such holder's share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss will be allocated among the holders of REMIC Residual Certificates in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted tax basis in such certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such holder to offset its share of the REMIC's taxable income in future periods, but not otherwise. The ability of holders of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which holders should consult their own tax advisors.


      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Internal Revenue Code as an "excess inclusion") for any calendar quarter may be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of the holder of the REMIC Residual Certificate,
(ii) will be treated as "unrelated business taxable income" within the meaning of Internal Revenue Code section 512 if the holder of the REMIC Residual Certificate is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a holder of a REMIC Residual Certificate that is not a U.S. Person.

      Except as discussed in the following paragraph, with respect to any holder of a REMIC Residual Certificate, the excess inclusion for any calendar quarter will be the excess, if any, of (i) the income allocable to such holder for that calendar quarter with respect to its REMIC Residual Certificate over (ii) the sum of the "daily accruals" for each day during the calendar quarter on which such holder holds such certificate. For this purpose, the "daily accruals" with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the certificate at the beginning of the calendar quarter and 120 percent of the "federal long-term rate" in effect at the time the certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of distributions made on the certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      As an exception to the general rule described above, the Treasury Department has authority to issue regulations, which regulations have not yet been issued, that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates in the aggregate are considered not to have "significant value." Applicable legislative history provides that for this purpose, REMIC Residual Certificates should be treated as having "significant value" if the certificates have an aggregate issue price that is at least equal to 2% of the aggregate issue price of all REMIC Residual Certificates and REMIC Regular Certificates with respect to the REMIC. It is impossible to predict whether any such regulations will be issued, and if so, how they will define "significant value" for purposes of this rule.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.


      Pass-through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single-class" REMIC, however, the expenses and a matching amount of additional income will be allocated among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder with respect to that day. In general terms, a "single-class" REMIC is a REMIC that either (i) would qualify, under existing regulations, as a grantor trust if it were not a REMIC (treating all interests in the REMIC as ownership interests, even if they are in fact classified as debt for federal income tax purposes) or (ii) is similar to a grantor trust and is structured with the principal purpose of avoiding the "single-class" REMIC rules.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a "pass-through interest holder" (as defined below) that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible, under Internal Revenue Code section 67, only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code section 68 provides that the amount of itemized deductions otherwise allowable to an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by holders of REMIC Residual Certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, a holder (other than a corporation) subject to the alternative minimum tax may not deduct any miscellaneous itemized deductions in determining such holder's alternative minimum taxable income, even though an amount equal to the amount of such deductions will be included in such holder's gross income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally includes entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Prospective investors that are individuals or other pass-through interest holders should consider the impact of these rules on them prior to making an investment in REMIC Regular Certificates or REMIC Residual Certificates.

      Mark-to-Market Rules. REMIC Residual Certificates are not subject to the mark-to-market rules and may not be marked-to-market.

      Distributions. In general, any distribution made with respect to a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted tax basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted tax basis, it will be treated as gain from the sale of the REMIC Residual Certificate.


      Amounts paid to holders of REMIC Residual Certificates that are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described above under " a. Taxation of Owners of REMIC Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18,1984. If the portfolio interest exemption is unavailable, distributions will be subject to United States withholding tax when made (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations, which regulations have not been issued, imposing withholding tax without regard to whether distributions are made, where necessary to prevent avoidance of tax. If the amounts distributed to holders of REMIC Residual Certificates that are not U.S. Persons are effectively connected with their conduct of a trade or business in the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts distributed will be subject to U.S. federal taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates to non-U.S. Persons, see "c. Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted tax basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted tax basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such holder, increased by the taxable income of the REMIC that was included in the income of such holder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such holder with respect to such REMIC Residual Certificate and by the distributions received with respect thereto by such holder. In general any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Internal Revenue Code section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Internal Revenue Code. In that event, any loss realized by the holder on the sale will not be deductible, but, instead, will increase such holder's adjusted tax basis in the newly acquired asset.

      Administrative Matters Applicable to Holders of REMIC Residual Certificates. Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the holders of REMIC Residual Certificates will be treated as the partners. Certain information will be furnished quarterly to each holder of a REMIC Residual Certificate who held a REMIC Residual Certificate on any day in the previous calendar quarter.


      Each holder of a REMIC Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

c.    Tax-Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below) and information necessary for the application of the tax described in this paragraph is made available by the REMIC. A tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax is relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. For this purpose, a "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income tax, unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (i) the amount of excess inclusions for the taxable year applicable to the interest held by the disqualified organization and (ii) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (A) a regulated investment company, real estate investment trust or common trust fund, (B) a partnership, trust or estate and (C) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee and/or the master servicer. The trustee and/or master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and
(ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC rules disregard, for federal income tax purposes, any transfer of a "noneconomic REMIC Residual Certificate" to a U.S. Person (or generally to a non-U.S. Person that holds the REMIC Residual Certificate in connection with a U.S. trade or business) unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "noneconomic REMIC Residual Certificate" is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance), unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax is treated as existing if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (A) the transferor conducted a reasonable investigation of the transferee and (B) the transferee acknowledges to the transferor that the REMIC Residual Certificate may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes as they become due. If a transfer of a noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.


      Non-U.S. Persons. The REMIC rules provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a non-U.S. Person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the trustee and/or the master servicer with a duly completed IRS Form 4224 and the trustee and/or master servicer consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions will be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any taxes which may be imposed on a pass-through entity.

      d.    Tax-Exempt Holders of REMIC Residual Certificates

      As noted above under " b. Taxation of Holders of REMIC Residual Certificates - Excess Inclusions," any holder of a REMIC Residual Certificate that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion.

      e.    Prohibited Transactions and Other Taxes

      The Internal Revenue Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a "prohibited transaction" includes the disposition of a Qualified Asset, the receipt of income from a source other than a Qualified Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments received on the Qualified Assets for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund that makes an election to be treated as a REMIC will accept contributions that would subject it to such tax.

      In addition, a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.


      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from (i) a breach of the related master servicer's, central servicer's, trustee's or Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such master servicer, central servicer, trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Qualified Loan, such tax will be borne by the Seller. In the event that the master servicer, central servicer, trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the trust fund for such series and will be covered under Farmer Mac's guarantee.

      f.    Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation,  within the meaning of section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of REMIC Regular Certificates and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If the adjusted tax basis in a REMIC Residual Certificate of a holder of a REMIC Residual Certificate exceeds the amount of cash distributed to such holder of a REMIC Residual Certificate in final liquidation of its interest, then it would appear that the holder of a REMIC Residual Certificate would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described under "Material Federal Income Tax Consequences," you should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of certificates. State, local and foreign income and other tax laws may differ substantially from federal law. The discussion under "Material Federal Income Tax Consequences" is not intended to describe any aspect of the income tax laws of any state, locality or foreign country.

                              ERISA CONSIDERATIONS

General

      This section summarizes some important issues under the Employee Retirement Income Security Act of 1974, as amended, which is known as ERISA, and the prohibited transaction provisions of section 4975 of the Internal Revenue Code that you should consider before purchasing any certificates.


      ERISA imposes restrictions on:

                 -employee benefit plans and other retirement arrangements
                  subject to ERISA ("Plans"), and

                 -persons who are parties in interest or disqualified persons with respect to those Plans.

Some employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code section 410(d)), are not subject to the requirements of ERISA. Assets of those plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. If the assets of a trust fund were deemed to be plan assets,

                 -the  prudence  standards  and other  provisions  of Title I of
                  ERISA applicable to investments by Plans and their fiduciaries would extend (as to all fiduciaries) to all assets of the trust fund, and

                 -transactions  involving  the  assets  of the  trust  fund  and parties in interest or disqualified persons with respect to such plans might be prohibited under ERISA section 406 and Internal Revenue Code section 4975 unless an exemption is applicable.

Under ERISA, parties in interest include, among others, fiduciaries, service providers and employers whose employees are covered by a Plan.

      A fiduciary with respect to a Plan is a person who:

            (1) exercises any discretionary authority or discretionary control respecting management of a Plan or exercises any authority or control respecting management or disposition of its assets,

            (2) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of such Plan, or has any authority or responsibility to do so, or

            (3) has any discretionary authority or discretionary responsibility in the administration of such Plan.

      In considering an investment in the certificates, a fiduciary should consider:

            (1) whether the investment is prudent and in accordance with the documents and instruments governing the Plan and is appropriate for the Plan in light of the Plan's investment portfolio taken as a whole,


            (2) whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of Title I of ERISA, and

            (3)  in the  case  of a Plan  described  in  Internal  Revenue  Code section 401(a) ("Qualified Plan") or an individual retirement account, or IRA, whether the investment will result in unrelated business taxable income to the Qualified Plan or IRA.

Plan Assets

      ERISA standards of conduct are imposed on parties, such as fiduciaries, who have authority to deal with "plan assets." The Department of Labor has issued final regulations defining plan assets in the context of plan investments in other entities ("Final Regulations"). The Final Regulations set forth the general rule that, when a Plan (which term shall include for purposes of this discussion Qualified Plans, IRAs and any other plan described in section 4975 of the Internal Revenue Code) invests in another entity, the Plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. The general rule does not apply, however, for a Plan's purchase and holding of "guaranteed governmental mortgage pool certificates." The Final Regulations provide that where a Plan acquires a guaranteed governmental mortgage pool certificate, the Plan's assets include the certificate and all of its rights with respect to such certificate under applicable law, but do not, solely by reason of the Plan's holding of such certificate, include any of the mortgages underlying such certificate. The term "guaranteed governmental mortgage pool certificate" is defined as a certificate backed by, or evidencing an interest in, specified mortgages or participation interests therein, and with respect to which interest and principal payable pursuant to the certificate are guaranteed by the United States or an agency or instrumentality thereof. The Department of Labor has advised Farmer Mac that the certificates satisfy the conditions set forth in the Final Regulations and thus qualify as "guaranteed governmental mortgage pool certificates." Accordingly, none of Farmer Mac, the trustee, the master servicer or any central servicer will be subject to ERISA standards of conduct in dealing with Qualified Loans, QMBS or other trust fund assets.

Prohibited Transactions

      A broad range of transactions between parties-in-interest and Plans are prohibited by ERISA. The acquisition of a certificate by a Plan subject to ERISA or any IRA or any other Plan subject to Internal Revenue Code section 4975 could, in some instances, result in prohibited transactions or other violations of the fiduciary responsibility provisions of ERISA and Internal Revenue Code section 4975. An exemption from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a certificate.

      For a particular Plan desiring to invest in the certificates, a prohibited transaction class exemption issued by the Department of Labor might apply as follows:


                 -PTCE 84-14 - Class Exemption for Plan Asset Transactions
                  Determined by Independent Qualified Professional Asset
                  Managers;

                 -PTCE 96-23 - Class Exemption for Plan Asset Transactions
                  Determined by In-House Asset Managers;

                 -PTCE 91-38 - Class Exemption for Certain Transactions
                  Involving Bank Collective Investment Funds;

                 -PTCE 90-1 - Class Exemption for Certain Transactions
                  Involving Insurance Company Pooled Separate Accounts; or

                 -PTCE  95-60  -  Class   Exemption  for  Certain   Transactions
                  Involving Insurance Company General Accounts.

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan desiring to invest in the certificates or, even if it were to apply, that the exemption would apply to all transactions involving the trust fund.

      Before purchasing any certificates in reliance on any of the above referenced class exemptions, a fiduciary of a Plan should itself confirm that the requirements set forth in such class exemptions would be satisfied.

      Special caution should be exercised before the assets of a Plan are used to purchase a certificate in circumstances where an affiliate of the Seller, the originator, the central servicer, the trustee or the borrower either:

            (1) has investment discretion with respect to the investment of such assets of such Plan or

            (2) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to such investment, and the potential consequences on their specific circumstances, prior to making an investment in the certificates. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan taking into consideration the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                LEGAL INVESTMENT

      The certificates will constitute securities guaranteed by Farmer Mac for purposes of Farmer Mac's charter. As such, the certificates will, by statute, be legal investments for any

                 -persons,
                 -trusts,
                 -corporations,
                 -partnerships,
                 -associations,
                 -business trusts, and
                 -business entities, including depository institutions, life insurance companies and pension funds

created pursuant to or existing under the laws of the United States or, except as indicated below, of any state, the District of Columbia and Puerto Rico to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under Farmer Mac's charter, if a state enacted legislation prior to January 6, 1996 specifically limiting the legal investment authority of any state-chartered entities with respect to Farmer Mac guaranteed securities, such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Farmer Mac is not aware of any state that has enacted such legislation prior to the deadline therefor in Farmer Mac's charter.

      Farmer Mac's charter thus allows federal savings and loan associations and federal savings banks to invest in Farmer Mac guaranteed securities without limitation as to the percentage of their assets represented thereby; federal credit unions to invest in Farmer Mac guaranteed securities without limitation as to percentage of capital and surplus, and allows national banks to purchase Farmer Mac guaranteed securities for their own account without regard to the limitation generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In addition, on July 9, 1990, the Comptroller of the Currency issued an interpretation that Farmer Mac guaranteed securities of the type offered hereby are eligible for dealing in and underwriting by national banks.

      Relevant regulatory authorities may impose administrative restrictions on investment in certificates with special characteristics, such as interest only and principal only certificates.

      You should consult you own legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

                             METHOD OF DISTRIBUTION

      The certificates offered by the related prospectus supplements may be:

            (1) issued to Sellers or originators in exchange for Qualified Loans or

            (2) sold either directly or to underwriters for immediate resale in a public offering.

The prospectus supplement for each series of certificates will set forth the method of distribution, and, in the case of any sale to underwriters, will additionally set forth the terms of the offering of the certificates of such series offered thereby, including:

                 -the name or names of the underwriters,

                 -the purchase price of the certificates,

                 -the proceeds from the sale, and

                 -in the  case of an  underwritten  fixed  price  offering,  the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers.

      The certificates of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent and such underwriters will be severally obligated to purchase all of the certificates of a series offered by the prospectus supplement for such series if any are purchased. If the certificates of a series are offered other than through underwriters, the prospectus supplement for such series will contain information regarding the nature of such offering and any agreements to be entered into with respect to the purchase of such certificates.

      The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be set forth in the prospectus supplement for such series.

      In addition to purchasing the certificates pursuant to the underwriting agreements among Farmer Mac, Farmer Mac Mortgage Securities Corporation, as depositor, and the appropriate underwriters, each underwriter named on the cover page of a prospectus supplement and their affiliates may be engaged in several ongoing business relationships with Farmer Mac.

      Each underwriting agreement provides that Farmer Mac and Farmer Mac Mortgage Securities Corporation will indemnify each underwriter named on the cover page of any prospectus supplement against certain civil liabilities under the Securities Act, or contribute to payments each such underwriter may be required to make in respect thereof.

                            INDEX OF PRINCIPAL TERMS

      Unless the context indicates otherwise, the following capitalized terms shall have the meanings set forth on the pages indicated below:

Accrual Certificates........................................................35
accrual period..........................................................63, 73
Accrued Certificate Interest................................................36
acquisition premium.........................................................65
adjusted issue price................................................63, 73, 81
Advance(s)..................................................................37
Agreements..................................................................43
Applicable Amount...........................................................82
Beneficial Owners...........................................................41
Book-Entry Certificates.....................................................35
Certificate Account.........................................................49
Certificate Account Deposit Date............................................49
Collection Account(s).......................................................19
Contributions Tax...........................................................86
CPR.........................................................................32
Cut-off Date................................................................24
daily accruals..............................................................81
Daily portions..........................................................63, 73
de minimis amount...........................................................63
Definitive Certificates.....................................................35
Depository..................................................................40
Determination Date..........................................................35
disqualified organization...................................................84
Eligible Depository.........................................................47
Eligible Investments........................................................47
excess servicing fee........................................................67
Fed System..................................................................40
federal long-term rate......................................................81
Final Regulations...........................................................89
Grantor Trust Certificates..................................................61
guaranteed governmental mortgage pool certificate...........................89
Guaranteed Loan.............................................................27
Guaranteed Portions.........................................................17
Holders of Book-Entry Certificates..........................................40
Indirect Participants.......................................................41
Insurance Proceeds..........................................................48
issue price.................................................................63
Liquidation Proceeds........................................................48
Mortgage Notes..............................................................56
Net income from foreclosure property........................................86
New Withholding Regulations.................................................70
noneconomic REMIC Residual Certificate......................................85
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OID.........................................................................61
OID Regulations.............................................................62
Owner.......................................................................27
Participants................................................................41
pass-through entity.........................................................84
pass-through interest holder................................................82 phantom income..............................................................79
Plan(s).....................................................................88
portfolio income............................................................79
Prepayment Assumption...................................................68, 72
Prepayment Assumption Rule..................................................63
prohibited transaction......................................................86
Prohibited Transactions Tax.................................................86
Purchase Price..............................................................46
QMBS........................................................................18
QMBS Agreement..............................................................25
QMBS Issuer.................................................................25
QMBS Servicer...............................................................25
QMBS Trustee................................................................25
Qualified Assets............................................................17
Qualified Loans.............................................................17
Qualified Plan..............................................................89
Qualified stated interest...................................................73
Record Date.................................................................35
Related Proceeds............................................................37
REMIC Certificates..........................................................71
REMIC Regular Certificates..................................................71
REMIC Residual Certificates.................................................71
REO Proceeds................................................................48
Sale Agreement..............................................................43
secured-creditor exemption..................................................58
Sellers.....................................................................21
Servicers...................................................................61
State Environmental Lien....................................................59
stated redemption price at maturity.....................................62, 72
Stripped Bond Certificates..................................................66
Stripped Coupon Certificates................................................66
Stripped Interest Certificates..............................................34
Stripped Principal Certificates.............................................34
System Institution..........................................................34
U.S. Person.................................................................70
Underlying QMBS.............................................................25
Unguaranteed Portion........................................................28
yield to maturity.......................................................63, 73

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                                   $9,613,602
                             Guaranteed Agricultural
                                 Mortgage-Backed
                                   Securities


                                   FARMER MAC


                              Federal Agricultural
                              Mortgage Corporation

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------




                                 August 30, 2000







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